                                                                    Exhibit 10.3

                                CREDIT AGREEMENT

                          dated as of November 17, 1999

                                      among


                         PNC BANK, NATIONAL ASSOCIATION,
                     as Administrative Agent for the Banks,


                            THE BANK OF NOVA SCOTIA,
                       as Syndication Agent for the Banks,


                           FIRST UNION NATIONAL BANK,
                      as Documentation Agent for the Banks,

                            THE CHASE MANHATTAN BANK
                       NATIONAL CITY BANK OF PENNSYLVANIA
                             SUN TRUST BANK, ATLANTA
                              THE BANK OF NEW YORK
                              BANK OF AMERICA, N.A.
                                   SUMMIT BANK
                                 COMERICA BANK,
                                  as Co-Agents

                             THE BANKS NAMED HEREIN,

                  THE BORROWERS FROM TIME TO TIME PARTY HERETO

                                       and

                             SLC TECHNOLOGIES, INC.,
                  as a Borrower and as Agent for the Borrowers

                  ---------------------------------------------

                             THE BANK OF NOVA SCOTIA

                                       and

                           PNC CAPITAL MARKETS, INC.,

                             as Joint Lead Arrangers

                  ---------------------------------------------

                                TABLE OF CONTENTS

ARTICLE I. DEFINITIONS............................................................................................2

       SECTION 1.1. Certain Defined Terms.........................................................................2
       SECTION 1.2. Accounting Terms.............................................................................27

ARTICLE II. THE LOANS............................................................................................27

       SECTION 2.1. The Loans ...................................................................................27
       SECTION 2.1A The Term Loan................................................................................28
       SECTION 2.2. The Revolving Credit.........................................................................29
       SECTION 2.3. Procedures for Advances under the Revolving Credit...........................................31
       SECTION 2.4. Reduction and Termination of the Commitments.................................................33
       SECTION 2.5. The Swing Line...............................................................................34
       SECTION 2.6. Optional Prepayment..........................................................................37
       SECTION 2.7. Interest ....................................................................................38
       SECTION 2.8. Interest After an Event of Default...........................................................41
       SECTION 2.9. Inability to Determine Interest Rate.........................................................41
       SECTION 2.10. Illegality .................................................................................42
       SECTION 2.11. Additional Costs............................................................................42
       SECTION 2.12. Foreign Taxes...............................................................................43
       SECTION 2.13. Funding Loss and Currency Hedge Indemnification.............................................44
       SECTION 2.14. Letter of Credit Cash Collateral Account....................................................45
       SECTION 2.15. Letters of Credit...........................................................................45
       SECTION 2.16. Closing Fee.................................................................................55
       SECTION 2.17. Administration Fee..........................................................................55
       SECTION 2.18. Ticking Fee and Commitment Fee..............................................................55
       SECTION 2.19. Calculations................................................................................56
       SECTION 2.20. Currency Provisions.........................................................................56
       SECTION 2.21. Judgment Currency...........................................................................58
       SECTION 2.22. Capital Adequacy............................................................................58
       SECTION 2.23. Usury ......................................................................................58
       SECTION 2.24. Payments ...................................................................................59
       SECTION 2.25. Payment Due on Non-Business Days............................................................60
       SECTION 2.26. Replacement of a Bank in Certain Circumstances..............................................60
       SECTION 2.27. Special Provisions Concerning Foreign Borrowers.............................................60
       SECTION 2.28. Withholding Taxes...........................................................................61
       SECTION 2.29. European Union..............................................................................61

ARTICLE III. CONDITIONS OF LENDING...............................................................................62

       SECTION 3.1. Conditions Precedent to the Initial Advance..................................................62
       SECTION 3.2. Conditions Precedent to All Advances.........................................................66
       SECTION 3.3. Conditions to Issuance of Letters of Credit..................................................67
       SECTION 3.4. Deemed Representations.......................................................................68

ARTICLE IV. REPRESENTATIONS AND WARRANTIES.......................................................................68

       SECTION 4.1. Organization, Good Standing and Qualification................................................68
       SECTION 4.2. Corporate Power and Authority; No Conflicts..................................................68
       SECTION 4.3. Legally Enforceable Agreements...............................................................69

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

       SECTION 4.4. Litigation ..................................................................................69
       SECTION 4.5. Financial Statements and Projections.........................................................69
       SECTION 4.6. Ownership and Liens..........................................................................71
       SECTION 4.7. No Negative Pledge...........................................................................71
       SECTION 4.8. Taxes .......................................................................................71
       SECTION 4.9. ERISA .......................................................................................71
       SECTION 4.10. Subsidiaries and Ownership of Stock.........................................................74
       SECTION 4.11. Credit Arrangements.........................................................................74
       SECTION 4.12. Operation of Business.......................................................................74
       SECTION 4.13. No Default on Outstanding Judgments or Orders...............................................74
       SECTION 4.14. No Defaults on Other Agreements.............................................................75
       SECTION 4.15. Labor Disputes, etc.........................................................................75
       SECTION 4.16. Governmental Regulation.....................................................................75
       SECTION 4.17. Partnerships................................................................................75
       SECTION 4.18. Environmental Matters.......................................................................75
       SECTION 4.19. Compliance with Laws........................................................................76
       SECTION 4.20. Regulations U and X.........................................................................77
       SECTION 4.21. Accuracy of Representations.................................................................77
       SECTION 4.22.  Solvency ..................................................................................77
       SECTION 4.23.  Year 2000 .................................................................................77
       SECTION 4.24.  Recapitalization Agreement.................................................................78
       SECTION 4.25. Survival of Representations.................................................................78

ARTICLE V. FINANCIAL COVENANTS AND DEBT AND LIEN RESTRICTIONS....................................................78

       SECTION 5.1. Net Worth ...................................................................................78
       SECTION 5.2. Leverage ....................................................................................79
       SECTION 5.3. Fixed Charge Coverage Ratio..................................................................79
       SECTION 5.4. Restrictions on Indebtedness.................................................................79
       SECTION 5.5. Liens .......................................................................................81

ARTICLE VI. AFFIRMATIVE COVENANTS................................................................................81

       SECTION 6.1. Maintenance of Existence.....................................................................81
       SECTION 6.2. Conduct of Business..........................................................................81
       SECTION 6.3. Maintenance of Properties, Trademarks, Patents, and Licenses.................................81
       SECTION 6.4. Maintenance of Records.......................................................................82
       SECTION 6.5. Maintenance of Insurance.....................................................................82
       SECTION 6.6. Compliance with Laws.........................................................................82
       SECTION 6.7. Right of Inspection..........................................................................82
       SECTION 6.8. Reporting Requirements.......................................................................82
       SECTION 6.9. Compliance with Environmental Laws...........................................................85
       SECTION 6.10. Use of Proceeds.............................................................................86
       SECTION 6.11. Taxes ......................................................................................86
       SECTION 6.12. ERISA ......................................................................................86
       SECTION 6.13. Incorporation of Terms and Conditions.......................................................88
       SECTION 6.14.  Future Subsidiaries........................................................................89

ARTICLE VII. NEGATIVE COVENANTS..................................................................................90

       SECTION 7.1. Investments .................................................................................90
       SECTION 7.2. Restricted Payments..........................................................................91
       SECTION 7.3. Sale of Assets...............................................................................92
       SECTION 7.4. Transactions with Affiliates.................................................................93

       SECTION 7.5. Mergers, Acquisitions, Etc...................................................................93
       SECTION 7.6. Transactions with Foreign Borrowers..........................................................94
       SECTION 7.7. Restrictive Agreements.......................................................................95

ARTICLE VIII. EVENTS OF DEFAULT..................................................................................96

       SECTION 8.1. Events of Default............................................................................96
       SECTION 8.2. Remedies; Application of Collections........................................................100

ARTICLE IX. THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT AND THE DOCUMENTATION
         AGENT; RELATIONS AMONG BANKS AND BORROWERS.............................................................101

       SECTION 9.1. Appointment, Powers and Immunities of Agent.................................................101
       SECTION 9.2. Reliance by Agent...........................................................................101
       SECTION 9.3. Defaults ...................................................................................102
       SECTION 9.4. Rights of Each Agent as a Bank..............................................................102
       SECTION 9.5. Indemnification of Each Agent...............................................................103
       SECTION 9.6. Documents ..................................................................................103
       SECTION 9.7. Non-Reliance on Agent and Other Banks.......................................................103
       SECTION 9.8. Failure of Agent to Act.....................................................................104
       SECTION 9.9. Resignation of Agent........................................................................104
       SECTION 9.10. Amendments Concerning Agency Function......................................................105
       SECTION 9.11. Liability of Agent.........................................................................105
       SECTION 9.12. Transfer of Agency Function................................................................105
       SECTION 9.13. Several Obligations and Rights of Banks....................................................105
       SECTION 9.14. Sharing of Payments Among Banks............................................................105

ARTICLE X. MISCELLANEOUS........................................................................................106

       SECTION 10.1. Amendments and Waivers.....................................................................106
       SECTION 10.2. Expenses...................................................................................106
       SECTION 10.3. Survival; Indemnification..................................................................107
       SECTION 10.4. Assignment; Participations.................................................................108
       SECTION 10.5. Certain Determinations.....................................................................109
       SECTION 10.6. Notices ...................................................................................109
       SECTION 10.7. Set-off ...................................................................................109
       SECTION 10.8. Jurisdiction; Immunities...................................................................110
       SECTION 10.9. Further Assurances.........................................................................111
       SECTION 10.10. Table of Contents; Headings...............................................................111
       SECTION 10.11. Severability..............................................................................111
       SECTION 10.12. Counterparts..............................................................................111
       SECTION 10.13. Integration...............................................................................111
       SECTION 10.14. Governing Law.............................................................................111
       SECTION 10.15. Appointment of the Company as Agent for the Borrowers.....................................111
       SECTION 10.16. Borrowers' Obligations....................................................................111



Exhibit 1.1A                  Counterpart Agreement
Exhibit 2.1                   The Loans
Exhibit 2.1A                  Form of Term Note
Exhibit 2.2                   Form of Revolving Credit Note
Exhibit 2.3                   Foreign Currency Lending Offices
Exhibit 2.5                   Form of Swing Line Note
Exhibit 6.8(d)                Form of Compliance Certificate
Exhibit 3.1(1)(i)             Form of Company Pledge Agreement
Exhibit 3.1(1)(j)-1           Form of Domestic Subsidiary Guaranty

Exhibit 3.1(l)(j)-2           Form of SLC BV Guaranty
Exhibit 3.1(1)(k)             Form of Subsidiary Pledge Agreement

Schedule 1                    Permitted Liens
Schedule 2                    Litigation
Schedule 3                    Financial Statement Notes
Schedule 4                    List of Defined Benefit Pension Plans, Defined Contribution Plans and Multiemployer Plans
Schedule 4.15                 Labor Disputes
Schedule 4.17                 Partnerships and Joint Ventures
Schedule 5                    List of Subsidiaries and Ownership of Parent
Schedule 6                    List of Credit Agreements
Schedule 7                    Environmental Disclosure
Schedule 8                    Certain Indebtedness

         CREDIT AGREEMENT dated as of November 17, 1999, among SLC TECHNOLOGIES, INC. ("SLC", the "Domestic Borrower" or the "Company" and which term includes, as of the date of consummation of the Merger referred to below, ITI Technologies, Inc., a Delaware corporation ("ITI")); the several banks listed on the signature pages hereto (individually a "Bank" and collectively the "Banks"); PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Banks (in such capacity, and any successor administrative agent shall hereinafter be referred to as, the "Administrative Agent"); THE BANK OF NOVA SCOTIA, as syndication agent for the Banks (in such capacity, and any successor syndication agent shall hereinafter be referred to as the "Syndication Agent"); and FIRST UNION NATIONAL BANK, as Documentation Agent (in such capacity, the "Documentation Agent").

                                   BACKGROUND

         BGP plans to acquire approximately 60-77% of the capital stock of ITI by merging (the "Merger") pursuant to an Agreement and Plan of Merger and Reorganization dated as of September 28, 1999 (the "Merger Agreement") the Company into ITI, with ITI being the surviving corporation. Pursuant to the Merger, (a) the Capital Stock of SLC will be converted into approximately 60-77% of the Capital Stock of ITI, depending on the results of the cash election referred to in the Merger Agreement, (b) the shareholders of ITI will have the option to receive $36.50 per share in cash for up to 50% of the outstanding Capital Stock of ITI (the "Cash Election Consideration"), and (c) ITI will expressly assume all obligations of the Company under this Agreement and the other Transaction Documents to which the Company is a party.

          The Borrowers have requested that the Banks provide the Term Loan, Revolving Credit and the Swing Line (these terms and certain other terms are defined in SECTION 1.1) to the Borrowers and the Banks severally have agreed to provide the Term Loan, Revolving Credit and/or the Swing Line on the terms and conditions herein contained. The Term Loan will be made available in a single borrowing to occur on the Initial Funding Date and will be used to fund the payment of a portion of the Cash Election Consideration. The Revolving Credit will be used for working capital and general corporate purposes, to fund the payment of a portion of the Cash Election Consideration and to refinance (the "Refinancing") existing debt. The Swing Line will be used for working capital and general corporate purposes.

         Although this Agreement provides in general that all of the Borrowers are jointly and severally liable for all Obligations as co-borrowers, the Company has advised the Banks that it would suffer certain unfavorable United States income tax consequences if Foreign Borrowers assume liability for Loans to the Domestic Borrower. Accordingly, the Banks have agreed to limit the liability of the Foreign Borrowers as described in SECTION 2.27, in order to provide the Company and all of its Domestic Subsidiaries the benefit of avoiding those tax consequences. The limitation on the liability of the Foreign Borrowers contained in SECTION 2.27 is not intended to limit the liability of the Company on account of Loans to Foreign Borrowers or the liability of SLC BV under the SLC BV Guaranty.

         NOW, THEREFORE, the parties agree as follows, intending to be legally bound.

                                   ARTICLE I.

                                   DEFINITIONS

         SECTION 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Accumulated Funding Deficiency" has the meaning given to such term in
Section 412(a) of the Code and Section 302(a) of ERISA.

         "Adjusted LIBOR" means LIBOR plus the Applicable Margin.

         "Administrative Agent" has the meaning given to such term in the introductory paragraph hereof.

         "Advance" has the meaning given to such term in SECTION 2.1.

         "Affected Bank" has the meaning given to such term in SECTION 2.26.

         "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. As used herein, the term "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. A Person (a) owning 5% or more of the equity or other beneficial interests of a specified Person or (b) which is a general partner of such specified Person shall be deemed to Control such specified Person.

         "Agent" or "Agents" means, individually or collectively, the Administrative Agent, the Syndication Agent and/or the Documentation Agent.

         "Agreement" means this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

         "Alternate Base Rate" means, from time to time, the greater of (a) the Prime Rate or (b) the Federal Funds Effective Rate plus 0.5% per annum, such rate to change the opening of business on the day of each change in the rate by which it is then determined.

         "Alternate Base Rate Loan" means the Revolving Credit Base Rate Tranche, Term Loan Base Rate Tranche or any Swing Line Loan when and to the extent the interest rate thereof is determined by reference to the Alternate Base Rate.

         "Amount of Unfunded Benefit Liabilities" has the meaning given to such term in Section 4001(a)(18) of ERISA but determined on the basis of the actuarial assumptions used by the respective enrolled actuaries for the Defined Benefit Pension Plans in the actuarial reports most recently prepared for such Defined Benefit Pension Plans provided such actuarial assumptions comply with the requirements of Section 4001(a)(18) of ERISA.

         "Applicable Margin" means, through the date (the "Grid Activation Date") which is 180 days after the Initial Funding Date, 1.50% per annum in the case of Eurodollar Loans and 0.50% per annum with respect to all Alternate Base Rate Loans, provided that after such date the foregoing shall continue in effect unless otherwise specified in accordance with the table and text below:

                                                           Then the Applicable Margin for

                                                              Alternate       Eurodollar
                                                              Base Rate       Loans
         If Leverage Ratio is:                                Loans is:       is:
         ---------------------                                ---------       ---
         3.00 or greater                                      0.75%           1.75%

         equal to or greater than
         2.50 but less than 3.00                              0.50%           1.50%

         less than 2.50                                       0.25%           1.25%

The calculation of the Applicable Margin pursuant to the above table shall be made quarterly, commencing with the most recent fiscal quarter ending prior to the Grid Activation Date, for the immediately preceding twelve month period, and shall be based upon the Consolidated balance sheet and income statement of the Borrowers for such period. In the event that the Applicable

Margin changes, such change shall become effective for all Revolving Credit Eurodollar Tranches, Revolving Credit Base Rate Tranches, Term Loan Eurodollar Tranches and Term Loan Base Rate Tranches then existing or thereafter made or converted, as of the first day of the month immediately following the month in which the Company's financial statements are delivered to the Administrative Agent. If the financial statements and Compliance Certificate delivered to the Agents pursuant to Section 6.8 for the most recent fiscal quarter ending prior to the Grid Activation Date disclose that the Leverage Ratio as of that date was equal to or exceeded 3.00 to 1.00, the Applicable Margin shall be increased, retroactive to the date the initial Loans are made, to correspond to the actual ratio. Any additional interest owing as a result of such increase shall be payable on demand to the extent the increase relates to any period for which interest shall have been previously paid, and otherwise on the next applicable Interest Payment Date. If the Company shall fail to deliver a Compliance Certificate within the number of days after the end of any fiscal quarter or year as required pursuant to Section 6.8 (without giving effect to any grace period), but shall thereafter deliver such Compliance Certificate, any increase (but not any decrease) in the Applicable Margin for Loans resulting from a change in the Leverage Ratio shall be retroactive to the first day of the month immediately following the month in which the Company's quarterly financial statements were required to be delivered to the Administrative Agent.

          "Asset Sale" means any sale, lease, transfer or other disposition of assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Subsidiaries, other than (a) dispositions of inventory in the ordinary course of business, (b) dispositions of surplus or obsolete inventory or equipment, waste or by-product material in the ordinary course of business and (c) dispositions of investments permitted under clause
(a), (b), (c) and (d) of SECTION 7.1.

         "Belgian Franc" means the lawful currency of the Kingdom of Belgium.

         "Berwind Family Member" means (1) any lineal descendant by birth or adoption of Charles G. Berwind or any spouse of such a descendant, (2) any trust all the beneficiaries of which are Persons described in clause (1), and (3) any corporation or partnership all the equity in which is owned, directly or indirectly, by one or more Persons described in clause (1) or (2); but the term does not include the Parent or any of its Subsidiaries.

         "BGP" means Berwind Group Partners, a Pennsylvania general partnership.

         "Borrower" means each of the Company and each other entity that from time to time becomes a Foreign Borrower.

         "Business Day" means a day other than a Saturday, Sunday or a legal holiday on which commercial banks are authorized or required to close under the laws of Pennsylvania or federal law.

         "Capital Expenditures" means for any period, the gross amount of additions during such period to the fixed assets, property, plant and equipment of the Company and its Subsidiaries, all as such additions would be reflected on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

         "Capital Stock" means, (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.


         "Cash Election Consideration" means the cash payable to ITI stockholders and holders of stock options pursuant to the Merger Agreement.

         "Cash Election Reduction Amount" means:

         (a) with respect to the Term Loan, the lesser of (1) $100,000,000 and
(2) the difference of (x) the amount which would be payable under the Merger Agreement as Cash Election Consideration if all shareholders and optionholders exercise the Cash Election less (y) the amount actually payable as Cash Election Consideration; and

                  (b) with respect to the Revolving Credit, the lesser of (1) $25,000,000 and (2) the difference, if positive, of (x) the amount in clause
(a)(2) above less (y) $100,000,000.

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended from time to time.

         "COBRA Violation" means any violation of the "continuation coverage requirements" for "group health plans" of former Section 162(k) of the Code (as in effect for tax years beginning on or before December 31, 1988) and of Section 4980B of the Code (as in effect for tax years beginning on or after January 1, 1989) and Part 6 of Subtitle B of Title I of ERISA.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations thereunder.

         "Combined" refers to the combination of the accounts of the SLC and its Subsidiaries and ITI and its Subsidiaries in accordance with GAAP, including principles of combination applied in a manner consistent with the application of such principles in the preparation of the audited financial statements mentioned in SECTION 4.5.

         "Commitment" has the meaning given to such term in SECTION 2.1.

         "Commitment Fee" has the meaning given to such term in SECTION 2.18.

         "Company" has the meaning given to such term in the introductory paragraph hereof (and includes from and after the Initial Funding Date, ITI as the survivor of the Merger).

         "Company Pledge Agreement" means the Pledge Agreement executed and delivered by the Company pursuant to Section 3.1(1)(i) substantially in the form of Exhibit 3.1(1)(i), as amended, supplemented, amended and restated or otherwise modified from time to time pursuant to the terms thereof.

         "Compliance Certificate" has the meaning given to such term in SECTION 6.8.

         "Consolidated" refers to the consolidation of the accounts of the Company and its Subsidiaries in accordance with GAAP, including principles of consolidation, applied in a manner consistent with the application of such principles in the preparation of the audited financial statements mentioned in
SECTION 4.5.

         "Consolidating" refers to the separate accounts of the Company and its Subsidiaries prepared in accordance with GAAP applied in a manner consistent with the application of such principles in preparing such accounts underlying the audited financial statements mentioned in SECTION 4.5.

         "Contingent Liabilities" means all liabilities that would, in accordance with GAAP, be classified as contingent liabilities.

         "Controlled Group" means a group of employers, of which any Borrower or any of its Subsidiaries is a member and which group constitutes:

                  (a) A controlled group of corporations (as defined in Section 414(b) of the Code);

                  (b) Trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) of the Code);

                  (c) Trades or businesses (whether or not incorporated) which constitute an affiliated service group (as defined in Section 414(m) of the Code); or

         (d) For purposes of Sections 414(m)(4) and 414(n)(3) of the Code, any other entity required to be aggregated with any Borrower pursuant to Section 414(o) of the Code.

         "Counterpart Agreement" means a Counterpart Agreement executed and delivered by a Foreign Subsidiary in order to become a Foreign Borrower, substantially in the form of Exhibit 1.1A, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with its terms.

         "Credit Party" means each Borrower and each Guarantor.

         "Default Rate" means the Alternate Base Rate plus 2%.

         "Defined Benefit Pension Plan" means a defined benefit pension plan (other than a Multiemployer Plan) as defined in Section 3(35) of ERISA which is maintained by any Borrower or any member of its Controlled Group.

         "Defined Contribution Plan" means an individual account plan as defined in Section 3(34) of ERISA which is maintained by any Borrower or any member of its Controlled Group.

         "Deutsche Mark" means the lawful currency of the Federal Republic of Germany.

         "Documentation Agent" has the meaning given to such term in the introductory paragraph hereof.

         "Dollars", "U.S. Dollars" and the symbols "$" and "U.S.$" mean lawful currency of the United States of America.

         "Domestic" when used with reference to a Subsidiary, means a Subsidiary organized under the laws of the United States of America, a state thereof, the District of Columbia, Puerto Rico, or the United States Virgin Islands.

         "Domestic Borrower" means the Company.

         "Domestic Subsidiary Guarantor" means, on the Initial Funding Date, each Domestic Subsidiary of the Company and thereafter, each Subsidiary of the Company that is required, pursuant to SECTION 6.14, to execute and deliver a supplement to the Domestic Subsidiary Guaranty.

         "Domestic Subsidiary Guaranty" means the Guaranty executed and delivered by each Domestic Subsidiary pursuant to the terms of this Agreement, substantially in the form of Exhibit 3.1(1)(j)-1, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with its terms.

         "Dutch Guilder" means the lawful currency of the Kingdom of the Netherlands.

         "EBITDA" means Net Income (less extraordinary non-cash income plus extraordinary non-cash expenses) plus, to the extent deducted in determining Net Income, income tax expense, Interest Expense, depreciation expense and amortization expense, all as calculated on a rolling four quarter basis for the Company and its Subsidiaries on a Consolidated basis. If any of such rolling four quarters shall commence prior to the Merger Date, EBITDA shall be computed as if the Merger had occurred on the first day of the first of such quarters. EBITDA shall be adjusted as follows (but only to the extent the following amounts were otherwise taken into account in determining EBITDA): (a) for any fiscal quarter ended on or prior to the Merger Date, EBITDA shall be increased by management fees and foreign sales commissions actually paid to Affiliates of SLC in the ordinary course of business for each such fiscal quarter, (b) for the fiscal quarter ended June 30, 1999, EBITDA shall be increased by the $4,100,000 non-cash write-off taken by ITI in connection with the litigation against Pittway Corporation and its subsidiary, Ademco Distribution, Inc.; (c) EBITDA shall be increased for the fiscal quarter in which the Merger Date occurs, the amount, not to exceed $50,000,000 of the write down of in process research and development assets of the Company and its Subsidiaries on a Consolidated basis, and (d) EBITDA shall be increased by the amount (but not in excess of $6,000,000) of nonrecurring expenses for restructuring in excess of $4,000,000 included in the Company's Projections provided to the Agents on October 8, 1999, incurred on or before 365 days after the Merger Date.

         "Environmental Laws" refers to any and all applicable federal, state, local and foreign statutes, ordinances, regulations, and rules, standards and requirements of common law, whether now in force or as amended or enacted in the future, concerning or relating to the protection of health and the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations thereunder.

         "Euro" means the common currency of the European Union.

         "Eurocurrency Reserve Requirement" means for any day as applied to a LIBOR Loan or a Revolving Credit Foreign Currency Tranche, the aggregate of the rates (such aggregate being expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental

Authority having jurisdiction with respect thereto, as now and from time to time hereafter in effect) for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

         "Eurodollar Loan" means any Revolving Credit Eurodollar Tranche and Term Loan Eurodollar Tranche.

         "Event of Default" has the meaning given to such term in SECTION 8.1.

         "Exposure" means, as to any Bank at any time, an amount equal to the sum of (a) the aggregate principal amount of the Revolving Credit and the Term Loan made by such Bank outstanding at such time and (b) such Bank's share of the Letter of Credit Liability at such time.

         "Federal Funds Effective Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of Philadelphia for such day (or for any day that is not a Business Day, for the immediately preceding Business Day).

         "Fee Letter" means the letter dated September 28, 1999 among the Company, PNC Bank, National Association, PNC Capital Markets, Inc. and The Bank of Nova Scotia relating to, among other things, the payment of certain fees and expenses in connection with the transactions contemplated hereby.

         "Financial Statements" has the meaning given to such term in SECTION
4.5.

         "Fixed Charge Coverage Ratio" means at any time, the ratio of (a) EBITDA less Capital Expenditures (excluding Capital Expenditures financed through the incurrence of Indebtedness (other than the Loans) permitted under this Agreement) to (b) Fixed Charges, all as calculated on a rolling four quarter basis for the Company and its Subsidiaries on a Consolidated basis.

         "Fixed Charges" means the sum of, without duplication, (a) Interest Expense; (b) required amortization of Indebtedness including Indebtedness under capitalized leases (other than Indebtedness hereunder or under the other Loan Documents), determined on a consolidated basis in accordance with GAAP; (c) required amortization of the Term Loan pursuant to SECTION 2.1A; (d) Restricted Payments made pursuant to SECTION 7.2(C); and (e) consolidated cash income tax expense exclusive of any deferred portion thereof, all as calculated on a rolling four quarter basis for the Company and its Subsidiaries on a Consolidated basis. For purposes of computing the Interest Expense and tax expense components of Fixed Charges with respect the first, second, third and fourth fiscal quarters after the Merger Date, the amount of such component for four fiscal quarters ending with such fiscal quarter shall be the product of (x) the actual amount of such Interest Expense or taxes, as the case may be, from and including the Merger Date through the last date of such fiscal quarter times (y) a fraction, the numerator of which is 365 and the denominator of which is the number of days from and including the Merger Date through the last day of such fiscal quarter.

         "Foreign" when used with reference to a Borrower or Subsidiary means a Borrower or Subsidiary that is not the Domestic Borrower or a Domestic Subsidiary, respectively.

         "Foreign Borrower" means any Foreign Subsidiary if the following conditions shall have been satisfied:

                           (a) the Company shall have delivered to the Administrative Agent a certificate of an authorized officer of the Company (i) designating such Foreign Subsidiary as a Foreign Borrower and specifying the effective date of such designation and (ii) certifying that (X) the conditions precedent to such designation shall have been satisfied, (Y) the representations and warranties in Article IV are true and correct on such date as though made on and as of such date and (Z) no event has occurred and is continuing which constitutes an Incipient Default or an Event of Default,

                           (b) if the Foreign Borrower is not SLC BV, SLC BV shall have duly executed and delivered to the Administrative Agent a counterpart of the SLC BV Guaranty unless the Company shall have delivered to the Administrative Agent a certificate of the chief financial officer of the Company certifying that the guarantee thereunder is reasonably likely to result in material additional tax or similar liabilities of the Company and its Subsidiaries taken as a whole;

                           (c) the Foreign Borrower shall have executed and
delivered a Counterpart Agreement; and

                           (d) the Administrative Agent shall have received documents as to such Foreign Borrower comparable to those set forth in
         SECTION 3.1(1)(a) and, in the case of SLC BV as a Foreign Borrower or with respect to the SLC BV Guaranty in the case of any other Foreign Borrower, legal opinions as to such matters as it may request.

         "Foreign Currency" means Belgian Francs, Deutsche Marks, Dutch Guilders, French Francs, Italian Lira, Sterling and the Euro.

         "Foreign Currency Lending Office" means the office or branch of any Bank set forth on Exhibit 2.3 and designated by such Bank to receive notices in connection with Revolving Credit Foreign

Currency Tranches or Letters of Credit denominated in a Foreign Currency and to make Advances in Foreign Currencies.

         "Foreign Taxes" has the meaning given to such term in SECTION 2.12.

         "French Franc" means the lawful currency of the Republic of France.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Grid Activation Date" has the meaning given to such term in the definition of "Applicable Margin".

         "Guarantee" with respect to a Person means any direct or contingent liability of such Person for the obligations of any other Person, whether by guarantee, suretyship, assumption, endorsement (except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business), or otherwise, and includes any agreement by such Person to purchase any obligation, stock, asset, goods or services or to supply or advance any funds, asset, goods or services, and any agreement to maintain for such other Person or cause such other Person to maintain a minimum working capital, net worth or other financial measure, or otherwise (such as by "make-well," "keep-well" or similar undertakings) to assure any creditor of such other Person against loss; and the term, when used as a verb, has a correlative meaning.

         "Guarantor" means each Domestic Subsidiary Guarantor and, from and after the date of delivery of the SLC BV Guaranty, SLC BV.

         "Hazardous Substance" includes "hazardous substance" as defined in
Section 101(14) of CERCLA, 42 U.S.C. Section 9601(14); "hazardous waste" as defined under RCRA, 42 U.S.C. Section 6903(5); "regulated substance" as defined under RCRA, 42 U.S.C. Section 6991(2); and all substances, wastes or materials regulated under any of the Environmental Laws, including but not limited to gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls, and asbestos and asbestos-containing materials.

         "Incipient Default" means any event that would, with the passage of time or the giving of notice, or both, be an Event of Default.

         "Indebtedness" means and includes, with respect to any Person (a) items which in accordance with GAAP would be included on the liability side of a balance sheet on the date as of which Indebtedness is to be determined (excluding trade payables, customer deposits and accruals in the ordinary course of business, capital stock, surplus, surplus reserves and deferred credits), (b) all Guarantees and all other Contingent Liabilities, (c) all reimbursement obligations in respect of letters of credit, bank guarantees and the like, (d) all obligations secured by any Lien existing on any property (or interest in property) of such Person, whether or not such Person shall have assumed the obligations secured thereby and (e) all net liabilities under Interest Rate Protection Agreements.

         "Indemnified Parties" has the meaning given to such term in SECTION 10.3(d).

         "Initial Funding Date" means the date of the initial Loan hereunder, which shall be on or after the date on which the conditions to funding in
Article III are satisfied or waived pursuant to the provisions thereof.

         "Insignificant Domestic Subsidiary" means a Domestic Subsidiary which does not at any time after the Signing Date own assets with an aggregate book value in excess of $1,000,000; provided however, that no Domestic Subsidiary on the Signing Date may be an Insignificant Domestic Subsidiary and no group of Insignificant Domestic Subsidiaries may at any time after the Signing Date own assets with an aggregate book value in excess of $1,000,000. In the event any such group of Domestic Subsidiaries which, but for the foregoing proviso would constitute Insignificant Domestic Subsidiaries, does at any time own assets with an aggregate book value in excess of $1,000,000, none of such Domestic Subsidiaries shall be an Insignificant Domestic Subsidiary unless and until one or more of such Domestic Subsidiaries shall have become a Domestic Subsidiary Guarantor pursuant to Section 6.14 and the remaining Domestic Subsidiaries of such group own assets having an aggregate book value not in excess of $1,000,000.

         "Interest Expense" means for any period, the amount of interest expense deducted from earnings of the Company and its Subsidiaries on a Consolidated basis in determining Net Income for such period in accordance with GAAP.

         "Interest Payment Date" means, (a) as to the Revolving Credit Base Rate Tranche, the last day of each calendar quarter, commencing on the first of such days to occur after any Advance bearing interest at the Alternate Base Rate is made, (b) as to the Term Loan Base Rate Tranche, the last day of each calendar quarter, commencing on the first of such days to occur after the Initial Funding Date, and (c) as to any Eurodollar Loan or any Revolving Credit Foreign Currency Tranche, the last day of the applicable Interest Period, and for Interest Periods longer than three (3) months, each date which is three (3) months after the commencement of the Interest Period or the last Interest Payment Date during such Interest Period.

         "Interest Period" means, with respect to any Eurodollar Loan or Revolving Credit Foreign Currency Tranche:

                  (a) initially, the period commencing on the borrowing date (or, with respect to a Eurodollar Loan, the conversion date, as the case may be) with respect to such Eurodollar Loan or Revolving Credit Foreign Currency Tranche and ending one, two, three or six months thereafter as selected by the Company in its notice of borrowing as provided in SECTION 2.3; and

                  (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurodollar Loan or Revolving Credit Foreign Currency Tranche and ending one, two, three or six months thereafter as selected by the Company, provided that the Company has given its notice of continuation as provided in SECTION 2.7;

provided that, the foregoing provisions relating to Interest Periods are subject to the following:

                           (1) if any Interest Period pertaining to a Eurodollar
Loan or a Revolving Credit Foreign Currency Tranche would otherwise end on a day which is not a Working Day, such Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Working Day;

                           (2) if any Interest Period pertaining to a Eurodollar
Loan or a Revolving Credit Foreign Currency
Tranche begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), such Interest Period shall end on the last Working Day of a calendar month; and

                           (3) no Interest Period with respect to a Revolving
Credit Eurodollar Tranche or Revolving Credit Foreign Currency Tranche shall extend beyond the Termination Date.

         "Interest Rate Protection Agreements" means, with respect to any Person, any interest rate protection agreement or other interest rate hedging agreement or other similar agreement designed to protect such Person against fluctuations in interest rates.

         "Issuing Bank" means, with respect to any Letter of Credit, as selected by the Company, (a) PNC Bank, National Association, in its capacity as an issuing bank, (b) The Bank of Nova Scotia, in its capacity as an issuing bank or
(c) any successor issuing bank.

         "Italian Lira" means the lawful currency of the Republic of Italy.

         "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any federal, state or local government or political subdivision or agency thereof, or any court or similar entity established by any of the foregoing.

         "Letter of Credit" means one of the letters of credit issued by an Issuing Bank pursuant to SECTION 2.15.

         "Letter of Credit Cash Collateral Account" has the meaning given to such term in SECTION 2.14.

         "Letter of Credit Documents" means the documents and instruments required by the Issuing Bank to be executed by the Borrowers in connection with the issuance of Letters of Credit.

         "Letter of Credit Fee" has the meaning given to such term in SECTION 2.15.

         "Letter of Credit Liability" means, at any date of determination, the sum of the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit (including the Dollar equivalent of any Letter of Credit denominated in a Foreign Currency determined in accordance with SECTION 2.20) then outstanding plus the amount of all unreimbursed draws under any Letters of Credit (including the Dollar equivalent of any Letter of Credit denominated in a Foreign Currency determined in accordance with SECTION 2.20). For purposes hereof, Letters of Credit on which a draw has not been received shall be deemed outstanding until the earlier of (a) the date on which the Letter of Credit is returned to the applicable Issuing Bank, undrawn, for cancellation, or (b) that date which is thirty (30) Business Days after the expiration date thereof.

         "Letter of Credit Sublimit" means the least of (a) the aggregate Commitments, (b) Ten Million Dollars ($10,000,000.00) or (c) such lesser amount as reduced by the Borrowers pursuant to SECTION 2.4.

         "Leverage Ratio" means the ratio of Total Debt to EBITDA, each as calculated for the Company and its Subsidiaries on a Consolidated basis.

         "LIBOR Loan" means any Eurodollar Loan or any Revolving Credit Foreign Currency Tranche.

         "LIBOR" means, with respect to each Interest Period pertaining to a Eurodollar Loan or a Revolving Credit Foreign Currency Tranche, the rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) equal to the quotient of either:

                  (a) in the case of a Eurodollar Loan, the rate of interest per annum determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the rate quoted by Telerate Page 3750 as the London interbank offered rate at approximately 11:00 a.m., London time (or, if Telerate or its successor ceases to provide such quotes, a comparable replacement determined by the Administrative Agent), or

                  (b) in the case of a Revolving Credit Foreign Currency Advance, the rate quoted by Telerate Page 3750 (for Advances denominated in Deutsche Marks, Sterling or Euro) or the average of the rates quoted by the relevant Reference Banks (for Advances denominated in other Foreign Currencies) for deposits in the relevant Foreign Currency, two Working Days prior to the beginning of such Interest Period at approximately 9:00 a.m., New York City time, in each case for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount equal to the amount of such Loan, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Requirement on the day which is two Working Days prior to the beginning of such Interest Period.

         "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, conditional sale (or other title retention agreement), consignment, bailment for security purposes or financing lease. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property.

         "Loan" means any Advance, the Term Loan, any Swing Line Loan or any Letter of Credit.

         "Loans" means all Advances under the Revolving Credit, the Term Loan, all Letters of Credit and all Swing Line Loans.

         "Material Adverse Effect" means a material adverse effect on the business, assets, liabilities, financial condition or results of operations of ITI, SLC and their respective Subsidiaries taken as a whole or on the ability of the Credit Parties to perform their obligations under the Transaction Documents when taken as a whole.

         "Material Indebtedness" means Indebtedness of any Borrower or Borrowers or of any of their Subsidiaries (other than liabilities under this Agreement, the Notes or the other Transaction Documents), the principal amount of which exceeds $5,000,000.

         "Merger" has the meaning given to it in the recitals.

         "Merger Agreement" has the meaning given to it in the recitals.

         "Merger Date" means the effective date of the Merger, which date shall not be later than the Initial Funding Date.

         "Multiemployer Plan" has the meaning given to such term in Section 4001(a)(3) of ERISA.

         "Net Income" means gross revenues and other proper income credits, less all proper income charges, including taxes on income, all determined in accordance with GAAP.

         "Net Proceeds" means, with respect to any Asset Sale, the amount equal to (1) the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such sale or other disposition minus (2) the sum of (A) the principal amount of any Indebtedness which is secured by the asset that is the subject of such Asset Sale (other than Indebtedness assumed by the purchaser of such asset) and which is required to be, and is, repaid in connection with such Asset Sale or other disposition thereof (other than Indebtedness hereunder) and (B) the reasonable fees, commissions, income taxes and other out-of-pocket expenses incurred by the Company in connection with such Asset Sale other than to any Subsidiary or Affiliate thereof.

         "Net Worth" of a Person means shareholders' equity, determined in accordance with GAAP.

         "Notes" means, collectively, the Swing Line Note, the Term Loan Notes and the Revolving Credit Notes.

         "Obligations" shall mean and include all loans, advances, debts, liabilities, covenants and duties of any Borrower to the Banks arising under this Agreement or under any other Transaction Document, or obligations of any Borrower to any Bank arising from any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap, currency swap or any other similar transaction, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, guaranty, indemnification or in any other manner, whether primary, secondary, direct, indirect, absolute, contingent, related, unrelated, sole, joint or several (including those acquired by assignment), due or to become due, whether any of the foregoing is now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, and any other sums chargeable to the Borrowers under this Agreement or any other Transaction Document. The term also includes, without limitation, (a) all fees, costs and expenses of attorneys, including local counsel engaged by the Agents, and all fees, costs and expenses of paralegals and other staff employed by such attorneys; (b) all out-of-pocket expenses incurred by the Agents, or their agents or employees incurred with respect to the preparation and negotiation of this Agreement and the other Transaction Documents, the relationship created hereunder or thereunder, the administration, defense, enforcement or collection thereof, including, without limitation, search fees; and (c) any expenses relating to extensions, amendments, waivers or consents pursuant to the provisions of this Agreement, the other Transaction Documents and all expenses relating to agreements among the Banks and other creditors of the Company.

         "Parent" means the major stockholder of the Company which shall be on the Signing Date, BGP.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA or subject to Section 412 of the Code and maintained by any Borrower or any member of its Controlled Group.

         "Permitted Liens" means:

                  (a) Liens which are (1) presently outstanding and described on
Schedule 1, (2) outstanding on any fixed assets at the time such fixed assets are acquired by the Company or its Subsidiaries, or (3) outstanding on any fixed assets at the time the entity owning such fixed assets is acquired by a Borrower or its Subsidiary; provided, in the case of clauses (2) and (3), that such Lien was not created in contemplation of such acquisition and does not, as a result of such acquisition, extend to or cover any other property or assets;

                  (b) Liens in respect of any fixed asset (1) acquired by the Company or its Subsidiaries after the date hereof; or (2) owned or acquired by any entity which is acquired by the Company or any of its Subsidiaries after the date hereof; provided in either case, that such Lien does not, as a result of such acquisition, extend to or cover any other property or assets;

                  (c) Liens for taxes or assessments or other governmental charges or levies not due or, if due, if and to the extent that the amount, validity or applicability thereof shall currently be contested in good faith by appropriate proceedings by the owner of the property so charged and such owner shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by it to be adequate with respect thereto; pledges or deposits to secure obligations under workers' compensation laws or similar legislation, including liens of judgments thereunder which are not currently dischargeable; pledges or deposits to secure performance in connection with bids, tenders or contracts (other than contracts for the payment of money); deposits to secure public or statutory obligations incurred in the ordinary course of business; materialmen's, mechanics', carriers', workers', repairmen's or other like liens arising in the ordinary course of business, or deposits to obtain the release of such liens; deposits to secure or in lieu of surety, appeal or customs bonds; liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings and is covered by adequate reserves or insurance (as to which the carrier acknowledges liability); leases made as lessor (or existing on property acquired) in the ordinary course of business; landlords' liens under leases; and zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the operation of the business in which it is used or the value of such property for the purpose of such business;

                  (d) purchase-money mortgages, liens, pledges, charges or security interests, or other purchase-money encumbrances, created or existing at the time of acquisition or within 90 days thereafter, on fixed assets for the purpose of securing payment of not more than the purchase price of such fixed assets, provided that no such mortgage, lien, pledge, charge, security interest or other encumbrance shall extend to or cover any other property or assets;

                  (e) any mortgage, lien, pledge, charge, security interest or other encumbrance on fixed assets securing indebtedness incurred for the purpose of financing the improvement of or addition to fixed assets of a Borrower or its Subsidiary, such indebtedness not to exceed the value of such improvement or addition;

                  (f) any mortgage, lien, pledge, charge, security interest or other encumbrance on fixed assets in favor of any government agency or authority for the purpose of financing, through industrial revenue bonds or notes or similar instruments, the interest on which is exempt from federal income taxation, the construction, acquisition or purchase of fixed assets by a Borrower or its Subsidiary;

                  (g) any mortgage, lien, pledge, charge, security interest or other encumbrance securing indebtedness, incurred to refund other secured indebtedness secured by a Permitted Lien, and which, after being given effect, will not increase the aggregate secured indebtedness then outstanding nor encumber collateral other than that which had previously secured the refunded indebtedness;

                  (h) rights of set-off (whether contractual or by operation of law) of banks against funds or other assets of the Company or any of its Subsidiaries held by such banks from time to time; rights of set-off or liens against, or security interests in, funds or other assets of the Company or any of its Subsidiaries arising from contracts for foreign exchange; rights of set-off or liens against, or security interests in, funds or other assets of the Company or any of its Subsidiaries arising from commercial or standby letters of credit or applications therefor; but this shall not permit specific cash collateralization or an agreement to maintain deposits at a particular bank for the purpose of securing any foreign exchange or letter of credit obligations;

                  (i) Liens (but not Liens on property of the Domestic Borrower) securing Indebtedness permitted by SECTION 5.4(c);

                  (j) Liens securing Indebtedness permitted by SECTION 5.4(g);
and

                  (k) Liens securing the Obligations in accordance with SECTION 7.6(b).

         "Person" means any individual, partnership, corporation, business trust, joint-stock company, trust, unincorporated association, joint venture, court, government or political subdivision or agency thereof, or any other entity of whatever nature.

         "Plan" means an employee benefit plan as defined in Section 3(3) of ERISA which is either (a) maintained by any Borrower or any member of its Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which any Borrower or any member of its Controlled Group is then making or accruing an obligation to make contributions or has ever been obligated to make contributions.

         "Prime Rate" means, from time to time, the rate which the Administrative Agent announces from time to time as its prime lending rate, such rate to change at the opening of business on the day of each change in the prime rate. The rate announced by the Administrative Agent as its prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below such rate.

         "Pro Rata Share" of a Bank means such Bank's pro rata percentage, as set forth on Exhibit 2.1 hereof, of the Loans and of draws not reimbursed under Letters of Credit, as the context may require.

         "Prohibited Transaction" means a transaction described in Section 406 of ERISA or Section 4975(c) of the Code, other than (a) a transaction for which a statutory exception has been provided in Section 408 of ERISA or Section 4975(d) of the Code, or (b) a transaction for which an administrative exemption has been granted pursuant to Section 408(a) of ERISA and Section 4975(c)(2) of the Code.

         "Proscribed Activities" means (a) generating, manufacturing, refining, transporting, treating, storing, handling, disposing, transferring, producing, processing, recycling, or in any manner dealing with Hazardous Substances; (b) causing or permitting, as a result of any intentional or unintentional act or omission on the part of the Company or any of its Subsidiaries or any past or present occupant, or future occupant under any the Company's control, of any Real Property (whether owner, tenant, subtenant or other occupant), any installation or placement of Hazardous Substances in, on, under or about any Real Property or a release of any Hazardous Substance onto any Real Property or any other property; or (c) suffering the presence of Hazardous Substances in, on or under any Real Property.

         "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., as amended from time to time.

         "Real Property" means any real estate owned or occupied by the Company or any of its Subsidiaries or at which the Company or any of its Subsidiaries conducts business operations.

         "Reference Banks" means the New York offices of such leading banks in the relevant money market as the Administrative Agent shall from time to time select.

         "Refinancing" has the meaning given to it in the recitals.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time.

         "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time.

         "Reimbursement Date" has the meaning given to such term in SECTION 2.15(e).

         "Reorganization" has the meaning given to such term in Section 4241(a) of ERISA.

         "Reportable Event" has the meaning given to such term in Section 4043(b) of ERISA.

         "Required Banks" means those Banks which are then in compliance with their obligations hereunder holding not less than 51% of: (a) the outstanding Commitment of those Banks which are then in compliance with their obligations hereunder or (b) after the Termination Date, the outstanding principal balance of the Advances plus the Letter of Credit Liability.

         "Response", "Removal" and "Remedial Action" have the meanings given to such terms in Sections 101(23)-(25) of CERCLA, 42 U.S.C. Sections 9601(23)-(25), as amended by the Superfund Amendments and Reauthorization Act ("SARA"), 42 U.S.C. Sections 9601(23)-9601(25).

         "Revolving Credit" means the credit facilities being extended by the Banks to the Borrowers pursuant to SECTION 2.2.

         "Revolving Credit Banks" means the Banks committed to fund Advances under the Revolving Credit hereunder.

         "Revolving Credit Base Rate Tranche" means any portion of the Revolving Credit to which the Alternate Base Rate is applicable and denominated in Dollars.

         "Revolving Credit Eurodollar Tranche" means any portion of the Revolving Credit to which Adjusted LIBOR applies having the same Interest Period and not denominated in a Foreign Currency.

         "Revolving Credit Foreign Currency Tranche" means any Advance of the Revolving Credit to which Adjusted LIBOR applies having the same Interest Period and denominated in any Foreign Currency.

         "Revolving Credit Foreign Currency Tranche Sublimit" has the meaning given to such term in SECTION 2.2.

         "Revolving Credit Notes" has the meaning given to such term in SECTION
2.2 hereof.

         "Revolving Credit Tranche" means the Revolving Credit Base Rate Tranche, any Revolving Credit Eurodollar Tranche or any Revolving Credit Foreign Currency Tranche.

         "Signing Date" means the date this Agreement has been executed by the Borrowers, the Banks and the Agents.

         "SLC" has the meaning given to such term in the introductory paragraph hereof.

         "SLC BV" means SLC Technologies, B.V. a Netherlands corporation, and its permitted successors and assigns.

         "SLC BV Guaranty" means the Guaranty executed and delivered by SLC BV pursuant to the terms of this Agreement, substantially in the form of Exhibit 3.1(1)(j)-2, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with its terms.

         "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and
(d) such Person is not engaged in business or a transaction, and such Person is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Sterling" means the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

         "Subsidiary" of any Person means any corporation or other entity, a majority of the stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) of which is owned, directly or indirectly, by such Person.

         "Subsidiary Guaranty" means each of the Domestic Subsidiary Guaranty and the SLC BV Guaranty.

         "Subsidiary Pledge Agreement" means the Pledge Agreement executed and delivered by certain Subsidiaries of the Company pursuant to the terms of this Agreement, substantially in the form of Exhibit 3.1(1)(k), as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with its terms.

         "Substituted Bank" has the meaning given to such term in SECTION 2.26.

         "Supra Indebtedness" means Indebtedness of the Company arising out of the sale of receivables of the Supra Division by the Company with recourse (or Guarantees or other Contingent Liabilities of a similar nature with respect to such customer obligations) so long as such Indebtedness is owing to the buyer of such receivables.

         "Swing Line" has the meaning given such term in SECTION 2.5.

         "Swing Line Bank" means PNC Bank, National Association.

         "Swing Line Commitment" has the meaning given to such term in SECTION 2.1.

         "Swing Line Conversion Date" has the meaning given such term in SECTION 2.5.

         "Swing Line Loans" has the meaning given to such term in SECTION 2.1.

         "Swing Line Note" has the meaning given to such term in SECTION 2.5.

         "Syndication Agent" has the meaning given to such term in the introductory paragraph hereof.

         "Tax" means any income, stamp or other tax, levy, impost, duty, deduction, withholding or other charge imposed by any taxing authority, foreign and domestic.

         "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Deutsche Mark or Sterling deposits).

         "Term Loan" has the meaning given to such term in SECTION 2.1A(a).

         "Term Loan Amount" means the difference (but not less than $0) of (x) One Hundred Million Dollars ($100,000,000) less (y) the Cash Election Reduction Amount.

         "Term Loan Banks" means each Bank committed to fund the Term Loan hereunder.

         "Term Loan Base Rate Tranche" means any portion of the Term Loan to which the Alternate Base Rate is applicable.

         "Term Loan Commitment" has the meaning given to such term in SECTION 2.1A.

         "Term Loan Eurodollar Tranche" means any portion of the Term Loan to which Adjusted LIBOR applies having the same Interest Period.

         "Term Loan Notes" has the meaning given to such term in SECTION
2.1A(b).

         "Term Loan Tranche" means the Term Loan Base Rate Tranche or any Term Loan Eurodollar Tranche.

         "Termination Date" means the date on which the Commitments terminate pursuant to SECTION 2.4 or any other provision of this Agreement.

         "Ticking Fee" has the meaning given to such term in SECTION 2.18(a).

         "Total Debt" of a Person means without duplication, (a) borrowed money Indebtedness of that Person, including without limitation, capitalized lease obligations; (b) all reimbursement obligations in respect of letters of credit, bank guarantees and the like (exclusive of (1) bid, payment and performance bonds issued by an insurance company and (2) letters of credit and bank guarantees supporting (i) transactions in goods in the ordinary course of business and (ii) rental obligations under leases that are not required to be capitalized in accordance with GAAP) of that Person but only if such Indebtedness is not required to be reflected on a balance sheet of that Person in accordance with GAAP; (c) Guarantees of such Person of Indebtedness otherwise constituting Total Debt, whether or not required to be reflected on a balance sheet of that Person in accordance with GAAP, (d) all net liabilities under Interest Rate Protection Agreements and (e) Supra Indebtedness.

         "Transactions" means, collectively, the Merger, the Refinancing, the financing of the payment of the Cash Election Consideration as contemplated by the Merger Agreement and the Loans and Advances contemplated by this Agreement.

         "Transaction Documents" means this Agreement, the Revolving Credit Notes, the Swing Line Notes, the Term Loan Notes, the Company Pledge Agreement, each Subsidiary Guaranty, the Subsidiary Pledge Agreement, all documents executed in connection with any Letter of Credit and the other documents required by Article III hereof which are to be executed by any Borrower (alone or with others), all other documents, agreements, instruments, and certificates executed by any Borrower (alone or with others) pursuant hereto or in connection herewith, or which are otherwise contemplated hereby.

         "Unused Commitment" means, as to any Revolving Credit Bank, the amount of such Bank's Commitment (expressed in Dollars), less the sum of (without duplication) (a) the unpaid principal amount of Advances made by such Bank denominated in Dollars, (b) the equivalent in Dollars of the unpaid principal amount of Revolving Credit Foreign Currency Tranches made by such Bank, (c) such Bank's pro rata share of any outstanding Swing Line Loans, and (d) such Bank's pro rata share of the Letter of Credit Liability. For purposes of clause (b) of the preceding sentence, the equivalent in Dollars of (1) a Revolving Credit Foreign Currency Tranche, or (2) any repayment of principal of a Revolving Credit Foreign Currency Tranche shall be determined under SECTION 2.20, as of the day the Revolving Credit Foreign Currency Tranche was made. For purposes of clause (d) of the preceding sentence, the equivalent in Dollars of (A) any Letter of Credit denominated in a Foreign Currency, or (B) any reimbursement of a drawing under a Letter of Credit denominated in a Foreign Currency shall be determined under SECTION 2.20, as of the date of determination of Unused Commitments.

         "Waived Reportable Event" has the meaning given to such term in Section 6.12(b)

         "Withdrawal Liability" has the meaning given to such term in Section 4201 of ERISA.

         "Working Day" means any Business Day on which dealings in the interbank market between banks may be carried on in London, England and in Philadelphia, Pennsylvania, and, if in respect of a Revolving Credit Foreign Currency Tranche, at the place at which a Revolving Credit Foreign Currency Tranche is funded.

      SECTION 1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed, and all financial data submitted pursuant to this Agreement shall be prepared, in accordance with GAAP applied in a manner consistent with the application of GAAP in the preparation of the audited financial statements mentioned in SECTION 4.5.

                                   ARTICLE II.

                                    THE LOANS

      SECTION 2.1. The Loans. (a) Subject to the terms and conditions of this
Agreement:

                   (1) each Revolving Credit Bank, for itself only, agrees to make its portion of advances requested under the Revolving Credit to the Borrowers (including such sums deemed requested by the Borrowers pursuant to SECTION 2.5 OR 2.15 hereof) (each such advance under the Revolving Credit is hereinafter referred to as an "Advance"), from time to time during the period from the Initial Funding Date to and including the Termination Date, provided, that the aggregate outstanding principal amount of each Revolving Credit Bank's portion of the Advances under the Revolving Credit when added to such Revolving Credit Bank's participation in the Letter of Credit Liability at any time and such Bank's participation in the Swing Line Loans shall not exceed the amount set forth opposite such Bank's name under the heading "Revolving Credit" on
Exhibit 2.1 hereto, as such amount may be reduced pursuant to SECTION 2.4 hereof and subject to pro rata reduction by the Cash Election Reduction Amount (such respective amounts relating to the Revolving Credit being the "Commitment" of each Revolving Credit Bank); and

                   (2) the Swing Line Bank agrees to make Swing Line Loans (each such advance under the Swing Line is hereinafter referred to as a "Swing Line Loan"), from time to time during the period from the Initial Funding Date to and including the Termination Date, provided that the aggregate outstanding principal amount of the Swing Line Loans shall not exceed the amount set forth opposite such Bank's name under the heading "Swing Line" on Exhibit 2.1 hereto (such amount relating to the Swing Line being the "Swing Line Commitment" of the Swing Line Bank), provided further that in no event shall the Swing Line Commitment exceed the aggregate Commitments as reduced pursuant to SECTION 2.4.; and

                   (3) each Term Loan Bank, for itself only, agrees to make on the Initial Funding Date its portion of the Term Loan in the principal amount set forth opposite its name on Exhibit 2.1 hereto, subject to pro rata reduction by the Cash Election Reduction Amount (such respective amounts relating to the Term Loan being the "Term Loan Commitment" of each Term Loan Bank).

            (b) Each Advance of the Revolving Credit shall be from all of the Banks ratably according to their respective Commitments.

      SECTION 2.1A The Term Loan. (a) Subject to the terms and conditions of this Agreement, the Term Loan Banks severally agree to extend to the Borrower a term loan in the principal amount of the Term Loan Amount (the "Term Loan"). The Term Loan shall be advanced by the Term Loan Banks on the Initial Funding Date and shall be used by the Borrower for the purposes set forth in SECTION 6.10.

            (b) The obligation of the Borrower to repay the Term Loan shall, if requested by a Term Loan Bank, be evidenced by promissory notes of the Borrower dated the Initial Funding Date, each payable to the order of such Term Loan Bank in the principal amount equal to the amount set forth opposite such Bank's name with respect to the Term Loan on Exhibit 2.1 hereto and otherwise substantially in the form of Exhibit 2.1A attached hereto (the "Term Loan Notes"). The Borrower shall pay interest on the principal amount of the Term Loan outstanding from time to time at the interest rate applicable to each Term Loan Tranche in accordance with SECTION 2.7 hereof.

            (c) The Borrower shall repay the Term Loan in 20 consecutive quarterly installments payable on the last day of each fiscal quarter commencing on the last day (but not later than September 30, 2000) of the first full fiscal quarter ending after the Initial Funding Date, with the aggregate installments due on quarterly installment being equal to the percentage of the amount of the Term Loan made on the Initial Funding Date set forth below:

            Quarterly Installment                 Percentage
            ---------------------                 ----------
            1                                       2.50%
            2                                       2.50%
            3                                       2.50%
            4                                       2.50%
            5                                       3.75%
            6                                       3.75%
            7                                       3.75%
            8                                       3.75%
            9                                       5.00%
            10                                      5.00%
            11                                      5.00%
            12                                      5.00%
            13                                      6.25%
            14                                      6.25%
            15                                      6.25%
            16                                      6.25%
            17                                      7.50%

            18                                      7.50%
            19                                      7.50%
            Termination Date                        Remaining
                                                    outstanding
                                                    amount

            (d) The Term Notes shall also be subject to mandatory and optional prepayment as provided in SECTION 2.6. Any payments on the Term Loan (whether optional or mandatory) may not be reborrowed.

            (e) The Borrower shall pay interest on the principal amount of the Term Loan outstanding from time to time at the interest rate applicable to each Term Loan Tranche in accordance with SECTION 2.7. The Term Loan may from time to time be (1) Eurodollar Loans, (2) Alternate Base Rate Loans or (3) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with the terms hereof; provided that, no Term Loan shall be made as a Eurodollar Loan after the date that is one month prior to the Termination Date.

      SECTION 2.2. The Revolving Credit. (a) Subject to the terms and conditions set forth in this Agreement, each Revolving Credit Bank, for itself only, agrees to lend to the Borrowers from time to time during the period from the Initial Funding Date to but not including the Termination Date, such sums as the Borrowers may request provided, that (1) the aggregate outstanding principal amount thereof (including the Dollar equivalent of any Revolving Credit Foreign Currency Tranche determined in accordance with SECTION 2.20) shall not exceed at any time the amount set forth as such Revolving Credit Bank's Commitment, (2) the Dollar equivalent (determined in accordance with SECTION 2.20) of the aggregate outstanding principal amount of all Revolving Credit Foreign Currency Tranches shall not exceed $100,000,000 (the "Revolving Credit Foreign Currency Tranche Sublimit"), (3) the total outstanding principal under the Revolving Credit (including the Dollar equivalent of any Revolving Credit Foreign Currency Tranche determined in accordance with SECTION 2.20) when added to (A) the Letter of Credit Liability, and (B) the Swing Line Loans at any one time shall not exceed the aggregate Commitments of the Revolving Credit Banks, (4) the Letter of Credit Liability shall at no time exceed the Letter of Credit Sublimit and
(5) the total outstanding principal under the Revolving Credit (including the Dollar equivalent of any Revolving Credit Foreign Currency Tranche determined in accordance with SECTION 2.20) to all Foreign Borrowers when added to (A) the Letter of Credit Liability of all Foreign Borrowers, and (B) the aggregate Investments made pursuant to SECTION 7.6(b) shall not exceed $30,000,000 at any time. If at any time either (x) the Dollar equivalent (determined in accordance with SECTION 2.20) of the aggregate outstanding principal amount of all Revolving Credit Foreign Currency Tranches exceeds the Revolving Credit

Foreign Currency Tranche Sublimit, or (y) the sum of (i) the outstanding principal under the Revolving Credit (including the Dollar equivalent of any Revolving Credit Foreign Currency Tranche determined in accordance with SECTION 2.20) plus (ii) the Letter of Credit Liability plus (iii) the Swing Line Loans exceeds the aggregate Commitments of the Revolving Credit Banks, the Borrowers shall immediately repay the amount of the excess, together with accrued interest thereon and any amount which may be due pursuant to SECTION 2.13 on account of such payment. If at any time, the Dollar equivalent (determined in accordance with SECTION 2.20) of the aggregate outstanding principal amount of all Revolving Credit Foreign Currency Tranches shall exceed the Revolving Credit Foreign Currency Tranche Sublimit, the Borrowers shall immediately repay the amount of the excess, together with accrued interest thereon and any amount which may be due pursuant to SECTION 2.13 on account of such payment. If, at any time, the total outstanding principal under the Revolving Credit (including the Dollar equivalent of any Revolving Credit Foreign Currency Tranche determined in accordance with SECTION 2.20) to all Foreign Borrowers when added to (A) the Letter of Credit Liability of all Foreign Borrowers, and (B) the aggregate Investments made pursuant to SECTION 7.6(b) shall exceed $30,000,000, the Borrowers shall immediately repay the amount of the excess, together with accrued interest thereon and any amount which may be due pursuant to SECTION
2.13 on account of such payment. If, at any time, the aggregate Letter of Credit Liability exceeds the Letter of Credit Sublimit, the Borrowers shall pledge to the Administrative Agent for the benefit of the Banks cash collateral in an amount equal to the amount by which such Letter of Credit Liability exceeds the Letter of Credit Sublimit, which cash collateral shall be deposited and held in the Letter of Credit Cash Collateral Account. Notwithstanding the foregoing, any prepayment required under this Section 2.2 solely as a result of foreign currency fluctuations shall be required to be made only at the end of any applicable Interest Period and then only to the extent of the outstanding Revolving Credit Advances subject to such Interest Period. The Borrowers shall use the Revolving Credit for the purposes set forth in SECTION 6.10 hereof and for no other purposes.

            (b) The Borrowers shall pay interest on the principal amount of the Revolving Credit outstanding from time to time at the interest rate applicable to each Revolving Credit Tranche in accordance with SECTION 2.7 hereof. On the Termination Date, the Borrowers shall (1) repay in full (A) the aggregate principal amount of any and all Advances, (B) the amount of any drawings under Letters of Credit which have not been previously reimbursed by the Borrowers, and (C) all other amounts then outstanding hereunder, or under the Revolving Credit Notes, and (2) if there remain any unexpired Letters of Credit on such date, deposit into the Letter of Credit Cash Collateral Account an amount equal to such Letter of Credit Liability.

            (c) The joint and several obligation of the Borrowers to repay the Revolving Credit, subject to the limitations contained in SECTION 2.27 hereof with respect to the obligations of the Foreign Borrowers, shall be, if requested by a Revolving Credit Bank, evidenced by promissory notes of the Borrowers dated the date hereof, each payable to the order of such Revolving Credit Bank in a principal amount equal to the amount set forth opposite such Bank's name under the heading "Revolving Credit" on Exhibit 2.1 and otherwise substantially in the form of Exhibit 2.2 (the "Revolving Credit Notes").

            (d) Advances may be repaid, prepaid or reborrowed by the Borrowers from the Initial Funding Date to the Termination Date.

      SECTION 2.3. Procedures for Advances under the Revolving Credit. Each Advance shall be made in accordance with the following:

            (a) Each Advance to which Adjusted LIBOR is to apply shall be in an original principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or the Foreign Currency equivalent of such an amount, determined under SECTION 2.20). Each Advance to which the Alternate Base Rate is to apply shall be in an original principal amount which is an integral multiple of $1,000,000.

            (b) Each Foreign Borrower hereby irrevocably appoints the Company as its sole agent to request Advances hereunder. All such requests shall be made by the Company. Each Foreign Borrower shall be bound by all such requests by the Company hereunder and by all other action of any nature whatsoever taken by the Company on behalf of such Foreign Borrower hereunder or under any of the other Transaction Documents. The Company for itself or a Foreign Borrower may request any Advance to which the Alternate Base Rate applies to be made on any Business Day and may request any Advance to which Adjusted LIBOR is to apply to be made on any Working Day. Each such request shall be in writing (or by telephone promptly confirmed in writing) and delivered to the Administrative Agent not later than (1) 11:30 a.m., Philadelphia time, at least three Working Days prior to the date on which a Revolving Credit Eurodollar Tranche is to be made, (2) 11:30 a.m., Philadelphia time, at least four Working Days prior to the date on which a Revolving Credit Foreign Currency Tranche is to be made, and (3) 10:30 a.m., Philadelphia time, on the date on which an Advance to which the Alternate Base Rate applies is to be made, specifying in each case (A) the amount to be borrowed, (B) the requested borrowing date, (C) whether the Advance is to bear interest at the Alternate Base Rate or Adjusted LIBOR, (D) in the case of a Revolving Credit Foreign

Currency Tranche, the Foreign Currency in which it is to be made and (E) the length of the Interest Period for any Revolving Credit Eurodollar Tranche or Revolving Credit Foreign Currency Tranche. The request for such Advance shall be irrevocable.

            (c) The Administrative Agent shall provide each Revolving Credit Bank and, with respect to a Revolving Credit Foreign Currency Tranche, each Foreign Currency Lending Office listed on Exhibit 2.3 attached hereto with notice of its receipt of a request for an Advance in accordance with this Section on the same day of such receipt, not later than 1:00 p.m., Philadelphia time.

            (d) Each Revolving Credit Bank shall make available to the Administrative Agent, in immediately available funds, in Dollars, at the Administrative Agent's principal office, such Revolving Credit Bank's ratable share of each Advance to which the Alternate Base Rate applies and each Revolving Credit Eurodollar Tranche, not later than 3:00 p.m., Philadelphia time, on the date specified in the Company's request for such Advance. Subject to receipt by the Administrative Agent of each Revolving Credit Bank's ratable share of such Advance as aforesaid, and provided that all applicable conditions precedent contained in Article III hereof have been satisfied, the Administrative Agent shall, not later than 4:00 p.m., Philadelphia time, on such specified date, make such Advance by crediting the Company's deposit account with the Administrative Agent.

            (e) Each Revolving Credit Bank shall make available to the Administrative Agent, in immediately available funds, in the relevant Foreign Currency, at the European correspondent bank designated from time to time by the Administrative Agent, such Bank's ratable share of each Revolving Credit Foreign Currency Tranche, not later than 11:30 a.m., local time at the location of such correspondent, on the date specified in the Company's request for such Advance. Subject to receipt by the Administrative Agent's correspondent of each Revolving Credit Bank's ratable share of such Advance as aforesaid, and provided that all applicable conditions precedent contained in Article III hereof have been satisfied, the Administrative Agent shall instruct its correspondent to make the proceeds of such Advance available to the applicable Borrower. The Administrative Agent's correspondent shall make the proceeds of a Revolving Credit Foreign Currency Tranche available either by crediting an account of the Company maintained at such correspondent or, at the Company's election, by interbank transfer to an account of such Person with another bank as the Company specified in the request for such Advance.

            (f) Unless the Administrative Agent shall have been notified by a Revolving Credit Bank prior to the date any Advance to which the Alternate Base Rate, any Revolving Credit Eurodollar Tranche or any Revolving Credit Foreign Currency Tranche is to be made that such Revolving Credit Bank does not intend to make its share of such requested Advance available to the Administrative Agent, the Administrative Agent may assume that such Revolving Credit Bank has made such proceeds available to the Administrative Agent, or, in the case of a Revolving Credit Foreign Currency Tranche, to its correspondent, on such date, and the Administrative Agent may, in reliance upon such assumption (but shall not be obligated to), make available, or in the case of a Revolving Credit Foreign Currency Tranche, instruct its correspondent to make available, to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, or, in the case of a Revolving Credit Foreign Currency Tranche, to its correspondent, by such Bank on the date the Advance is made, the Administrative Agent shall be entitled to recover such amount on demand from such Revolving Credit Bank (or, if such Revolving Credit Bank fails to pay any such amount forthwith upon such demand, from the Borrowers, together with any payment otherwise required under SECTION 2.13) together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrowers and ending on (but excluding) the date the Administrative Agent recovers such amount, from such Bank, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time, and from the Borrowers, at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin as in effect from time to time or, with respect to Foreign Currency Tranches, at Adjusted LIBOR.

      SECTION 2.4.      Reduction and Termination of the Commitments.

            (a) The Borrowers may terminate the commitments in full at any time or reduce them ratably in part in an aggregate amount of Five Million Dollars ($5,000,000) or an integral multiple of One Million Dollars ($1,000,000) in excess thereof from time to time upon five (5) Business Days, prior written notice from the Company to the Administrative Agent; provided that, the Borrowers may not (1) terminate the Commitments pursuant to this subsection at any time that any Revolving Credit Foreign Currency Tranche or Revolving Credit Eurodollar Tranche is outstanding, (2) reduce the Commitments at any time below an amount which is the sum of the aggregate principal amount of outstanding Revolving Credit Foreign Currency Tranches and Revolving Credit Eurodollar Tranches plus the Letter of Credit Liability plus the Swing Line Loans, (3) while any Swing Line Loans remain outstanding, terminate the Commitments in whole or reduce the Commitments below the outstanding Swing Line Loans, and (4) while any Letters of Credit remain outstanding, terminate the Commitments in whole or reduce the Commitments below the aggregate amount of Letter of Credit Liability then outstanding other than as provided in (b) below. Upon the termination of the Commitments in whole, the Borrowers shall pay any accrued Commitment Fees and repay the aggregate principal amount of all Revolving Credit Tranches outstanding on such termination date together with interest thereon and any other sums due hereunder including, without limitation, under SECTION 2.13.

            (b) The Borrowers shall have the right to reduce the Letter of Credit Sublimit below the aggregate amount of the Letter of Credit Liability only upon the Borrowers' pledge of cash collateral in an amount equal to the amount by which such Letter of Credit Liability exceeds the Letter of Credit Sublimit as reduced. Such cash collateral shall be deposited in the Letter of Credit Cash Collateral Account.

            (c) If not sooner terminated pursuant to subsection (a) above, the Commitments shall terminate on the fifth anniversary of the Initial Funding Date (the "Termination Date").

            (d) Any reduction or termination of the Commitments and the Term Loan Commitments pursuant hereto shall be permanent and neither the Commitments nor the Term Loan Commitments can thereafter be increased or reinstated without the written consent of each Revolving Credit Bank and Term Loan Bank.

            (e) The Commitments and the Term Loan Commitments shall be reduced automatically on the Initial Funding Date by the Cash Election Reduction Amount applicable thereto.

      SECTION 2.5. The Swing Line. (a) Subject to the terms and conditions set forth in this Agreement, the Swing Line Bank agrees to lend to the Company from time to time during the period from the Initial Funding Date to but not including the Termination Date, such sums as the Company may request of up to the Swing Line Commitment (the "Swing Line") for periods of one (1) to seven (7) days provided, that (1) the aggregate outstanding principal amount of the Swing Line Bank's advances made under the Swing Line (the "Swing Line Loans") shall not exceed the amount set forth opposite such Bank's name under the heading "Swing Line" on Exhibit 2.1; (2) the aggregate outstanding principal amount of the Swing Line Loans plus the Swing Line Bank's portion of: (A) total Advances under the Revolving Credit (including the Dollar equivalent of any Revolving Credit Foreign Currency Tranche determined in accordance with SECTION 2.20) plus
(B) the Letter of Credit Liability shall not exceed the amount set forth opposite such Bank's name under the heading "Revolving Credit" on Exhibit 2.1 hereto; (3) the sum of (A) total Advances under the Revolving Credit (including the Dollar equivalent of any Revolving credit Foreign Currency Tranche determined in accordance with SECTION 2.20) and (B) the Letter of Credit Liability and (C) the Swing Line Loans at any one time shall not exceed the aggregate Commitments of the Revolving Credit Banks; and (4) the Swing Line Loans shall at no time exceed the Swing Line Commitment.

            (b) The Company may request a Swing Line Loan to be made on any Business Day. Each such request shall be in writing

(or by telephone promptly confirmed in writing) and delivered to the Swing Line Bank not later than 11:30 a.m., Philadelphia time on the Business Day such Swing Line Loan is to be made, specifying in each case (1) the amount to be borrowed,
(2) the requested borrowing date, (3) whether the interest rate applicable to such Swing Loan is to be: (A) the Alternate Base Rate or (B) an interest rate mutually agreed upon by the Swing Line Bank and the Company. The request for such Swing Line Loan shall be irrevocable. Provided that all applicable conditions precedent contained in Article III hereof have been satisfied, the Swing Line Bank shall, not later than 4:00 p.m., Philadelphia time, on such specified date, make such Swing Line Loan by crediting the Company's deposit account with the Administrative Agent.

            (c) The obligation of the Company to repay the Swing Line Loans shall be evidenced by a promissory note of the Company dated the Initial Funding Date, payable to the order of the Swing Line Bank in the principal amount of the Swing Line Commitment and substantially in the form of Exhibit 2.5 (the "Swing Line Note").

            (d) Interest shall accrue on the outstanding principal balance of the Swing Line Loans at the interest rate chosen by the Company in accordance with SECTION 2.5(b) and shall be payable upon repayment of each Swing Line Loan or on the applicable Swing Line Conversion Date.

            (e) Swing Line Loans shall be repaid on the earlier of (1) the Termination Date or (2) the seventh day after the date such Swing Line Loan was made (any such date being the "Swing Line Conversion Date"). Unless the Company shall have notified the Administrative Agent prior to 11:00 a.m., Philadelphia time, on such Swing Line Conversion Date that the Company intends to repay such Swing Line Loan with funds other than the proceeds of an Advance, the Company shall be deemed to have given notice to the Administrative Agent requesting the Revolving Credit Banks to make an Advance which shall earn interest at the Alternate Base Rate plus the Applicable Margin in accordance with SECTION 2.3 on the Swing Line Conversion Date in an aggregate amount equal to the amount of such Swing Line Loan plus interest thereon, and (A) subject to satisfaction or waiver of the conditions specified in SECTION 3.2, the Revolving Credit Banks shall, on the Swing Line Conversion Date, make an Advance, which shall earn interest at the Alternate Base Rate plus the Applicable Margin, in an aggregate amount equal to the amount of such Swing Line Loan plus interest thereon, the proceeds of which shall be applied directly by the Administrative Agent to repay the Swing Line Bank for such Swing Line Loan plus accrued interest thereon; and provided, further, that if for any reason the proceeds of such Advance are not received by the Swing Line Bank on the Swing Line Conversion Date in an aggregate amount equal to the amount of such Swing Line Loan plus accrued interest, the Company shall reimburse the

Swing Line Bank on the day immediately following the Swing Line Conversion Date, in same day funds, in an amount equal to the excess of the amount of such Swing Line Loan over the aggregate amount of such Advance, if any, received plus accrued interest thereon.

            (f) In the event that the Company shall fail to repay the Swing Line Bank as provided in SECTION 2.5(e) in an amount equal to the amount required under SECTION 2.5(e), the Administrative Agent shall promptly notify each Revolving Credit Bank of the unpaid amount of such Swing Line Loan and of such Bank's respective participation therein in an amount equal to such Revolving Credit Bank's pro rata share of such Swing Line Loan. Each Revolving Credit Bank shall make available to the Administrative Agent for payment to the Swing Line Bank an amount equal to its respective participation therein (including without limitation its pro rata share of accrued but unpaid interest thereon), in same day funds, at the office of the Administrative Agent specified in such notice, not later than 11:00 a.m., Philadelphia time, on the Business Day after the date the Administrative Agent notifies each Revolving Credit Bank. In the event that any Revolving Credit Bank fails to make available to the Administrative Agent the amount of such Bank's participation in such unpaid amount as provided herein, the Swing Line Bank shall be entitled to recover such amount on demand from such Bank together with interest thereon at a rate per annum equal to the Alternate Base Rate for each day during the period between the Swing Line Conversion Date and the date on which such Bank makes available its participation in such unpaid amount. The failure of any Revolving Credit Bank to make available to the Administrative Agent its pro rata share of any such unpaid amount shall not relieve any other Bank of its obligations hereunder to make available to the Administrative Agent its pro rata share of such unpaid amount on the Swing Line Conversion Date. The Administrative Agent shall distribute to each Revolving Credit Bank which has paid all amounts payable by it under this
SECTION 2.5(f) with respect to the unpaid amount of any Swing Line Loan, such Revolving Credit Bank's pro rata share of all payments received by the Administrative Agent from the Company in repayment of such Swing Line Loan when such payments are received. Notwithstanding anything to the contrary herein, each Revolving Credit Bank which has paid all amounts payable by it under this
SECTION 2.5(f) shall have a direct right to repayment of such amounts from the Company subject to the procedures for repaying Revolving Credit Banks set forth in this SECTION 2.5.

            (g) In the event the Borrowers terminate the Commitments in accordance with SECTION 2.4 hereof the Swing Line Commitment shall be terminated. In the event the Borrowers reduce the Commitments to less than the Swing Line Commitment, the Swing Line Commitment shall immediately be reduced to an amount equal to the Commitments. In the event the Borrowers reduce the Commitments to less than the outstanding Swing Line Loans, the Company shall immediately repay the amount by which the outstanding Swing Line Loans exceed the Swing Line Commitment as so reduced.

            (h) Swing Line Loans may be repaid, prepaid and reborrowed hereunder from the Initial Funding Date to the Termination Date.

            (i) At no time shall there be more than four outstanding Swing Line Loans.

            (j) Each Swing Line Loan shall be in an original principal amount of $200,000 or multiples of $100,000 in excess thereof.

      SECTION 2.6.      Optional and Mandatory Prepayment.

            (a) The Borrowers may, without premium, prepay the Revolving Credit Base Rate Tranche or Term Loan Base Rate Tranche in whole or in part at any time or from time to time upon one Business Day's prior written notice to the Administrative Agent.

            (b) The Borrowers may not prepay any Revolving Credit Foreign Currency Tranche, any Revolving Credit Eurodollar Tranche or any Term Loan Eurodollar Tranche except on the last day of an Interest Period applicable to such Advance unless the Borrowers give the Administrative Agent at least one Working Day's prior notice of the prepayment and any prepayment shall be subject to the payment of breakage costs under SECTION 2.13 hereof.

            (c) The Borrowers may prepay any Swing Line Loan at any time without premium or penalty, provided, however, that, if the Company prepays a Swing Line Loan which earns interest at a mutually agreed upon rate, the Borrowers may be required to pay breakage costs under SECTION 2.13 hereof.

            (d) Promptly upon receipt by the Company or any of its Subsidiaries of any Net Proceeds from an Asset Sale, the Company shall apply 100% of such Net Proceeds to the prepayment of the Term Loan and the Revolving Credit by paying such amounts to the Administrative Agent, on behalf of the Banks, provided that, in each fiscal year of the Company (1) the Company may retain up to $20,000,000 in the aggregate of Net Proceeds but only to the extent that such Net Proceeds are invested in capital assets used or useful in the business of the Company and its Subsidiaries (as such business is conducted on the Signing Date or any business reasonably incidental or ancillary thereto) or acquisitions permitted under SECTION 7.5 within 365 days of the Company's or such Subsidiary's receipt of such Net Proceeds and (2) the Company shall not be required to make any prepayments pursuant to this SECTION 2.6(d) until the Net Proceeds in the aggregate from Asset Sales in such fiscal year (including with respect to the fiscal year ending December 31, 2000, any such Net Proceeds received between the beginning of such fiscal year and the Initial Funding Date), exclusive of any Net Proceeds retained by the Company and its Subsidiaries pursuant to clause (1) above, shall equal or exceed $2,000,000, whereupon the amount of Net Proceeds that must be applied to the Term Loan and Advances pursuant to this paragraph shall equal 100% of all Net Proceeds in such fiscal year in excess of such $2,000,000; provided, further, that the amount of any Net Proceeds in respect of an Asset Sale that are required to be paid to the Administrative Agent pursuant to this SECTION 2.6(d) shall be reduced (and so the Company and its Subsidiaries, as applicable, may retain such portion of such Net Proceeds) by an amount equal to the amount of any voluntary prepayment of the Term Loan pursuant to SECTION 2.6(a) made by the Company in the fiscal year in which such Asset Sale occurred, but only to the extent that such voluntary prepayment has not previously reduced any payments due under this SECTION 2.6(d). The Company shall give the Administrative Agent at least one Business Day's prior written notice of each prepayment pursuant to this SECTION 2.6(d) setting forth the date and amount thereof.

            (e) Promptly upon receipt by the Company of any proceeds of Indebtedness incurred under SECTION 5.4(f), the Company shall apply 100% of such amount to the prepayment of the Term Loan and the Revolving Credit by paying such amounts to the Administrative Agent, on behalf of the Banks. The Company shall give the Administrative Agent at least one Business Day's prior written notice of each prepayment pursuant to this SECTION 2.6(e) setting forth the date and amount thereof.

            (f) Any prepayment of the Loans pursuant to SECTION 2.6(d) OR
SECTION 2.6(e) (1) shall be applied, first, pro rata to the remaining installments of principal due on the Term Loan and, second, to a repayment of the Advances (with a permanent reduction in the Commitments equal to such repayment), (2) shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment and (3) may not be reborrowed.

            (g) All prepayments under this SECTION 2.6 shall, to the extent possible and consistent with the application of such prepayment to the Term Loan or Advances, be applied first, to any Alternate Base Rate Loans then outstanding and the balance, if any, to Eurodollar Loans outstanding, with payments applied to Eurodollar Loans being applied in order of next maturing Interest Periods.

      SECTION 2.7. Interest. (a) Each Advance included in the Revolving Credit Base Rate Tranche shall bear interest for the period from and including the date advanced until repaid or converted to a Revolving Credit Eurodollar Tranche at an annual rate equal to the Alternate Base Rate plus the Applicable Margin. Each Term Loan included in the Term Loan Base Rate Tranche shall bear interest at an annual rate equal to the Alternate Base Rate plus the Applicable Margin.

            (b) Each Revolving Credit Eurodollar Tranche and each Revolving Credit Foreign Currency Tranche shall bear interest during each Interest Period applicable thereto on the unpaid principal balance thereof at a rate per annum equal to the LIBOR Rate determined for such Interest Period plus the Applicable Margin. Each Term Loan Eurodollar Tranche shall bear interest during each Interest Period applicable thereto at a rate per annum equal to the LIBOR Rate determined for such Interest Period plus the Applicable Margin.

            (c) Interest on each Loan shall be payable on each applicable Interest Payment Date.

            (d) The Company may elect from time to time to convert all or a part of the Revolving Credit Base Rate Tranche or Revolving Credit Eurodollar Tranche into a tranche bearing interest at a different rate (other than a Revolving Credit Foreign Currency Tranche) or to continue all or part of the Revolving Credit Eurodollar Tranche for a new Interest Period by giving the Administrative Agent notice by telephone or in writing (any telephone notice to be promptly confirmed in writing) not later than 11:30 a.m., Philadelphia time, (1) on the Business Day on which a conversion into a Revolving Credit Base Rate Tranche is to occur, or (2) at least three Working Days before a conversion into or continuation of a Revolving Credit Eurodollar Tranche, specifying in each case:
(A) the conversion or continuation date; (B) the amount to be converted or continued; (C) in the case of conversions, the type of Advance to be converted into; and (D) in the case of continuations of or a conversion into Revolving Credit Eurodollar Tranche, the duration of the Interest Period applicable thereto; provided that (i) Revolving Credit Eurodollar Tranches can be converted only on the last day of the Interest Period for such tranche; and (ii) no Revolving Credit Tranche may be converted or continued as a Revolving Credit Eurodollar Tranche when any Incipient Default or Event of Default has occurred and is continuing or after the date that is one month, in the case of a Revolving Credit Eurodollar Tranche, prior to the Termination Date. If the Company shall fail to give the Administrative Agent the notice as specified above for the continuation or conversion of a Revolving Credit Eurodollar Tranche prior to the end of the Interest Period applicable thereto, such tranche shall automatically be converted into a Revolving Credit Base Rate Tranche on the last day of the Interest Period for such Revolving Credit Eurodollar Tranche. The Administrative Agent will notify each Revolving Credit Bank of the Interest Period selected by the Company, if applicable, and the interest rate to apply to such Advance not later than (I) the second Working Day before the beginning of each new Interest Period to apply to a Revolving Credit Eurodollar Tranche, and

(II) the Business Day on which the Alternate Base Rate takes effect.

            (e) At least four Working Days before the expiration of an Interest Period applicable to a Revolving Credit Foreign Currency Tranche, the Company will notify the Administrative Agent (1) whether such tranche will be prepaid at the end of the Interest Period, (2) if so by how much, and (3) unless such tranche will be prepaid in full, the duration of the Interest Period to be applicable thereto beginning at the end of the current Interest Period. If the Company shall fail to give the Administrative Agent such notice, the Company shall be deemed to have selected an Interest Period of one month, except that if such an Interest Period would expire after the Termination Date, such tranche shall bear interest at the Alternate Base Rate until the Termination Date. The Administrative Agent will notify each Bank and the applicable Foreign Currency Lending Office, if any, not later than 9:30 a.m., Philadelphia time, on the second Working Day before the beginning of each new Interest Period applicable to a Revolving Credit Foreign Currency Tranche, of (A) the Interest Period selected by the Company and (B) the interest rate to apply to such Revolving Credit Foreign Currency Tranche during such Interest Period.

            (f) The Company may elect from time to time to convert all or a part of the Term Loan Base Rate Tranche or any Term Loan Eurodollar Tranche into a tranche bearing interest at a different rate or to continue all or part of a Term Loan Eurodollar Tranche for a new Interest Period by giving the Administrative Agent notice by telephone or in writing (any telephone notice to be promptly confirmed in writing) not later than 11:30 a.m., Philadelphia time,
(1) on the Business Day on which a conversion into a Term Loan Base Rate Tranche is to occur, or (2) at least three Working Days before a conversion into or continuation of a Term Loan Eurodollar Tranche, specifying in each case: (A) the conversion or continuation date; (B) the amount to be converted or continued;
(C) in the case of conversions, the type of Term Loan to be converted into; and
(D) in the case of continuations of or a conversion into a Term Loan Eurodollar Tranche, the duration of the Interest Period applicable thereto; provided that
(i) a Term Loan Eurodollar Tranche can be converted only on the last day of the Interest Period for such tranche; and (ii) no Term Loan Tranche may be converted or continued as a Term Loan Eurodollar Tranche when any Incipient Default or Event of Default has occurred and is continuing or after the date that is one month prior to the Termination Date. If the Company shall fail to give the Administrative Agent the notice as specified above for the continuation or conversion of a Term Loan Eurodollar Tranche prior to the end of the Interest Period applicable thereto, such tranche shall automatically be converted into a Term Loan Base Rate Tranche on the last day of the Interest Period for such Term Loan Eurodollar Tranche. In connection with any conversion into or the continuation of any Term Loan Eurodollar Tranche, the Administrative Agent will notify each

Bank of the Interest Period selected by the Borrower and the interest rate to apply to such Term Loan not later than the second Working Day before the beginning of each new Interest Period. If there is any Term Loan Base Rate Tranche outstanding, the Administrative Agent shall promptly notify each Term Loan Bank of any change in the Prime Rate.


            (g) At no time shall there be more than six Revolving Credit Tranches, including the Revolving Credit Base Rate Tranche, and four Term Loan Tranches, including the Term Loan Base Rate Tranche; provided that the Revolving Credit Base Rate Tranche and the Term Loan Base Rate Tranche shall be deemed one tranche for purposes of this clause (g).

            (h) All notices given under this Section shall be irrevocable.

      SECTION 2.8. Interest After an Event of Default. If an Event of Default shall occur, then upon written notice to the Company, the Loans shall bear interest, payable on demand, from the occurrence of the Event of Default until it is cured or waived or until the Loans are repaid in full at an annual rate equal to the Alternate Base Rate plus the Applicable Margin plus 2%.

      SECTION 2.9. Inability to Determine Interest Rate. In the event that the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the eurocurrency interbank market, adequate and reasonable means do not exist for ascertaining LIBOR applicable for any proposed Interest Period pertaining to any requested funding or continuation of or conversion to a Eurodollar Loan or a Revolving Credit Foreign Currency Tranche, or if any Bank shall have reasonably determined (which determination shall be conclusive and binding upon the Borrowers) prior to such funding, continuation, or conversion that LIBOR determined by the Administrative Agent for such Interest Period shall not adequately and fairly reflect the cost to such Bank of maintaining or funding such Eurodollar Loan or Revolving Credit Foreign Currency Tranche for such Interest Period, the Administrative Agent shall forthwith give notice of such determination to the Company. If such notice is given in respect of a request to fund a Revolving Credit Foreign Currency Tranche, the Company may cancel the request to fund such Advance by notice to the Administrative Agent (which shall promptly notify the other Revolving Credit Banks). If the Company does not cancel the Revolving Credit Foreign Currency Tranche request, such tranche shall be funded in Dollars as a Revolving Credit Base Rate Tranche. If the Administrative Agent's notice to the Company under the first sentence of this subsection is given in respect of a requested continuation of or conversion to a Eurodollar Loan, such Loan shall bear interest following the expiration of the then current Interest Period as an Alternate

Base Rate Loan. If the Administrative Agent's notice to the Company under the first sentence of this subsection is given in respect of a requested continuation of a Revolving Credit Foreign Currency Tranche, the provisions of
SECTION 2.20 shall apply. Until such notice has been withdrawn, no further Eurodollar Loans or Revolving Credit Foreign Currency Tranches shall be made, nor shall the Company have the right to convert all or a portion of the Revolving Credit Base Rate Tranche to a Revolving Credit Eurodollar Tranche or of the Term Loan Base Rate Tranche to a Term Loan Eurodollar Tranche.

      SECTION 2.10. Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein or in any currently applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency shall make it unlawful or impossible for any Bank to make, maintain or fund any Loan at LIBOR, the Administrative Agent shall so notify the Company. Upon receipt of notice pursuant to this Section from the Administrative Agent, every Eurodollar Loan or Revolving Credit Foreign Currency Tranche, as applicable, then outstanding shall automatically and without any requirement of additional notice to the Borrowers be converted to bear interest at the Alternate Base Rate plus the Applicable Margin, on either (a) the last day of the then current Interest Period with respect to such Loan, if the affected Bank may lawfully continue to maintain and fund the Loan at the rate then in effect to such day or (b) immediately, if such Bank may not lawfully continue to fund and maintain the Loan at the rate then in effect to such day. Until the notice given pursuant to this Section is withdrawn by the Administrative Agent, no further Eurodollar Loans or Revolving Credit Foreign Currency Tranches, as the case may be, shall be made, nor shall the Company have the right to convert all or a portion of the Revolving Credit Base Rate Tranche to a Revolving Credit Eurodollar Tranche or of the Term Loan Base Rate Tranche to a Term Loan Eurodollar Tranche.

      SECTION 2.11. Additional Costs. In the event that any change in applicable law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof or the introduction of any law or regulation subjects any Bank to any Tax of any kind whatsoever with respect to any Loan or any of its Notes, or changes the basis of taxation of payments to such Bank or principal of or interest payable with respect to any Loan (except for the imposition of, or changes in the rate of, a tax based solely on the net income taxes or franchise taxes of such Bank or a surcharge on such a tax) or results in the imposition, modification or applicability of any reserve, special deposit or similar requirement against assets held by or deposits in or for the account of, or loans by, such Bank or imposes on such Bank, directly or indirectly, any other conditions affecting any Loan or any of its Notes or the cost of deposits obtained by such Bank in the London Eurodollar interbank market or other applicable markets, and the net aggregate result of any of the foregoing is to increase the cost to such Bank of making or maintaining any Loan, then the Borrowers will pay to such Bank from time to time upon demand by the Administrative Agent the additional amount or amounts necessary to compensate such Bank (on an after-Tax basis) for any such additional cost incurred by such Bank within 60 days before such demand is made and thereafter. Such Bank's determination of the amount so due, and a description of the calculation thereof, shall be set forth in the demand for such amounts; such determination and calculation shall be conclusive absent manifest error. Payments under this Section shall be without duplication for payments under SECTION 2.12.

      SECTION 2.12. Foreign Taxes. (a) All payments on account of the Notes and the principal of, and interest on, the Loans and all other amounts payable by each Borrower under this Agreement, including without limitation amounts payable under subsection (b) below, shall be made without any set-off or counterclaim and free and clear of and without reduction by reason of all present and future income, profits, capital, franchise, stamp and other taxes and levies, imposts, deductions, charges, compulsory loans and withholding whatsoever imposed, assessed, levied or collected by any country (other than net income or franchise taxes imposed on each Bank or its applicable lending office by the jurisdiction in which such Bank's principal office or such lending office is located) or any political subdivision or taxing authority thereof or therein (all such taxes, levies, costs and charges being hereinafter called "Foreign Taxes").

            (b) Subject to SECTION 2.12(f), each Borrower shall indemnify each Bank against, and reimburse such Bank on demand for, any Foreign Taxes and any loss, liability, claim or expense, including interest, penalties and reasonable legal fees, which such Bank may incur at any time arising out of or in connection with any failure of such Borrower to make payments of Foreign Taxes when due.

            (c) If any Foreign Taxes are required to be withheld from any amount payable to any Bank, then, subject to SECTION 2.12(f), the amount payable shall be increased as may be necessary so that after all required withholdings had been made such Bank receives an amount equal to the amount it would have received had no such withholdings been made. Promptly after the date on which payment of any such Foreign Tax by any Borrower is due pursuant to applicable law, such Borrower shall, at the request of such Bank, furnish such Bank evidence in form and substance satisfactory to such Bank that such Borrower has paid such Foreign Taxes to the requisite authorities.

            (d) The obligations for each Borrower pursuant to this Section shall survive repayment of the Loans.

            (e) Payments under this Section shall be made without duplication of payments made under SECTION 2.11.

            (f) No Borrower shall be obligated to gross up any payments to any Bank under SECTION 2.12(c) or indemnify any Bank pursuant to SECTION 2.12(b) in respect of United States federal withholding taxes to the extent imposed as a result of (i) a failure of such Bank to deliver to the Company the form or forms and/or an Exemption Certificate (as defined in SECTION 2.28), as applicable to such Bank, pursuant to SECTION 2.28, (ii) such form or forms and/or Exemption Certificate not establishing a complete exemption from United States federal withholding tax or the information or certifications made therein by such Bank being untrue or inaccurate on the date delivered in any material respect, or
(iii) such Bank designating a successor lending office (unless such designation is made at the request of the Company) which has the effect of causing such Bank to become obligated for Tax payments in excess of those in effect immediately prior to such designation.

      SECTION 2.13. Funding Loss and Currency Hedge Indemnification. (a) The Borrowers shall pay to the Administrative Agent for the account of the Banks, upon the request of the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of the Banks) to compensate the Banks for any loss, cost, or expense (including, without limitation, costs or losses associated with prepaying or redeploying deposits (whether or not any Bank shall have actually funded a Loan with corresponding deposits) and, in the case of Revolving Credit Foreign Currency Tranches or Letters of Credit denominated in a Foreign Currency, costs or losses associated with closing hedge transactions in respect of Revolving Credit Foreign Currency Tranches or Letters of Credit denominated in a Foreign Currency) incurred as a result of:

            (a)(1) Any payment of a Eurodollar Loan or Revolving Credit Foreign Currency Tranche on a date other than the last day of the Interest Period pertaining to such Loan including, but not limited to, any such payment made in violation hereof or made as a result of any Event of Default occasioning a change in applicable interest rate and/or of acceleration by the Banks;

                  (2) Any drawing under a Letter of Credit denominated in a Foreign Currency reimbursed by the Borrowers on a day other than the Reimbursement Date;

                  (3) Any failure by the Borrowers to borrow a Revolving Credit Foreign Currency Tranche or a Swing Line Loan with a mutually agreed upon rate or to borrow or convert, as the case may be, a Revolving Credit Eurodollar Tranche or a Term Loan

Eurodollar Tranche on the date for borrowing or conversion, as the case may be, specified in the relevant notice under SECTIONS 2.3, 2.5 OR 2.7; or

                  (4) Any prepayment of a Swing Line Loan with a mutually agreed upon rate prior to the end of the period on which the rate was based.

            (b) The Bank's determination of the amount so due, and a description of the calculation thereof, shall be set forth in the request for such amount or amounts; such determination and calculation shall be conclusive absent manifest error. The Banks agree that any request for compensation for such loss, cost or expense will be made, if at all, within 90 days of the date such loss, cost or expense is incurred.

      SECTION 2.14. Letter of Credit Cash Collateral Account. Cash collateral pledged by the Borrowers pursuant to this Agreement shall be maintained in a deposit account of the Borrowers maintained with the Administrative Agent, over which the Administrative Agent shall have sole dominion and control (the "Letter of Credit Cash Collateral Account"). The Borrowers hereby grant, bargain, convey and set over to the Administrative Agent for the benefit of the Banks a security interest in and lien upon the Letter of Credit Cash Collateral Account and all cash and any other assets at any time hereafter contained therein as security for the payment and performance of all of the Borrowers' obligations in connection with the Letters of Credit. The Borrowers shall take such action and execute and deliver such documents, including financing statements, as the Administrative Agent may determine necessary or desirable to further the security interest hereby created. Provided there does not then exist an Event of Default or Incipient Default, if at any time the funds held in the Letter of Credit Cash Collateral Account exceed the sum of the then existing Letter of Credit Liability plus the amount of any yet to be issued Letters of Credit then subject to a request by the Borrowers under SECTION 2.15 hereof, the Administrative Agent shall remit such excess to the Company. After the occurrence of an Event of Default and acceleration of the Loans as set forth in
SECTION 8.2 hereof, or if the Borrowers shall have failed to pay all amounts which have come due on or prior to such applicable due date, the Administrative Agent shall apply all funds held in the Letter of Credit Cash Collateral Account in the manner provided in SECTION 2.15(e). On the Termination Date, all monies in the Letter of Credit Cash Collateral Account in excess of the amount required to repay the Advances, the Letter of Credit Liability and any other amount then owing hereunder shall be returned to the Company.

      SECTION 2.15. Letters of Credit. (a) Letters of Credit. In addition to requests that the Revolving Credit Banks make Advances pursuant to SECTION 2.3, the Company may request, in accordance with the provisions of this SECTION 2.15, that on and after the date on which all of the conditions set forth in SECTIONS 3.1, 3.2 AND 3.3 are satisfied to that date which is thirty-one (31) days prior to the Termination Date, an Issuing Bank issue, subject to the terms and conditions hereof, Letters of Credit for the account of a Borrower in an aggregate amount up to the Letter of Credit Sublimit; provided, that (1) in no event shall an Issuing Bank be obligated to issue any Letter of Credit having an expiration date later than the Termination Date, (2) in no event shall a Letter of Credit have an expiration date later than one year from the date of issuance, and (3) the Company shall not request that an Issuing Bank issue any Letter of Credit if, after giving effect to such issuance the Letter of Credit Liability would exceed the Letter of Credit Sublimit. Subject to the other conditions of this SECTION 2.15, the Company shall, with respect to any Letter of Credit, be entitled to select which Issuing Bank shall be the Issuing Bank of such Letter of Credit. The issuance of any Letter of Credit in accordance with the provisions of this SECTION 2.15 shall require the satisfaction of each condition set forth in SECTION 3.1, 3.2 AND 3.3. Immediately upon the issuance of each Letter of Credit each Revolving Credit Bank shall be deemed to have, and hereby agrees to have, irrevocably purchased from the Issuing Bank a participation in such Letter of Credit and all drawings thereunder in an amount equal to the amount of such Letter of Credit multiplied by such Revolving Credit Bank's pro rata share set forth on Exhibit
2.1. The obligations of the Borrowers and an Issuing Bank in respect of Letters of Credit issued by it may at the election of such Issuing Bank be subject to The International Standby Practices (ISP98) or The Uniform Customs and Practice for Documentary Credits (UCP), in either case, as published as of the date of issue, in which case the UCP or ISP98, as applicable, may be incorporated therein and deemed in all respects to be a part thereof.

            (b) Evergreen Letters of Credit. Notwithstanding the provisions of SECTION 2.15(a), above, the Revolving Credit Banks hereby agree that an Issuing Bank may issue upon the Company's request, one or more Letter(s) of Credit which by its terms may be extended for additional periods of up to one year each provided that (1) the initial expiration date of each such Letter of Credit is not later than the Termination Date, and (2) renewal of such Letters of Credit, at such Issuing Bank's discretion, shall be available upon written request from the Company to such Issuing Bank at least 30 days before the date upon which notice of renewal is otherwise required.

            (c) Issuing Bank's Reporting Obligations. Each Issuing Bank agrees to provide the Administrative Agent with reports that will enable it to provide the reports set forth herein. The Administrative Agent shall provide the Revolving Credit Banks with quarterly reports of all outstanding Letters of

Credit issued by the Issuing Banks. Such reports shall be delivered within 15 days of the end of each March, June, September and December, commencing with the quarterly period ending on the first such date after the Initial Funding Date, and shall specify the following with respect to each outstanding Letter of
Credit: (1) the Issuing Bank, (2) the date of issuance of such Letter of Credit,
(3) the original face amount of such Letter of Credit, (4) the then current available amount of such Letter of Credit, and (5) the maturity date of such Letter of Credit.

            (d) Notice of Issuance or Amendment. Whenever a Borrower desires the issuance of a Letter of Credit or the amendment of a Letter of Credit, the Company shall deliver to the applicable Issuing Bank (with a copy to the Administrative Agent if it is not the Issuing Bank) no later than 11:30 a.m., Philadelphia time, at least five (5) Business Days in advance of the proposed date of issuance or such shorter period as may be agreed to by the Issuing Bank an executed application for such Letter of Credit in the form customarily required by the Issuing Bank for the issuance of letters of credit, and an accompanying written notice which shall specify (1) a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Bank to make payment under the Letter of Credit, provided, that the Issuing Bank, in its sole judgment, may require changes in any such documents and certificates, and provided, further, that no Letter of Credit shall require payment against a conforming draft to be made hereunder on the same Business Day that such draft is presented if presentation is made after 11:00 a.m., Philadelphia time, on such Business Day,
(2) whether the Letter of Credit is being issued for the benefit of a Foreign Borrower and (3) whether drawings under the Letter of Credit are payable in a Foreign Currency and, if so, the applicable Foreign Currency. On the proposed date of issuance of any Letter of Credit, the Administrative Agent shall determine to the best of its knowledge whether the proposed Letter of Credit, when added to the then outstanding Letter of Credit Liability, would be within the Letter of Credit Sublimit and, when added to the then outstanding Advances and Swing Line Loans, would be less than the total amount of the Commitments. The Administrative Agent shall on such proposed date of issuance notify the Issuing Bank whether both such criteria are satisfied, and, if the notice shall not confirm that both such criteria are satisfied, the Issuing Bank shall not issue the requested Letter of Credit. The Banks and the Borrowers shall hold the Administrative Agent and the Issuing Bank harmless for any miscalculations or other errors in making such determinations except that if such miscalculations or other errors resulted from the gross negligence or willful misconduct of the Administrative Agent or the Issuing Bank, the Administrative Agent or the Issuing Bank, as the case may be, shall not be entitled to be held harmless under this sentence. In the event that, upon issuance of such proposed Letter of

Credit, the Letter of Credit Sublimit is exceeded, the applicable Borrower shall immediately deposit into the Letter of Credit Cash Collateral Account the amount of such excess. In determining whether to pay under any Letter of Credit, the Issuing Bank shall be responsible only to determine in good faith that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit. Within one (1) Business Day after receipt of a request for issuance of a Letter of Credit, the Issuing Bank shall notify the Administrative Agent of the proposed issuance and the amount of each such Revolving Credit Bank's respective participation therein determined in accordance with this SECTION 2.15 and shall send the Administrative Agent a copy of each Letter of Credit. Within one (1) Business Day of receipt of such notice from such Issuing Bank, the Administrative Agent shall notify each other Revolving Credit Bank of the proposed issuance and the amount of each such Revolving Credit Bank's respective participation therein determined in accordance with this SECTION 2.15 and shall send each Revolving Credit Bank a copy of each Letter of Credit.

            (e) Payment of Amounts Drawn Under Letters of Credit. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, such Issuing Bank shall immediately notify the Administrative Agent, which shall notify the Borrowers and the Revolving Credit Banks, and with respect to Letters of Credit denominated in a Foreign Currency, each Foreign Currency Lending Office and the Borrowers shall reimburse such Issuing Bank on the day on which such drawing is honored: (1) by paying to such Issuing Bank immediately available funds in an amount equal to such drawing or, (2) with respect to drawings in a Foreign Currency, by making payment in accordance with
SECTION 2.24(b); provided that (A) if sufficient funds are then in the Letter of Credit Cash Collateral Account to reimburse it in full for the amount of such drawing, the Administrative Agent shall immediately withdraw such amount necessary to reimburse such Issuing Bank from the Letter of Credit Cash Collateral Account, (B) if the funds then in the Letter of Credit Cash Collateral Account are insufficient to reimburse such Issuing Bank in full for the amount of such drawing, the Administrative Agent shall withdraw all of the funds in the Letter of Credit Cash Collateral Account to reimburse such Issuing Bank and the unreimbursed balance of such drawing shall be reimbursed in accordance with clause (C) below, and (C) if there are no funds or insufficient funds then in the Letter of Credit Cash Collateral Account then (i) unless the Borrowers shall have notified the Administrative Agent prior to 11:00 a.m., Philadelphia time, on the date of such drawing that the Borrowers intend to reimburse such Issuing Bank for the amount of such drawing with funds other than the proceeds of an Advance, the Borrowers shall be deemed to have given notice to the Administrative Agent requesting the Revolving Credit Banks to make an Advance which shall earn interest at the Alternate Base Rate plus the Applicable Margin in accordance with SECTION

2.3 on the day on which such drawing is honored (the "Reimbursement Date") in an aggregate amount equal to the amount of such drawing (or, the Dollar equivalent thereof as determined on the Reimbursement Date in accordance with SECTION 2.20 hereof) less the amount, if any, withdrawn from the Letter of Credit Cash Collateral Account pursuant to clause (B) above, and (ii) subject to satisfaction or waiver of the conditions specified in SECTION 3.2, the Banks shall, on the Reimbursement Date, make an Advance, which shall earn interest at the Alternate Base Rate plus the Applicable Margin, in an aggregate amount equal to the amount of such drawing less the amount, if any, withdrawn from the Letter of Credit Cash Collateral Account pursuant to clause (B) above, the proceeds of which shall be applied directly by the Administrative Agent to reimburse such Issuing Bank for such drawing; and provided, further, that if for any reason the proceeds of such Advance are not received by such Issuing Bank on the Reimbursement Date in an aggregate amount equal to the amount of such drawing, the Borrowers shall reimburse such Issuing Bank on the day immediately following the Reimbursement Date, in same day funds, in an amount equal to the excess of the amount of such drawing over the aggregate amount of such Advance, if any, which are so received plus accrued interest on such amount at the rate set forth in SECTION 2.15(G) less the amount, if any, withdrawn by such Issuing Bank pursuant to clause (2) above. The reimbursement obligations of the Borrowers hereunder are joint and several, subject to SECTION 2.27 hereof.

            (f) Payment By Banks. In the event that the Borrowers shall fail to reimburse any Issuing Bank as provided in SECTION 2.15(e) in an amount equal to the amount required under SECTION 2.15(e), the Administrative Agent shall promptly notify each Bank of the unreimbursed amount of such drawing and of such Bank's respective participation therein in an amount equal to such Bank's pro rata share of such unreimbursed amount. Each Bank shall make available to the Administrative Agent for payment to such Issuing Bank an amount equal to its respective participation therein (including without limitation its pro rata share of accrued but unpaid interest thereon), in same day funds, at the office of the Administrative Agent specified in such notice, not later than 11:00 a.m., Philadelphia time, on the Business Day after the date the Administrative Agent notifies each Bank. In the event that any Bank fails to make available to the Administrative Agent the amount of such Bank's participation in such unreimbursed amount as provided herein, such Issuing Bank shall be entitled to recover such amount on demand from such Bank together with interest thereon at a rate per annum equal to the Alternate Base Rate for each day during the period between the Reimbursement Date and the date on which such Bank makes available its participation in such unreimbursed amount. The failure of any Bank to make available to the Administrative Agent its pro rata share of any such unreimbursed amount shall not relieve any other Bank of its obligations hereunder to make available to the Administrative Agent its pro rata share of such unreimbursed amount on the date such unreimbursed amount is to be reimbursed. The Administrative Agent shall distribute to each Bank which has paid all amounts payable by it under this SECTION 2.15(f) with respect to the unreimbursed amount of any drawing under any Letter of Credit, such Bank's pro rata share of all payments received by the Administrative Agent from the Borrowers in reimbursement of drawings honored by the Issuing Bank under such Letter of Credit when such payments are received. Notwithstanding anything to the contrary herein, each Bank which has paid all amounts payable by it under this SECTION 2.15(f) shall have a direct right to reimbursement of such amounts from the Borrowers subject to the procedures for reimbursing Banks set forth in this
SECTION 2.15.

            (g) Compensation. The Borrowers agree to pay the following amounts to each Issuing Bank with respect to each Letter of Credit issued by such Issuing Bank:

                  (1) The Borrowers shall pay to such Issuing Bank for the account of the Revolving Credit Banks a letter of credit fee (the "Letter of Credit Fee") calculated at the rate per annum set forth below on the daily average undrawn amount of all Letters of Credit then outstanding for the portion of the year each such Letter of Credit has been outstanding payable the last day of each calendar quarter, commencing with the first such date after the Initial Funding Date and thereafter quarterly in arrears on the last day of each calendar quarter, and on the Termination Date. The rate shall be equal to the Applicable Margin applicable to Eurodollar Loans.

                  (2) With respect to any drawing made under any Letter of Credit which is not reimbursed in full on the date such drawing is made, interest, payable on demand, on the amount paid by the Issuing Bank in respect of each such drawing from the date of the drawing to the date such amount is reimbursed by the Borrowers (including any such reimbursement out of the proceeds of Advances pursuant to SECTION 2.15(e) or out of the Letter of Credit Cash Collateral Account) at a rate which is at all times equal to the Default Rate for the period from the date of such drawing to and including the Business Day on which the Issuing Bank is reimbursed in full.

                  (3) With respect to the issuance, amendment, transfer, administration, cancellation or conversion of each Letter of Credit and each drawing made thereunder, letter of credit fees, documentary and processing charges in accordance with the Issuing Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer, administration, cancellation or drawing, as the case may be, or as otherwise agreed to by the Issuing Bank. The Borrowers further agree to pay to each Issuing Bank for its own account (or, in the case a new Issuing Bank shall be appointed, for the account of any predecessor Issuing Bank with respect to Letters of Credit of such predecessor Issuing Bank which remain outstanding after the appointment of the new Issuing Bank) on the dates and in the amounts in respect of each Letter of Credit issued by such Issuing Bank the issuance and fronting fees set forth in the Fee Letter.

Each Issuing Bank shall remit to the Administrative Agent any amount received from the Borrowers described in clause (1) of this SECTION 2.15(g), subject to collection, on the same day as received if received before 2:00 p.m. Philadelphia time, and otherwise on the next Business Day, and the Administrative Agent shall distribute to each Bank its pro rata share of such amount in accordance with SECTION 2.24. Each Issuing Bank shall be entitled to retain for its own account payments made pursuant to clauses (2) and (3) above.

         (h) Obligations Absolute. The obligation of the Borrowers to reimburse each Issuing Bank for drawings made under the Letters of Credit issued by it, and the obligations of the Banks under SECTION 2.15(f), shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

                  (1) any lack of validity or enforceability of any Letter of Credit;

                  (2) the existence of any claim, set-off, defense or other right which any Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such transferee may be acting), each Issuing Bank, the Agents or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or one of its Subsidiaries and the beneficiary for which the Letter of Credit was procured);

                  (3) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (4) payment by the Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; provided, that such payment does not constitute willful misconduct or gross negligence on the part of the Issuing Bank;

                  (5) any breach of this Agreement or any document delivered in connection herewith by any party hereto or thereto; or

                  (6) the fact that an Event of Default or an Incipient Default shall have occurred and be continuing.

            (i) Additional Payments. If by reason of (1) any change in any applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement or (2) compliance by the Agents or any Bank with any direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority including, without limitation, Regulation D:

                        (A)   any Issuing Bank or any Bank shall be
subject to any tax, levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this SECTION 2.15(i), whether directly or by such being imposed on or suffered by any Issuing Bank or any Bank (except for the imposition of, or changes in the rate of, a tax based solely on the net income of such Bank or a surcharge on such a tax);

                        (B)   any reserve, special deposit,
premium, FDIC assessment, capital adequacy or similar requirement is or shall be applicable, imposed or modified in respect of any Letters of Credit issued by any Issuing Bank or participations therein purchased or deemed purchased by any Bank; or

                        (C)   there shall be imposed on any Issuing
Bank or any Bank any other condition regarding this SECTION 2.15, any Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to any Issuing Bank or any Bank of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by such Issuing Bank or any Bank, then and in any such case such Issuing Bank or such Bank may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify the Company, and the Borrowers shall pay on demand to such Issuing Bank or such Bank, as the case may be, such amounts as such Issuing Bank or such Bank may specify to be necessary to compensate such Issuing Bank or such Bank for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate equal at all times to the Alternate Base Rate plus the Applicable Margin. The determination by any Issuing Bank or any Bank, as the case may be, of any amount due pursuant to this SECTION 2.15(i) as set forth in a certificate setting forth the calculation thereof in reasonable detail shall, in the absence of manifest error or bad faith, be final and conclusive and binding on all of the parties hereto.

            (j) Indemnification; Nature of Issuing Bank's Duties. In addition to amounts payable as elsewhere provided in SECTION 2.15, the Borrowers hereby agree to protect, indemnify and save the Agents, each Issuing Bank and each Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and/or allocated costs of internal counsel) which the Agents, each Issuing Bank and each Bank may incur or be subject to as a consequence, direct or indirect, of
(1) the issuance of or performance under any Letter of Credit, or (2) the failure of any Issuing Bank to honor a drawing under any Letter of Credit unless due solely to the willful misconduct of such Issuing Bank, or as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority. Without limiting the foregoing, each Issuing Bank shall have no obligation to ascertain whether the stated purpose of any requested Letter of Credit is permitted by this Agreement and shall not be liable for any Borrower's use of a Letter of Credit issued pursuant to the terms hereof in violation of the Borrowers' covenants contained herein.

            As among the Borrowers, the Agents, each Issuing Bank and the Banks, the Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued by any Issuing Bank by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Agents, any Issuing Bank nor any Bank shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit, unless (i) such failure is material and substantive, and (ii) the Issuing Bank's payment on such Letter of Credit constitutes gross negligence or willful misconduct; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any such Letter of Credit; or (H) any consequences arising from causes beyond the control of such Issuing Bank. None of the above shall affect, impair, or prevent the vesting of any of such Issuing Bank's rights or powers hereunder.

            In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Bank under or in connection with the Letters of Credit issued by it or the related certificates, if (i) taken or omitted in good faith and (ii) substantially in accordance with the terms thereof, shall not put such Issuing Bank under any resulting liability to the Borrowers.

            As between the Agents, each Issuing Bank and the Revolving Credit Banks, each Issuing Bank agrees that it will take the same care as it takes in connection with letters of credit in which it alone is interested. However, neither any Issuing Bank nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith except for its or their own gross negligence or willful misconduct.

            With respect to its Commitment (if any), its Swing Line Commitment (if any) and its portion of the Advances and Letter of Credit Liability (if any), each Issuing Bank shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not an Issuing Bank. Each Issuing Bank may accept deposits from, lend money to and generally engage in any kind of banking or trust business with any Borrower and any Subsidiaries or Affiliates of such Borrower as if such Issuing Bank were not an Issuing Bank unless otherwise prohibited by the terms of this Agreement.

            It is expressly understood and agreed that the obligations of each Issuing Bank hereunder are only those expressly set forth in this Agreement and that such Issuing Bank shall be entitled to assume that no Event of Default or Incipient Default has occurred and is continuing unless such Issuing Bank has actual knowledge of such fact or has received written notice from the Administrative Agent, a Revolving Credit Bank or a Borrower that the Administrative Agent, such Revolving Credit Bank or Borrower considers that an Event of Default or Incipient Default has occurred and is continuing and specifying the nature thereof.

            So long as any Issuing Bank shall be entitled, pursuant to the immediately preceding paragraph, to assume that no Event of Default or Incipient Event of Default, has occurred and is continuing, such Issuing Bank shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights that may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement. Each Issuing Bank shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment.

            The Revolving Credit Banks agree to indemnify each Issuing Bank in its capacity as Issuing Bank (not in its individual capacity as a Revolving Credit Bank) (to the extent not reimbursed by the Borrowers), ratably according to their pro rata share, from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and/or allocated costs of internal counsel) which such Issuing Bank may incur or be subject to as a consequence direct or indirect, of the (1) issuance of or performance under a Letter of Credit, or (2) the failure of such Issuing Bank to honor a drawing under any Letter of Credit unless due solely to the gross negligence or willful misconduct of such Issuing Bank, or as a result of any act or omission, whether rightful or wrongful, by any future de jure or de facto government or governmental authority. The indemnities contained in this Section shall survive the discharge of the Transaction Documents, whether through full payment and performance of the Obligations or otherwise, including without limitation, the termination of the Commitment.

         SECTION 2.16. Facility Fee. The Borrowers shall pay on the Signing Date and the Initial Funding Date to PNC Capital Markets, Inc. and The Bank of Nova Scotia, solely for their account, the nonrefundable facility fee set forth in the Fee Letter.

         SECTION 2.17. Administration Fee. The Borrowers shall pay to PNC Capital Markets, Inc., solely for its account, the annual administration fee at such times and in such amounts as are set forth in the Fee Letter.

         SECTION 2.18. Ticking Fee and Commitment Fee. (a) The Borrowers shall pay to the Administrative Agent for the account of each Bank a ticking fee (the "Ticking Fee") calculated at the rate per annum of (i) from the Signing Date to the earlier of the Initial Funding Date and March 1, 2000, 0.25% per annum, and
(ii) if the Initial Funding Date has not occurred, from and after March 1, 2000 through the Initial Funding Date, 0.375% per annum on the aggregate Commitments and Term Loan Commitments (being $325,000,000 and computed without regard to any Cash Election Reduction Amount), payable quarterly in arrears, commencing on December 31, 1999 for the period then ended and thereafter quarterly in arrears on the last day of each calendar quarter, on the Initial Funding Date and, if earlier, the Termination Date.

         (b) The Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Bank a commitment fee (the "Commitment Fee") calculated at the rate per annum set forth below on the average daily amount of such Bank's Unused Commitment from the Initial Funding Date to and including the Termination Date, payable quarterly in arrears on the last day of each calendar quarter and on the Termination Date, commencing on the last day of the first calendar quarter ending after the Initial Funding Date. The initial rate shall be 0.375% per annum, provided that from and after the Grid Activation Date the foregoing shall continue in effect unless otherwise specified in accordance with the table and text below:

If Leverage Ratio is:               Then Commitment Fee per annum is:
equal to or greater than
2.50                                                 0.375%

less than 2.50                                       0.250%

The calculation of the Commitment Fee pursuant to the above table shall be made quarterly, commencing with the most recent fiscal quarter ending prior to the Grid Activation Date for the immediately preceding twelve month period, and shall be based upon the Consolidated balance sheet and income statement of the Company and its Subsidiaries for such period. In the event that the rate changes, such change shall become effective on the first day of the calendar quarter following the receipt of the Company's financial statements except that the rate, once reset, shall remain in effect for not less than ninety (90) days. If the Company shall fail to deliver a Compliance Certificate within the number of days after the end of any fiscal quarter or year as required pursuant to
Section 6.8 (without giving effect to any grace period), but shall thereafter deliver such Compliance Certificate, any increase (but not any decrease) in the Commitment Fee resulting from a change in the Leverage Ratio shall be retroactive to the first day of the month immediately following the month in which the Company's quarterly financial statements were required to be delivered to the Administrative Agent.

      SECTION 2.19. Calculations. Both before and after the occurrence of an Event of Default, and before and after judgment, (a) interest on Loans bearing interest at the Alternate Base Rate will be calculated on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed, and
(b) the Commitment Fee, the Ticking Fee, the Letter of Credit Fee and interest on all other types of Loans will be calculated on the basis of a year of 360 days for the actual number of days elapsed.

      SECTION 2.20. Currency Provisions. (a) An Advance may be denominated in a Foreign Currency only if the Administrative Agent is satisfied in its sole discretion that deposits in such currency for a period comparable to the relevant Interest Period and for an amount comparable to the amount of the Advance which shall be outstanding during such Interest Period will be available to the Banks in the normal course of business at the beginning of such Interest Period. If the Administrative Agent is not so satisfied, such Advance shall (unless the Company cancels a request pursuant to SECTION 2.9 or the Company and the Administrative Agent otherwise agree) be denominated in Dollars and accrue interest at the Alternate Base Rate plus the Applicable Margin for such Interest Period. A Letter of Credit may be denominated in a Foreign Currency only if the Issuing Bank is satisfied in its sole discretion that an amount comparable to the amount of the Letter of Credit will be available to such Issuing Bank in the normal course of business on the date such Letter of Credit is issued and the date such Letter of Credit may be drawn upon. If such Issuing Bank is not so satisfied, such Letter of Credit shall be denominated in Dollars.

            (a)(b) For purposes of the provisions of this Agreement, (1) the equivalent in Dollars of a Foreign Currency shall be determined by using the average spot rate quoted to the Administrative Agent (or the applicable Issuing
Bank) by the relevant Reference Banks for the exchange of Dollars for the relevant Foreign Currency, in New York City at 9:00 a.m. New York City time two Working Days prior to the date on which such equivalent is to be determined and
(2) the equivalent in a Foreign Currency of Dollars shall be determined by using the average spot rate quoted to the Administrative Agent (or the applicable Issuing Bank) by the relevant Reference Banks for the exchange of the relevant Foreign Currency for Dollars in New York City at 9:00 a.m. New York City time two Working Days prior to the date on which such equivalent is to be determined.

            (c) The Administrative Agent's (or applicable Issuing Bank's) determination of each spot rate of exchange pursuant to this Agreement shall be conclusive in the absence of manifest error.

         SECTION 2.21. Judgment Currency. The currency in which each Loan made hereunder is denominated and the place of payment designated therefor is of the essence. The payment obligation of each Borrower hereunder in any designated currency and designated place of payment shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to the currency in which the Loan is denominated and transfer to the designated place of payment under normal banking procedures does not yield the amount owing hereunder at the designated place of payment. In the event that any payment by any Borrower, whether pursuant to a judgment or otherwise, upon such conversion and transfer does not result in payment of such amount in the currency in which such Loan is denominated at the designated place of payment, the appropriate Bank shall be entitled to demand immediate payment of, and shall have a separate cause of action against the Borrowers for, the additional amount necessary to yield the amount of such currency owing hereunder.

         SECTION 2.22. Capital Adequacy. If any Bank determines that the applicability of any law, rule, regulation or guideline currently in effect or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing by any government authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank (or any lending office of such Bank) or such Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company as a consequence of this Agreement or the Loans made pursuant hereto to a level below that which such Bank or such Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time the Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such reduction suffered from and after the day 60 days before such Bank first notifies the Borrowers thereof and requests payment. Any such request shall be accompanied by a description and calculation of the amount requested.

         SECTION 2.23. Usury. If at any time the interest rate being charged to the Borrowers hereunder shall be deemed by any court of law, governmental agency, or tribunal of competent jurisdiction to exceed the maximum rate of interest permitted by applicable law, then, without otherwise affecting the validity or enforceability of this Agreement, the Notes or any part hereof or thereof, for such time as such rate would be deemed excessive, its application shall be suspended and there shall be charged instead the maximum rate of interest permissible under such applicable law. The Company agrees to give the Administrative Agent prior written notice in the event any interest payment made to the Banks will cause the total interest payments collected to be usurious under applicable law, should the Company become aware of such event.

         SECTION 2.24. Payments. (a) The Borrowers shall make each payment under this Agreement and under the Notes, other than payments on account of Revolving Credit Foreign Currency Tranches or reimbursement of a drawing under a Letter of Credit denominated in, subject to SECTION 2.29, a Foreign Currency, in immediately available funds, in Dollars, not later than 2:00 p.m., Philadelphia time, on the day such payment is due, at the office of the Administrative Agent at 1600 Market Street, Philadelphia, Pennsylvania. The Administrative Agent shall remit to each Bank, subject to collection, its ratable share of each such payment on the same day as received if received before 2:00 p.m., Philadelphia time, and otherwise on the next Business Day.

                  (b) Each payment under this Agreement or the Notes on account of a Revolving Credit Foreign Currency Tranche or reimbursement of a drawing under a Letter of Credit denominated in a Foreign Currency shall be made in immediately available funds, in the Foreign Currency in which such Revolving Credit Foreign Currency Tranche or Letter of Credit is denominated, not later than 11:30 a.m., local time, on the day such payment or reimbursement is due, at the office of a correspondent bank designated by the Administrative Agent from time to time for receipt of payments in that Foreign Currency. The Administrative Agent will direct such correspondent to remit such payment to each Bank, subject to collection, its ratable share of each such payment, subject to collection, on the same day as received if received by the time specified in the preceding sentence, and otherwise on the next Business Day. The Administrative Agent will direct such correspondent to remit such reimbursement to the applicable Issuing Bank, subject to collection, on the same day as received if received by the time specified in the first sentence of this subsection, and otherwise on the next Business Day.

                  (c) Any payment made after the time specified in subsection
(a) or (b) shall be deemed to have been made on the next succeeding Business Day (in the case of payments described in subsection (a)) or Working Day (in the case of payments described in subsection (b)).

                  (d) The Administrative Agent, any Issuing Bank or any Bank for whose account such payment is to be made, may (but shall not be obligated to) debit the amount of any payment by any Borrower which is not made by such time to any ordinary deposit account of any Borrower with the Administrative Agent or such Bank, as the case may be, and any Bank so doing shall promptly notify the Administrative Agent. To the extent that such accounts are not maintained in the currency due, each Bank is authorized to charge an amount in any other currency equal to the equivalent (determined under SECTION 2.20 as of the date such charge is made) of such other currency of the currency due.

                  (e) Each Borrower shall, at the time of making each payment under this Agreement or the Notes, specify to the Administrative Agent the principal or other amount payable by such Borrower under this Agreement or the Notes to which such payment is to be applied (and in the event it fails to so specify, or if an Incipient Default or Event of Default has occurred and is continuing, the Administrative Agent may apply such payment as it may elect in its sole discretion).

         SECTION 2.25. Payment Due on Non-Business Days. Whenever any payment to be made hereunder or under the Notes (other than on account of a Revolving Credit Foreign Currency Tranche or a drawing under a Letter of Credit denominated in a Foreign Currency) shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the calculation of interest or of the Commitment Fee payable hereunder or under the Notes, as the case may be.

         SECTION 2.26. Replacement of a Bank in Certain Circumstances. If (i) an event specified in SECTION 2.10, 2.11, 2.12 or 2.22 occurs and as a result the Loans cannot be maintained as Eurodollar Loans (in the case of SECTION 2.10) or additional payments are required to be made by the Borrowers (in the case of SECTION 2.11, 2.12, 2.22 OR 2.29), and the occurrence affects fewer than all the Banks, (ii) any Bank shall decline to agree to an amendment or modification of the Transaction Documents which provides for a release of all or substantially all of the collateral for the Loans pursuant to clause (i) of the second sentence of Section 10.1 or (iii) any Bank shall decline to agree to an amendment to this Agreement to permit an increase in the Commitments pursuant to clause (j) of the second sentence of Section 10.1 (each an "Affected Bank"), then the Borrowers may arrange for one or more other banks satisfactory to the Administrative Agent, the Syndication Agent and the Issuing Banks (each a "Substituted Bank") to assume the Affected Banks' duties and obligations hereunder, and each Affected Bank shall thereupon assign its interest hereunder and under its Notes pursuant to SECTION 10.4 to such Substituted Bank or Banks. Until such assignment and substitution shall actually occur, the provisions of SECTIONS 2.10, 2.11, 2.12, 2.22, 2.29 and 10.1 shall continue to apply.

         SECTION 2.27. Special Provisions Concerning Foreign Borrowers. Notwithstanding the joint and several liability of the Borrowers' liability in respect of the Obligations, the liability of a Foreign Borrower on account of the principal and interest on the Loans shall be limited to the principal amount advanced to such Foreign Borrower and interest thereon, including without limitation, interest at the Default Rate and costs and fees; provided, however, that nothing herein shall limit the liability of SLC BV under the SLC BV Guaranty in respect of the obligations of the Foreign Borrowers.

         SECTION 2.28. Withholding Taxes. At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not a "United States Person" within the meaning of Section 7701(a)(30) of the Code agrees that it will deliver to each of the Company and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service of the United States certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, and two duly completed copies of Internal Revenue Service Form W-8 or W-9, or other applicable form, or if the Bank is not legally entitled to deliver copies of either a Form 4224 or 1001 (or other applicable form) a certificate of the Bank indicating that such Bank is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (such certificate, an "Exemption Certificate") and two duly completed copies of Internal Revenue Service Form W-8 or applicable successor form. Each Bank which so delivers a Form W-8, W-9, 4224 or 1001 or successor form further undertakes to deliver to each of the Company and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Agent, either certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes or are subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Administrative Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless a Bank established an exemption or at the applicable reduced rate as established pursuant to the above provisions.

         SECTION 2.29. European Union. If, as a result of the implementation of the economic and monetary union of the European Community, (1) any Foreign Currency ceases to be the lawful currency of the nation issuing the same and is replaced by the Euro, or (2) any Foreign Currency and the Euro are at the same time recognized by any governmental authority of the nation issuing such Foreign Currency as the lawful currency of such nation and the Administrative Agent or the Required Banks shall so request in a notice delivered to the Company, then any amount payable by any party hereto in such Foreign Currency shall instead be payable in the Euro and the amount so payable shall be determined by translating the amount payable in such Foreign Currency to the Euro at the exchange rate recognized by the European Central Bank for the purpose of implementing the economic and monetary union of the European Community. Prior to the occurrence of the event or events described in clause (1) or (2) of the preceding sentence, each amount payable in any Foreign Currency will, except as otherwise provided herein, continue to be payable only in that Foreign Currency.

         (b) Each Borrower agrees, at the request of any Bank to compensate such Bank for any loss, cost, expenses or reduction in return that such Bank reasonably determines was incurred or sustained by such Bank as a result of the implementation of the economic and monetary union of the European Community and that would not have been incurred or sustained but for the transactions provided for in this Agreement. A certificate of any Bank setting forth such Bank's determination of the amounts or amounts necessary to compensate such Bank shall be delivered to the Company and shall be conclusive evidence absent manifest error so long as such determination is made on a reasonable basis. The Borrowers shall pay such Bank the amount shown as due on any such certificate within ten
(10) days of the receipt thereof.

         (c) Except as provided in the foregoing provisions of this SECTION 2.29, no such implementation or change in currency nor any economic consequences resulting therefrom shall (1) give rise to any right to terminate prematurely, contest, rescind, alter, modify or renegotiate the provisions of any Transaction Document or (2) discharge, excuse or otherwise affect the performance of any obligations of the Borrowers or any other Credit Party with respect to any of the Obligations under any Transaction Document. The parties hereto confirm that the occurrence or non-occurrence of any event associated with the economic and monetary union of the European Community will not have the effect of altering any term of, or discharging or excusing performance under, this Agreement or any other Transaction Document or, in and of itself, give rise to any Event of Default or Incipient Default.

                                  ARTICLE III.

                              CONDITIONS OF LENDING

         SECTION 3.1. Conditions Precedent to the Initial Advance. The obligation of the Revolving Credit Banks to make the initial

Advance and to issue or participate in any Letters of Credit issued hereunder, the obligation of the Term Loan Banks to make the Term Loan and the obligation of the Swing Line Bank to make the initial Swing Line Loan are subject to the conditions precedent that:

          (1) the Administrative Agent and the Syndication Agent shall have received on or before the day on which such Advance, Term Loan, disbursement or issuance is to be made, all of the following, in form and substance satisfactory to the Agents (which term, for purposes of this Article III only, shall mean the Administrative Agent and the Syndication Agent) and their counsel:

                  (a) A copy, certified in writing by the Secretary or an Assistant Secretary of each Credit Party, of (1) resolutions of the Board of Directors of such Credit Party evidencing approval of the Transaction Documents to which it is a party and other matters contemplated hereby and (2) each document evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the other Transaction Documents and other matters contemplated hereby.

                  (b) A written certificate dated the Initial Funding Date by the Secretary or an Assistant Secretary of each Credit Party as to the names and signatures of the officers of such Credit Party authorized to sign the Transaction Documents to which it is a party. The Agents may conclusively rely on such certificate until it shall receive a further certificate by the Secretary or an Assistant Secretary of such Credit Party amending such prior certificate.

                  (c) A written certificate dated the Initial Funding Date by a duly authorized officer of each Borrower stating (i) that the representations and warranties in Article IV are true and correct in all material respects on such date as though made on and as of such date, (ii) that no event has occurred and is continuing which constitutes an Incipient Default or an Event of Default,
(iii) that no facts, events or circumstances have arisen after September 28, 1999 that constitute a material adverse change in the business, assets, liabilities, financial condition or results of SLC, ITI and their respective Subsidiaries taken as a whole as measured by the same at December 31, 1998, (iv) that there have not after September 28, 1999 been any actions, suits or proceedings filed or, to the knowledge of the Company, threatened against or affecting the SLC, ITI or any of their Subsidiaries or any of their properties before any court, governmental agency, department, commission, board, bureau or instrumentality (domestic or foreign) or arbitration (A) which contests the Merger, this Agreement or the credit facilities provided hereunder or any other aspect of the Transactions or (B) which could reasonably be expected to have a Material Adverse Effect as measured by the condition of SLC, ITI and their Subsidiaries taken as a whole on December 31, 1998, (v) the amount of the Cash Election Reduction Amount and providing a computation thereof and (vi) that the Borrowers have complied with the provisions of SECTION 3.1(4) and setting forth computations demonstrating such compliance.

                  (d) A written certificate dated the Initial Funding Date by a duly authorized officer of each Borrower stating that prior to and after giving effect to the transactions contemplated herein, each Borrower is and will continue to be Solvent.

                  (e) Certificates, as of a recent date, of the Secretary of State or comparable official of the jurisdiction of incorporation of each Credit Party and the department of revenue or taxation of such jurisdiction as to the good standing of such Credit Party and the absence of tax delinquencies or tax liens on such date.

                  (f) Favorable opinion of outside counsel (including local or foreign counsel) for the Credit Parties, in form, scope and substance satisfactory to the Agents.

                  (g) This Agreement executed by the Borrowers.

                  (h) The Notes duly executed by the Borrowers in favor of each Term Loan Bank and Revolving Credit Bank, if any, as shall have requested such Notes.

                  (i) The Company Pledge Agreement duly executed by the Company, together with the certificates evidencing all of the shares of securities pledged thereunder accompanied by undated stock powers duly executed in blank.

                  (j) The Domestic Subsidiary Guaranty duly executed by the Domestic Guarantors.

                  (k) The Subsidiary Pledge Agreement duly executed by each Domestic Subsidiary, together with the certificates evidencing all of the shares of securities pledged thereunder accompanied by undated stock powers duly executed in blank.

                  (l) Evidence of the insurance required by SECTION 6.5.

                  (m) Copies of the financial information mentioned in SECTION 4.5.

                  (n) A pro-forma opening consolidated balance sheet of the Company and its Subsidiaries as of the last day of the month prior to the Initial Funding Date for which financial statements are available (but not more than two months prior to the Initial Funding Date, after giving effect to the Merger and reflecting the existing and proposed legal and capital structure

(both debt and equity) of the Company, which legal and capital structure shall be in all material respects the same as that previously disclosed to the Agents.

                  (o) Financing statement searches and such other evidence as the Agents reasonably deem necessary to show that the Company and each of the Domestic Borrowers has good, marketable and unencumbered title to its assets, free and clear of any Liens except for Permitted Liens.

                  (p) Payment of all fees and expenses due on or prior to the Initial Funding Date.

                  (q) Such additional documents, certificates and information as the Agents may require pursuant to the terms hereof or as the Agents may otherwise reasonably request.

         (2) The Agents shall have reviewed and be satisfied with (i) the final structure of the Transactions (it being understood that the structure contemplated by the Merger Agreement is satisfactory) and (ii) the terms and provisions of all documents, agreements and contracts related to the Transactions (it being understood that the documents, agreements and contracts attached as exhibits to the Merger Agreement are satisfactory).

         (3) All governmental (including Internal Revenue Service) and third party approvals and rulings (or modifications of rulings) necessary in connection with the Transaction, the financing contemplated by this Agreement and the continuing operations of the Company and its Subsidiaries, after giving effect to the Merger, shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Transaction or the financing thereof.

         (4) The Transactions (including the Merger and the Refinancing) shall have been consummated on the terms set forth in the Merger Agreement documents, such that the Loans and Advances under this Credit Agreement on the Initial Funding Date immediately following such consummation does not exceed the lesser of $275,000,000 and an amount equal to three times the Combined EBITDA of SLC, its Subsidiaries, ITI and its Subsidiaries for the twelve month period ending on the last day of the fiscal quarter ending prior to the Initial Funding Date.

         (5) ITI shall have expressly assumed pursuant to an assumption agreement in form, scope and substance satisfactory to the Agents and their counsel its obligations under this Agreement and each other Transaction Document to which the Company is a party.

         (6) The Company, after giving effect to the Merger, shall have repaid all outstanding Total Debt (except for Total Debt permitted under SECTION 5.4(h)), all commitments thereunder shall have been terminated and all Liens securing such Total Debt shall have been released (except for Total Debt permitted under SECTION 5.4(h)), and the Agents shall have received evidence thereof satisfactory to them.

         (7) The Initial Funding Date shall have occurred on or before May 31, 2000.

         (8) All action requested by the Administrative Agent shall have been taken in order for the security interest intended to be created by the Company Pledge Agreement to constitute a first priority, perfected security interest to secure the Obligations.


         SECTION 3.2. Conditions Precedent to All Advances. The obligation of the Revolving Banks to make any Advance (including the initial Advance), the obligation of the Term Loan Banks to make the Term Loan and the obligation of the Swing Line Bank to make any Swing Line Loan are subject to the further conditions precedent that:

                  (a) With respect to each requested Advance or Swing Line Loan, the amount of the requested Advance (or in the case of a Revolving Credit Foreign Currency Tranche, the equivalent amount in Dollars, determined under
SECTION 2.20(b) as of the borrowing date) or Swing Line Loan plus the sum of (1) the total outstanding principal under the Revolving Credit, (2) the Letter of Credit Liability and (3) the Swing Line Loans shall not exceed the aggregate Commitments.

                   (b) With respect to each requested Revolving Credit Foreign Currency Tranche, the equivalent amount in Dollars (determined under SECTION 2.20(b) as of the borrowing date) thereof plus the equivalent amount in Dollars (determined under SECTION 2.20(b) as of the borrowing date) of all outstanding Revolving Credit Foreign Currency Tranches plus, with respect to Letters of Credit denominated in a Foreign Currency, the Dollar equivalent thereof (determined in accordance with SECTION 2.20 as of such date) shall not exceed the Revolving Credit Foreign Currency Tranche Limit.

                  (c) With respect to each requested Swing Line Loan, the amount of the requested Swing Line Loan when added to the aggregate outstanding Swing Line Loans shall not exceed the Swing Line Commitment.

                  (d) The representations and warranties contained in Article IV hereof (other than those which by their terms are made only as of the date of this Agreement) shall be accurate on and as of the date of such Advance, Term Loan or Swing Line Loan (as applicable) as though made on and as of such date except to the extent they expressly relate to an earlier date in which case they shall be accurate as of such earlier date.

                  (e) No Incipient Default or Event of Default shall have occurred and be continuing or will result from the making of such Advance, Term Loan or Swing Line Loan.

                  (f) There are no actions, suits or proceedings filed after September 28, 1999 or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their properties before any court, governmental agency, department, commission, board, bureau or instrumentality (domestic or foreign) or arbitration that (A) contests the Merger, this Agreement or the credit facilities provided hereunder or any other aspect of the transactions contemplated by this Agreement or (B) which could reasonably be expected to have a Material Adverse Effect as measured by the business, assets, liabilities, financial condition or results of operations of SLC, ITI and their respective Subsidiaries taken as a whole on December 31, 1998.

         SECTION 3.3. Conditions to Issuance of Letters of Credit. With respect to each Letter of Credit, the obligation of the Issuing Bank to issue such Letter of Credit hereunder is subject to the prior or concurrent satisfaction of all of the following conditions:

                  (a) On or before the date of issuance of each Letter of Credit, the Issuing Bank shall have received (unless waived by all of the Banks), in accordance with the provisions of SECTION 2.15(a), a notice requesting the issuance of such Letter of Credit, an executed application for such Letter of Credit in the form customarily required by such Issuing Bank for the issuance of letters of credit, all other information specified in SECTION 2.15(a), and such other documents as such Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit;

                  (b) On the date of issuance of each Letter of Credit, all conditions precedent described in SECTION 3.2 (excluding SECTION 3.2(b)) shall be satisfied to the same extent as though the issuance of such Letter of Credit were the making of an Advance, and each request by the Borrowers to an Issuing Bank to issue a Letter of Credit shall constitute a representation by the Borrowers that at the time thereof (1) all conditions precedent described in
SECTION 3.2 (excluding 3.2(b)) have been satisfied and (2) the sum of the proposed Letter of Credit (or, in the case of a Letter of Credit denominated in a Foreign Currency, the Dollar equivalent thereof determined in accordance with
SECTION 2.20 as of such date) plus the Letter of Credit Liability plus the Advances and the Swing Line Loans then outstanding would not exceed the Commitments, and (3) the sum of the proposed Letter of

Credit (or, in the case of a Letter of Credit denominated in a Foreign Currency, the Dollar equivalent thereof determined in accordance with SECTION 2.20 as of such date) plus the Letter of Credit Liability in respect of all Letters of Credit will not exceed the Letter of Credit Sublimit; and

                  (c) On or before the date of issuance of such Letter of Credit, the Borrowers shall have paid the fees required under SECTION 2.15.

         SECTION 3.4. Deemed Representations. Each request for an Advance, a Term Loan, an issuance of a Letter of Credit or a request for a Swing Line Loan and acceptance by the Borrowers of the proceeds thereof shall constitute a representation and warranty that the statements contained in SECTION 3.2 and/or
3.3 are true and correct both on the date of such notice and, unless the Borrowers otherwise notify the Administrative Agent prior to such borrowing, as of the date of such borrowing or issuance.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

         Each Borrower hereby makes the following representations and warranties to the Banks (a) on and as of the date of this Agreement; (b) on and as of the Initial Funding Date; and (c) except as provided in SECTION 3.2(c), on the date of each request for an Advance, a Swing Line Loan or issuance of a Letter of Credit and on the related borrowing date.

         SECTION 4.1. Organization, Good Standing and Qualification. Each Credit Party and each of its Subsidiaries is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

         SECTION 4.2. Corporate Power and Authority; No Conflicts. The execution, delivery and performance by each Credit Party of the Transaction Documents to which each is a party have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders; (b) contravene the charter or by-laws of any Credit Party; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to any of the Credit Parties or any of their Subsidiaries; (d) result in a breach of or constitute a default or require any consent not heretofore obtained under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any of the Credit Parties or any of their Subsidiaries is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by any of the Borrowers; or
(f) cause any of the Credit Parties or any of their Subsidiaries to be in default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any indenture, agreement, lease or instrument.

         SECTION 4.3. Legally Enforceable Agreements. Each Transaction Document is, or when delivered under this Agreement will be, a legal, valid and binding obligation of each of the Credit Parties executing the same, enforceable against each such Credit Party in accordance with its terms, except to the extent that such enforcement may be limited by general equity principles and by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

         SECTION 4.4. Litigation. Except as set forth on Schedule 2, there are no actions, suits or proceedings filed after September 28, 1999 or, to the knowledge of any Borrower, threatened against or affecting any of the Credit Parties or any Subsidiary of the Company or any of their properties before any court, governmental agency, department, commission, board, bureau or instrumentality (domestic or foreign) or arbitrator that, if determined adversely to such Credit Party or Subsidiary, would have a Material Adverse Effect as measured by the business, assets, liabilities, financial condition or results of operations of SLC, ITI and their respective Subsidiaries taken as a whole on December 31, 1998.

         SECTION 4.5. Financial Statements and Projections. (a) The following financial statements of the Company and Subsidiaries (the "Financial Statements") have been (or by the Initial Funding Date will have been) furnished to the Banks:

                           (1) audited Consolidated balance sheet of SLC and its
Subsidiaries as of December 31, 1997 and December 31, 1998 (and, if available, as of December 31, 1999) and related Consolidated statements of income, shareholders' equity and cash flows;

                           (2) audited Consolidated balance sheet of ITI and its
Subsidiaries as of December 31, 1997 and December 31, 1998 (and, if available, as of December 31, 1999) and related Consolidated statements of income, shareholders' equity and cash flows;

                           (3) unaudited pro forma Consolidated balance sheet of
the Company and its Subsidiaries as of the last day of the month prior to the Initial Funding Date for which financial statements are available (but not more than two months prior to the Initial Funding Date);

                           (4) unaudited Consolidated balance sheet of ITI and
its Subsidiaries for the most recently completed full fiscal quarter ended at least 45 days prior to the Initial Funding Date, and related Consolidated statements of income, shareholders' equity and cash flows; and

                           (5) unaudited Consolidated balance sheet of SLC and
its Subsidiaries for the most recently completed full fiscal quarter ended at least 45 days prior to the Initial Funding Date, and related Consolidated statements of income, shareholders' equity and cash flows.

                  (b) The Financial Statements in clauses (a)(1), (a)(2) and
(a)(4) of this SECTION 4.5 present fairly in all material respects the financial condition of the parties reported on as at their respective dates and for the respective periods covered thereby, all in accordance with GAAP consistently applied (subject to year-end adjustments in the case of the interim Financial Statements). As of the date hereof, there are no liabilities in excess of $2,000,000 of the parties reported on in the Financial Statements, fixed or contingent, which are not reflected in the Financial Statements or in the notes thereto or on Schedule 3, except liabilities incurred in the ordinary course of business since December 31, 1998. No facts, events or circumstances have arisen after September 28, 1999 that constitute a Material Adverse Effect as measured by the business, assets, liabilities, financial condition or results of operations of SLC, ITI and their respective Subsidiaries taken as a whole on December 31, 1998.

         SECTION 4.6. Ownership and Liens. As of the date hereof and as of the Initial Funding Date, the Company and each of its Subsidiaries has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the most recent Financial Statements reporting on such party, except for assets disposed of in the ordinary course of business since December 31, 1998; and none of the properties and assets owned by the Company or any of its Subsidiaries and none of their respective leasehold interests is subject to any Lien, except as disclosed in the most recent Financial Statements of such party or as may be permitted hereunder.

         SECTION 4.7. No Negative Pledge. Neither the Company nor any of its Subsidiaries has agreed with any Person (other than the Banks) to restrict its ability to create in favor of any other Person a Lien covering any of its assets (including the stock of any of its Subsidiaries) except as permitted under
SECTION 7.7.

         SECTION 4.8. Taxes. The Company and each of its Domestic Subsidiaries, and, to the best of the Company's knowledge, each other Subsidiary of the Company has filed all tax returns (federal, state and local) and reports required to be filed and has paid all material taxes, assessments and governmental charges and levies shown thereon to be due, including interest and penalties, except where being contested in good faith and where adequate reserves have been set aside. As of the date hereof, the United States federal income tax returns of ITI and its Subsidiaries as a whole and SLC and its Subsidiaries as a whole were last audited by the Internal Revenue Service for the taxable years ended December 31, 1994, December 31, 1995 and December 31, 1996 (which audits are continuing as of the date hereof) and December 31, 1991, respectively.

         SECTION 4.9. ERISA.

                  (a) (1) As of the date hereof and as of the Initial Funding Date, each Borrower and the members of such Borrower's Controlled Group maintain only those Defined Benefit Pension Plans and Defined Contribution Plans listed on Schedule 4 and contribute to only those Multiemployer Plans listed on
Schedule 4. As of the date hereof and as of the Initial Funding Date, the members of each Borrower's Controlled Group maintain only those Pension Plans listed on Schedule 4 and contribute to only those Multiemployer Plans listed on
Schedule 4.

                           (2) Each Defined Benefit Pension Plan and Defined
Contribution Plan, as most recently amended, including, without limitation, amendments to any related trust agreement, group annuity, or insurance contracts, or other governing instrument, is the subject of a favorable determination letter by the Internal Revenue Service with respect to its qualification under

Section 401(a) of the Code or an application for such determination will be submitted to the Internal Revenue Service within the applicable remedial amendment period.

                           (3) All Pension Plans, as of the end of the most
recently completed plan year, meet the minimum funding standards of Section 412 of the Code and Section 302 of ERISA without regard to any funding waiver.

                           (4) Each Borrower and the members of its Controlled
Group have, as of the date hereof and as of the Initial Funding Date, made all contributions or payments to or under Pension Plans required by the terms of any such Plan or any contract or agreement.

                  (b) (1) All Plans maintained by each Borrower or any member of such Borrower's Controlled Group comply, in all material respects, both in form and in operation, with the requirements of the Code and ERISA.

                           (2) There is not, and has not been, any material
violation of the Code or ERISA with respect to the filing of applicable reports, documents, and notices regarding any Plan maintained by any Borrower or any member of any Borrower's Controlled Group with the Secretary of Labor, the Secretary of the Treasury, the PBGC or any other Governmental Authority or the furnishing of such documents to the participants or beneficiaries of any such Plan.

                           (3) No material liability to the PBGC has been, or is
expected by any Borrower or any member of its Controlled Group to be, incurred by any Borrower or any member of its Controlled Group.

                           (4) There is no material Amount of Unfunded Benefit
Liabilities for any Defined Benefit Pension Plan.

                           (5) No material liabilities (whether or not such
liability is being litigated) have been asserted against any Borrower or any member of its Controlled Group in connection with any Defined Benefit Pension Plan by the PBGC or by a trustee appointed pursuant to Section 4042(b) or (c) of ERISA, and no material Lien has been attached and no person has threatened to attach a material Lien on any property of any Borrower or any member of its Controlled Group as a result of any failure to comply with the Code or ERISA.

                           (6) Except as set forth on Schedule 4, neither any
Borrower nor any member of its Controlled Group would be obligated to pay any material Withdrawal Liabilities if each of them were to withdraw from the Multiemployer Plans to which any of them makes contributions.

                           (7) Each Borrower and the members of its Controlled
Group have complied in all material respects with the requirements of Section 515 of ERISA with respect to Multiemployer Plans.

                           (8) No material Prohibited Transaction has occurred
with respect to any Plan.

                           (9) No material Reportable Event has occurred with
respect to any Defined Benefit Pension Plan.

                           (10) No Borrower has any material unfunded
liabilities of unfunded and uninsured "employee welfare benefit plans" (as defined in Section 3(1) of ERISA).

                           (11) There has not been any material COBRA violation
with respect to any Plan to which such continuation coverage requirements apply.

                           (12) Neither any Borrower nor any of its Subsidiaries
is party to an irrevocable trust the assets of which remain subject to the general creditors of such Borrower and/or its Subsidiaries (sometimes referred to as "rabbi trusts") with respect to which there are any material unfunded potential liabilities.

         Any violation, liability, amount or other event or obligation under
SECTION 4.9 is not material, unless such violation, liability, amount or other event or obligation, alone or when aggregated with all other such violations, liabilities, amounts or other events or obligations, results in any liability, tax, penalty, or other financial condition, that would have a Material Adverse Effect.

         SECTION 4.10. Subsidiaries and Ownership of Stock. As of the date hereof and as of the Initial Funding Date, Schedule 5 is a complete and accurate list of the Subsidiaries of the Company, showing the jurisdiction of incorporation or organization of each and showing the percentage of the Company's (or a Subsidiary's) ownership of the outstanding stock or other interest of each such Subsidiary. All of the outstanding capital stock or other interest of each Subsidiary owned by the Company (or a Subsidiary) has been validly issued, is fully paid and nonassessable and, except as shown in Schedule 5, is free and clear of all Liens. As of the date hereof and the Initial Funding Date, all of the general partnership interests in BGP are owned by the Persons listed on Schedule 5. The Company may, upon written notice to the Administrative Agent and the Syndication Agent, update Schedule 5 on or prior to the Merger Date to reflect subsidiaries or partnership interests acquired or formed in compliance with this Agreement.

         SECTION 4.11. Credit Arrangements. As of the date hereof and as of the Initial Funding Date, Schedule 6 is a complete and correct list of all credit agreements, indentures, purchase agreements, guarantees, capital leases and other investments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which any Borrower or any of its Subsidiaries is or could become in any manner directly or contingently obligated for an amount in excess of $5,000,000; and the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule. The Company may, upon written notice to the Administrative Agent and the Syndication Agent, update Schedule 6 on or prior to the Merger Date to reflect additional agreements entered into not in violation of this Agreement.

         SECTION 4.12. Operation of Business. The Company and each of its Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, material to the conduct of their business substantially as now conducted, and neither the Company nor any of its Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing, except in instances which would not, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 4.13. No Default on Outstanding Judgments or Orders. The Company and each of its Subsidiaries has satisfied all judgments and neither a Borrower nor any of its Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority, except in instances which would not, individually or in the aggregate, result in liability of $5,000,000 or more.

         SECTION 4.14. No Defaults on Other Agreements. Neither the Company nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which could have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party, except in instances which would not, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 4.15. Labor Disputes, etc. Except as disclosed on Schedule 4.15, Neither the business nor the properties of the Company or of any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty (whether or not covered by insurance), except in instances which would not, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 4.16. Governmental Regulation. Neither the Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation limiting its ability to incur indebtedness for borrowed money as contemplated hereby.

         SECTION 4.17. Partnerships. As of the date hereof and as of the Initial Funding Date, except as disclosed on Schedule 4.17 or Schedule 5, neither the Company nor any of its Subsidiaries is a partner in any partnership or in any joint venture. The Company may, upon written notice to the Administrative Agent and the Syndication Agent, update Schedule 4.17 and Schedule 5 on or prior to the Merger Date to reflect additional partnerships and joint ventures entered into not in violation of this Agreement.

         SECTION 4.18. Environmental Matters. (a) The Company and each of its Subsidiaries and all of their respective operations are in compliance with all Environmental Laws, except in instances which, individually and in the aggregate, would not have a Material Adverse Effect. The Company and each of its Subsidiaries has no liability for any previous noncompliance with any Environmental Law except for liability which, individually and in the aggregate, would not have a Material Adverse Effect. The Company and each of its Subsidiaries is in possession of, and in compliance in all material respects with, all permits, licenses, registrations, and authorizations required under the Environmental Laws except in instances where such nonpossession, individually and in the aggregate, would not have a Material Adverse Effect. All such permits, licenses, registrations, and authorizations are currently in effect; no proceeding is pending or, to the Company's knowledge, threatened, to modify, suspend, revoke, withdraw, or otherwise limit such permits, licenses, registrations, and authorizations; and no administrative or governmental action has been taken or, to the Company's Borrower's knowledge, threatened which could result in the expiration without renewal or the nonrenewal of such permits, licenses, registrations or authorizations. Neither the Company nor any of its Subsidiaries has received any notice of violation, citation, complaint, request for information, order, directive, compliance schedule, notice of claims, or proceeding from any party relating to compliance with the Environmental Laws by any Borrower or any of its Subsidiaries, except in instances which, individually and in the aggregate, would not have a Material Adverse Effect.

                  (b) To the Company's knowledge, no past occupant of the Real Property has engaged in any Proscribed Activities, in a manner which violates any of the Environmental Laws, except such activities which, individually and in the aggregate, would not have a Material Adverse Effect. There are no conditions on any Real Property which may be reasonably expected to give rise to liability, the imposition of a statutory lien, or which may be reasonably expected to require Response, Removal or Remedial Action under any of the Environmental Laws, except such conditions which, individually and in the aggregate, would not have a Material Adverse Effect.

                  (c) Except as disclosed on Schedule 7, neither the Company nor any of its Subsidiaries has received any request for information, claim, demand, or other notification that it is or may be potentially responsible or liable for any Response, Removal or Remedial Action at any site, including properties not owned, operated or leased by or to any Borrower or any of its Subsidiaries. Except as disclosed on Schedule 7, Hazardous Substances generated by the Company or any of its Subsidiaries have never been sent, transferred or transported to, or treated, stored or disposed of at any site listed on the National Priorities List promulgated pursuant to CERCLA, or at any site listed on any state list of sites requiring Response, Removal or Remedial Action, except in instances which, individually and in the aggregate, would not have a Material Adverse Effect.

                  (d) Schedule 7 sets forth an accurate and complete listing of all pending and threatened investigations, actions, claims and proceedings of any nature whatsoever affecting the Company or any of its Subsidiaries, including third party claims based upon negligence, trespass, strict liability, nuisance or toxic tort, arising out of or in any way related to the Environmental Laws, as well as any exceptions to the representations and warranties contained in SECTIONS 4.18(a), (b) AND (c), which, if determined adversely to the Company or such Subsidiary could have a Material Adverse Effect.

         SECTION 4.19. Compliance with Laws. Each Borrower and each of its Subsidiaries is in compliance with all applicable laws, rules, regulations, and other legal requirements with respect to its business and the use, maintenance, and operations of the real and personal property owned or leased by it, except in instances which would not, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 4.20. Regulations U and X. Except as set forth in SECTION 6.10, the Company does not own and no part of the proceeds of the Loans will be used to purchase or carry any margin stock (within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying any margin stock. The Loans are not directly or indirectly secured by "margin stock (within the meaning of Regulation U). The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock. If requested by the Banks, the Borrowers will furnish to the Banks a statement in conformity with the requirements of Federal Reserve Form U-1 referred to Regulation U. No part of the proceeds of the Loans to the Borrowers will be used for any purpose that violates or is inconsistent with the provisions of Regulation X.

         SECTION 4.21. Accuracy of Representations. No representation, warranty or statement by any Credit Party contained herein, in any Transaction Document or in any certificate, financial statement or other document furnished by any Credit Party pursuant hereto or in connection herewith fails to contain any statement of material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it is made. There is no fact which the Company knows and has not disclosed to the Banks which does or may have a Material Adverse Effect. All projections furnished to the Agents or any Bank (whether before or after the Signing Date) have been or will be prepared in good faith on the basis of reasonable assumptions and represent or will represent the Company's good faith estimate of its future performance, it being understood that actual results may differ from projections.

         SECTION 4.22. Solvency. The Transactions (including the incurrence of the Term Loans and Advances on the Initial Funding Date and the application of the proceeds of the Term Loans and the Advances) will not involve or result in any fraudulent transfer or fraudulent conveyance under the provisions of Section 548 of the Bankruptcy Code (11 U.S.C. Section 101 et seg., as from time to time hereafter amended, and any successor or similar statute) or any applicable state law respecting fraudulent transfers or fraudulent conveyances. After giving effect to the Transactions, each of the Credit Parties is Solvent.

         SECTION 4.23. Year 2000. Any reprogramming or other corrective modifications required to permit the proper functioning in all material respects, in and following the year 2000, of business critical software owned by the Company and its

Subsidiaries is reasonably expected to be completed by December 31, 1999 except to the extent that the failure to do so would not be reasonably expected to have a Material Adverse Effect. As of the Initial Funding Date, to the knowledge of the Company, the cost to the Company and its Subsidiaries of such reprogramming to the extent not reflected or reserved for on the December 31, 1998 balance sheet of the Company would not be reasonably expected to have a Material Adverse Effect.

         SECTION 4.24. Merger Agreement. As of the Initial Funding Date, to the best knowledge of the Company, the representations and warranties in the Merger Agreement are true and correct in all material respects.

         SECTION 4.25. Survival of Representations. All of the foregoing representations and warranties shall survive the execution and delivery of the Notes and the making by the Banks of the Loans hereunder.

                                   ARTICLE V.

                          FINANCIAL COVENANTS AND DEBT
                              AND LIEN RESTRICTIONS

         So long as the Notes shall remain unpaid, any Bank shall have any Commitment hereunder, the Swing Line Bank shall have any Swing Line Commitment hereunder, any Advance, any Loan, any Letter of Credit, or any Swing Line Loan remains outstanding or any other amount remains outstanding hereunder, unless the Required Banks otherwise consent in writing:

         SECTION 5.1. Net Worth.

                  During each fiscal quarter ending after the Merger Date, beginning on the last day of a fiscal quarter and ending on the day immediately preceding the last day of the following fiscal quarter, the sum of (a) the Net Worth of the Company and its Subsidiaries, on a Consolidated basis, plus (b) to the extent Net Worth is otherwise reduced by the amount set forth in this clause
(b), the amount (but not in excess of $6,000,000) of nonrecurring expenses for restructuring in excess of $4,000,000 included in the Company's Projections provided to the Agents on October 8, 1999, incurred on or before 365 days after the Merger Date, shall not be less than the sum of:

                  (1) 90% of (x) until delivery of the Merger Date balance sheet pursuant to SECTION 6.8(l), the Consolidated Net Worth of SLC and ITI as determined from the pro forma opening balance sheet delivered pursuant to SECTION 3.1(1)(n), and (y) from and after the delivery of the Merger Date Balance Sheet pursuant to SECTION 6.8(l), the Consolidated Net Worth of SLC and ITI determined from the Merger Date balance sheet, plus,

                  (2) 50% of the Net Income (but with no reduction for net losses) of the Company and its Subsidiaries on a Consolidated basis, for each fiscal quarter (or portion thereof) occurring during the period (the "Test Period") that begins on the Merger Date and ends on the last day of the period for which Net Worth is being determined, plus

                  (3) the net cash proceeds from the sale or issuance of Capital Stock of the Company during the Test Period.

         SECTION 5.2. Leverage. The Company will not permit the Leverage Ratio
(a) at any time on or after the Merger Date and prior to December 30, 2000, to be greater than 3.25 to 1.00 and (b) at any time thereafter, to be greater than
3.00 to 1.00.


         SECTION 5.3. Fixed Charge Coverage Ratio. The Company will not permit the Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter ending on or after the Merger Date set forth below to be less than 1.25 to 1.00.

         SECTION 5.4. Restrictions on Indebtedness. The Company will not, and will not permit any Subsidiary, to create, assume, incur or suffer to exist any Indebtedness, except:

                  (a) Indebtedness under this Agreement, the Notes and the other Transaction Documents;

                  (b) Guarantees by any Domestic Subsidiary Guarantor of any Indebtedness of a Borrower otherwise permitted hereunder;

                  (c) Indebtedness of Foreign Subsidiaries of a nature required to be reflected on their balance sheets in an aggregate amount not exceeding $15,000,000, provided that at the time such Indebtedness is incurred, the Company and such Foreign Subsidiaries are otherwise in compliance with this Agreement, including without limitation, the financial covenants contained in this Article V, and no Incipient Default or Event of Default has occurred and is continuing or would result from the incurrence of any such Indebtedness;

                  (d) Indebtedness of any Credit Party to any other Credit Party, subject to any limitations or requirements contained in SECTIONS 6.14, 7.1, or 7.6;

                  (e) Indebtedness of the Company not otherwise permitted under the other clauses of this SECTION 5.4 so long as the aggregate outstanding amount of such Indebtedness does not exceed $20,000,000, such Indebtedness is unsecured and no Subsidiary of the Company guarantees any such Indebtedness unless such Subsidiary is a Subsidiary Guarantor (except that up to $5,000,000 of such Indebtedness may be so secured and guaranteed);

                  (f) Indebtedness of the Company incurred after the Initial Funding Date so long as (i) all the proceeds net of expenses incurred in connection with the incurrence thereof of such Indebtedness are used on the date of incurrence to prepay the Loans and reduce the Commitments pursuant to SECTION 2.6(e), (ii) such Indebtedness is unsecured and no Subsidiary of the Company guarantees any such Indebtedness unless such Subsidiary is a Subsidiary Guarantor, (iii) the maturity of such Indebtedness is no earlier than 90 days after the Termination Date; and (iv) prior to incurrence of any such Indebtedness in excess of $25,000,000 the Company shall have delivered to the Banks a pro forma balance sheet and income statement as of the end of the Company's fiscal quarter ending prior to the date on which the Indebtedness is intended to be incurred and projections for the year in which the Indebtedness is intended to be incurred and the years through the Termination Date, together with appropriate schedules and calculations, demonstrating that no Incipient Default or Event of Default would be caused by or would result from any such incurrence of Indebtedness as of the end of the Company's fiscal quarter ending prior to the date on which the Indebtedness is intended to be incurred or during such years. The pro forma balance sheet, income statement and projections required above shall give effect to the Indebtedness as if it had been incurred on the last day of the Company's fiscal quarter ending prior to the date on which the Indebtedness is intended to be incurred. Such balance sheet, income statement and projections shall be reasonably satisfactory in form and substance to the Administrative Agent, provided, that in the event the Administrative Agent determines that such balance sheet, income statement and projections are not satisfactory, the Administrative Agent shall set forth its objections to such balance sheet and projections in a written notice delivered to the Company within five (5) Business Days after receipt of such balance sheet, income statement and projections; and

                  (g) Indebtedness incurred to finance capital expenditures otherwise permitted hereunder, secured only by a Permitted Lien;

                  (h) Indebtedness, not exceeding $5,000,000 in the aggregate (excluding bid, payment and performance bonds issued by an insurance company), of the type described in clause (c) of the definition of "Indebtedness" in
Section 1.1 incurred by any Subsidiary of the Company that is not a Credit Party, but only if such Indebtedness is not required to be reflected on a balance sheet of such Subsidiary in accordance with GAAP;

                  (i) Indebtedness existing on the Signing Date and set forth on Part A of Schedule 8 but the Indebtedness set forth on Part B of Schedule 8 shall be repaid in full on the Initial Funding Date;

                  (j) Indebtedness in respect of bid, payment and performance bonds issued by insurance companies;

                  (k) Indebtedness of any Subsidiary that is not a Credit Party incurred to finance acquisitions permitted by SECTION 7.5(d), not exceeding $15,000,000 in the aggregate, but only if such Indebtedness is owed to Persons from which such acquisition is made; and

                  (k) Supra Indebtedness.

         SECTION 5.5. Liens. The Company will not create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on any of its assets (including the stock of any of its Subsidiaries) except (i) Permitted Liens, (ii) Liens to the extent securing up to $5,000,000 of Indebtedness under SECTION 5.4(e) on assets not otherwise constituting collateral under the Transaction Documents and (iii) other Liens aggregating less than $2,000,000 at any one time, provided that any other such Lien shall be removed within 30 days of the date a responsible office of the Company becomes aware of any such Lien.

                                   ARTICLE VI.

                              AFFIRMATIVE COVENANTS

         So long as the Notes shall remain unpaid, any Bank shall have any Commitment hereunder, or the Swing Line Bank shall have any Swing Line Commitment hereunder, any Advance, any Term Loan, any Letter of Credit or any Swing Line Loan remains outstanding or any other amount remains outstanding hereunder, unless the Required Banks otherwise consent in writing:

         SECTION 6.1. Maintenance of Existence. The Company shall preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate or partnership existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required, except as otherwise provided in this Agreement and where the failure to be so qualified is not likely to have a Material Adverse Effect.

         SECTION 6.2. Conduct of Business. The Company shall continue, and cause each of its Subsidiaries to continue, to engage only in businesses of the same general type as conducted by them on the date of this Agreement.

         SECTION 6.3. Maintenance of Properties, Trademarks, Patents, and Licenses. The Company shall maintain, keep and preserve, and cause each of its Subsidiaries to maintain, keep and preserve, all of its properties (tangible and intangible), necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted; and maintain, keep and preserve, and cause each of its Subsidiaries to maintain, keep and preserve, all of their respective trademarks, trademark rights, patents, patent rights, licenses, permits, tradenames, tradename rights, copyrights, and approvals necessary or useful in the proper conduct of its business, if any, in full force and effect until their respective expiration dates.

         SECTION 6.4. Maintenance of Records. The Company shall keep, and cause each of its Subsidiaries to keep, adequate records and books of account, in which complete entries will be made reflecting all financial transactions of the Company and its Subsidiaries.

         SECTION 6.5. Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated.

         SECTION 6.6. Compliance with Laws. The Company shall comply, and cause each of its Subsidiaries to comply in all respects with all applicable laws, rules, regulations and orders, where the failure so to comply would have a Material Adverse Effect.

         SECTION 6.7. Right of Inspection. The Company shall at any reasonable time during normal business hours and from time to time, permit any Agent or Bank or any agent or representative of any Agent or Bank to examine and make copies and abstracts from the records and books of account of, and visit the properties of, the Company and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and any such Subsidiary with any of their respective officers and directors and their respective independent accountants.

         SECTION 6.8. Reporting Requirements. The Company shall furnish to the Administrative Agent:

                  (a) as soon as available and in any event within 90 days after the end of each fiscal year, commencing with the year in which the Merger Date occurs, of the Company, a Consolidated and Consolidating balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, a Consolidated and Consolidating statement of income and a Consolidated statement of cash flows and retained earnings of the Company and its Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective Consolidated figures for the corresponding date and period in the prior fiscal year, all prepared in accordance with GAAP, and, as to the Consolidated statements (excluding the comparative figures), audited by, and accompanied by an opinion thereon acceptable to the Administrative Agent and the Syndication Agent by a "Big Five" accounting firm or other independent accountants selected by the Company and satisfactory to the Administrative Agent and the Syndication Agent;

                  (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, commencing with the first fiscal quarter after the Merger Date, a Consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, a Consolidated statement of income, statement of cash flows and statement of retained earnings of the Company and its Subsidiaries for such quarter and a Consolidated statement of income, statement of cash flows and statement of retained earnings of the Company and its Subsidiaries for the period commencing at the beginning of the current fiscal year and ending with the end of such quarter, all in reasonable detail and stating in comparative form the respective Consolidated figures for the corresponding period in the previous fiscal year, accompanied by, in the case of a Consolidated balance sheet and Consolidated statement of income, a Consolidating worksheet in substantially the form heretofore delivered to the Administrative Agent, and all prepared in accordance with GAAP and certified by the chief executive officer, president, chief financial officer or treasurer of the Company (subject to year-end adjustments);

                  (c) promptly upon receipt thereof, copies of any management letters or similar reports submitted to the Company or any of its Subsidiaries by independent certified public accountants in connection with examination of the financial statements of the Company or any such Subsidiary made by such accountants;

                  (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a certificate in the form attached hereto as Exhibit 6.8(d) ("Compliance Certificate"), signed by the chief executive officer, president, chief financial officer or treasurer of the Company (1) certifying that to the best of his knowledge no Incipient Default or Event of Default has occurred and is continuing or, if an Incipient Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, (2) showing in reasonable detail calculations demonstrating whether or not the Borrowers are in compliance with the covenants contained in Article V, (3) stating, on the basis of the calculation of the Leverage Ratio contained in the Compliance Certificate, the Applicable Margin to become effective on the first day of the next succeeding calendar month, and (4) certifying that the representations and warranties contained in Article IV hereof (other than those which by their terms are made only as of the date of this Agreement) shall be accurate on and as of the date of such Compliance Certificate as though made on and as of such date except to the extent rendered inaccurate as a result of events or changes in circumstance occurring after the date of this Agreement which are disclosed in writing to the Administrative Agent and the Syndication Agent on or before the most recent borrowing date (if required by this Agreement to be so disclosed) and which do not, individually, or in the aggregate, have a Material Adverse Effect;

                  (e) promptly after the delivery thereof, copies of all compliance certificates which the Company or any of its Subsidiaries prepares for any lender in connection with Total Debt;

                  (f) simultaneously with the delivery of the annual financial statements referred to in subsection (a), a certificate of the independent public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes an Incipient Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof;

                  (g) promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Borrower or any of its Subsidiaries which, if determined adversely to such Borrower or such Subsidiary could have a Material Adverse Effect;

                  (h) as soon as possible and in any event within three Business Days after the Company obtains knowledge of each Incipient Default or Event of Default a written notice setting forth the details of such Incipient Default or Event of Default and the action which is proposed to be taken by the Borrowers with respect thereto;

                  (i) as soon as possible, and in any event within three Business Days after obtaining knowledge thereof, notice of the occurrence of any event or condition which has a Material Adverse Effect, describing the same in reasonable detail;

                  (j) promptly after any change in the list of the Subsidiaries of each Borrower, as reflected on Schedule 5, any change in the partnerships or joint ventures, as reflected on Schedule 5, any change in the information reflected on Schedule 6, and the occurrence of any event permitted by SECTION 7.3(b) OR (c) involving consideration of $5,000,000 or more or by SECTION 7.5, written notice of any such change or event;

                  (k) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any of its Subsidiaries with the Securities and Exchange Commission, or any other Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange or distributed by the Company to its shareholders generally, as the case may be;

                  (l) within 45 days after the end of the first fiscal quarter ending after the Merger Date, an opening Consolidated balance sheet of the Company and its Subsidiaries as of the Merger Date; and

                  (m) such other information respecting the condition or operations, financial or otherwise, of the Company and any of its Subsidiaries as the Administrative Agent or the Syndication Agent or any Bank may from time to time reasonably request.

         SECTION 6.9. Compliance with Environmental Laws. (a) The Company will, and will cause each of its Subsidiaries to, (1) comply in all material respects with all Environmental Laws, (2) obtain, maintain, and comply in all material respects with all permits, licenses, registrations and authorizations required under all Environmental Laws, and (3) comply in all material respects with all governmental or court orders, directives, judgments, decrees, awards, administrative consent orders, settlement agreements, or other settlement documents issued by, or entered into with, any administrative or governmental agency or entity concerning compliance with all Environmental Laws, except in instances which, individually and in the aggregate, would not have a Material Adverse Effect.

                  (b) Neither the Company nor any of its Subsidiaries will use or permit the use of any Real Property in a manner which may reasonably be expected to give rise to liability, the imposition of a statutory lien, or which may reasonably be expected to require any Response, Removal or Remedial Action under any of the Environmental Laws which would have a Material Adverse Effect. In the event that conditions are discovered on, about, beneath or arising from the Real Property which may reasonably be expected to give rise to liability or the imposition of a statutory lien, or which may reasonably be expected to require Response, Removal or Remedial Action, the Company shall, and shall cause its Subsidiaries to, promptly and without cost and expense to the Banks or the Agents, take all actions, including Response, Removal or Remedial Actions, as required under the Environmental Laws, or take appropriate action to demonstrate its absence of responsibility or liability with respect to such conditions, or take appropriate action to require any other party that is responsible or liable for such conditions to take all actions, including Response, Removal or Remedial Actions, as required under the Environmental Laws.

                  (c) The Company will promptly notify the Administrative Agent if the Company or any of its Subsidiaries receives:

                           (1) any notice of violation, citation, complaint,
request for information, order, directive, compliance schedule, or notice of claim or proceeding from any party relating to its compliance with any of the Environmental Laws;

                           (2) any requests for information, claim, demand, or
other notification that it or any of its Subsidiaries is or may be potentially responsible or liable for any Response, Removal or Remedial Action at any site, including properties not owned, operated or leased by or to the Company or any of its Subsidiaries;

                           (3) any notice of claims, actions, or proceedings of
any nature whatsoever, including third party claims based upon negligence, trespass, strict liability, nuisance or toxic tort, arising out of or in any way related to any of the Environmental Laws or the environmental condition of the Real Property; and

                           (4) any other information concerning conditions on,
about, beneath or arising from the Real Property which may reasonably be expected to give rise to liability or the imposition of a statutory lien, or which may reasonably be expected to require Response, Removal or Remedial Action under any of the Environmental Laws;

provided, however, that the Company will not be required to notify the Agent unless any of the foregoing, if determined adversely to any Borrower or any Subsidiary could have a Material Adverse Effect.

         SECTION 6.10. Use of Proceeds. The Revolving Credit will be used to finance the Cash Election Consideration and the Refinancing, to provide for working capital and general corporate purposes and to finance in part the fees and expenses arising from the Transactions (which shall not exceed $15,000,000). The Term Loans will be used to finance the Cash Election Consideration and the Refinancing. The Swing Line will be used for working capital and general corporate purposes.

         SECTION 6.11. Taxes. The Company will pay, and will cause each Subsidiary to pay, when due all taxes, assessments and charges imposed upon it or its property or that it is required to withhold and pay over, except where contested in good faith and where adequate reserves have been set aside.

         SECTION 6.12. ERISA. (a) As soon as possible (and in any event within ten Business Days) after the receipt by any Borrower or any member of its Controlled Group of a demand letter from the PBGC notifying such Borrower or any member of its Controlled Group of the final decision finding liability and the date by which such liability must be paid, such Borrower will furnish to the Agents a copy of such letter together with a statement to the Agents setting forth the action which the Company proposes to take with respect thereto.

                  (b) As soon as possible (and in any event within ten Business
Days) after any Borrower knows or has reason to know (1) that any Reportable Event other than a Reportable Event for which the 30-day notice requirement contained in DOL Reg. Section 2615.3(a) is waived ("Waived Reportable Event") has or will occur with respect to any Defined Benefit Pension Plan maintained by the Company or any member of its Controlled Group, (2) that a Waived Reportable Event has or will occur with respect to any Defined Benefit Pension Plan maintained by any Borrower or any member of any Borrower's Controlled Group if the occurrence of such Waived Reportable Event would have a Material Adverse Effect, (3) that any Defined Benefit Pension Plan maintained by such Borrower or any member of its Controlled Group is to be terminated in a "distress termination" (within the meaning of Section 4041(c) of ERISA), (4) that the PBGC has instituted or will institute proceedings under Title IV of ERISA to terminate any Defined Benefit Pension Plan maintained by the Company or any member of its Controlled Group, (5) that such Borrower has incurred Withdrawal Liability from a Multiemployer Plan maintained by it or any member of its Controlled Group, (6) that any Multiemployer Plan to which such Borrower or any member of its Controlled Group has made contributions is or will be in Reorganization, or (7) any other condition exists with respect to a Defined Benefit Pension Plan or Multiemployer Plan which presents a material risk of termination of any such Plan, such Borrower will furnish a statement to the Administrative Agent setting forth the details of such Reportable Event, distress termination, termination proceedings, Withdrawal Liability, Reorganization, or condition, and the action that the Company proposes to take with respect thereto, together with a copy of any notice of such Reportable Event or distress termination given to the PBGC, or a copy of any notice of termination proceedings, Withdrawal Liability, or Reorganization received by such Borrower or any member of its Controlled Group.

                  (c) Each Borrower will furnish to the Agents as soon as possible after receipt thereof a copy of any notice (other than of a ministerial nature) that such Borrower or any member of its Controlled Group receives from the PBGC, the Internal Revenue Service, the Department of Labor, any other Governmental Authority or the sponsor of any Multiemployer Plan, that sets forth or proposes any action to be taken or determination made by the PBGC, the Internal Revenue service, the Department of Labor, any other Governmental Authority or the sponsor of any Multiemployer Plan with respect to any Plan, if such action or determination is reasonably likely to have a Material Adverse Effect.

                  (d) The Company will promptly notify the Administrative Agent if it knows or has reason to know:

                           (1) of any taxes, penalties, interest charges and
other financial obligations that have been assessed or otherwise imposed, or that may be assessed or otherwise imposed, against any Borrower or any member of its Controlled Group by the PBGC, the Internal Revenue Service, the Department of Labor or any other Governmental Authority with respect to any Plan if such obligations are material;

                           (2) that any Borrower or any member of its Controlled
Group has applied for a waiver of the minimum funding standard under Section 412 of the Code with respect to a Pension Plan;

                           (3) that the aggregate Amount of Unfunded Benefit
Liabilities with respect to all Defined Benefit Pension Plans is material;

                           (4) that any Borrower or any member of its Controlled
Group is in default (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of its withdrawal (as defined in Section 4203 or Section 4205 of ERISA);

                           (5) that there is an action brought against any
Borrower the Company or any member of its Controlled Group under Section 502 of ERISA with respect to its failure to comply with Section 515 of ERISA; or

                           (6) that any condition exists with respect to a
Defined Benefit Pension Plan which is reasonably likely to require any Borrower or any member of its Controlled Group to provide security to such Plan as described in Section 307 of ERISA.

                           No obligation, liability or other amount under this
SECTION 6.12(d) is material unless such obligation, liability or other amount, either alone or when aggregated with other obligations, liabilities or other amounts under this SECTION 6.12 would have a Material Adverse Effect.

                           The Company will furnish a statement to the
Administrative Agent setting forth the details of any such event and the action which the Company or such Borrower proposes to take with respect thereto.

         SECTION 6.13. Incorporation of Terms and Conditions. The Borrowers hereby agree with each Agent and the Banks that this Agreement shall from time to time, upon notice from the Administrative Agent to the Company of the specific terms and conditions to be applied, be deemed amended to incorporate herein any and all covenants (including, without limitation, covenants of the type set forth in Article V but including covenants of the type set forth in Articles VI and VII only with respect to Total Debt involving Indebtedness in excess of $5,000,000 in original committed amount or outstanding amount) included in other instruments, documents or agreements relating to Total Debt (whether now or hereafter arising) or Indebtedness under agreements hereafter entered into for borrowed money not constituting Total Debt to which the Company is a party which, in the sole judgment of the Administrative Agent, are in any way more restrictive than those found herein or in any other Transaction Document. Notwithstanding the foregoing, the Borrowers and their Subsidiaries shall not as a result of the provisions of this SECTION 6.13 be obligated to provide a Lien to secure the Obligations with respect to collateral given to the holders of any such Total Debt or Indebtedness if the Lien created pursuant thereto is otherwise permitted under SECTION 5.5.

         SECTION 6.14. Future Subsidiaries. Upon any Person becoming, after the Signing Date, a Subsidiary of the Company, or upon the Company or any Subsidiary acquiring additional Capital Stock of any existing Subsidiary, the Company shall notify the Administrative Agent of such acquisition, and

                  (a) the Company shall promptly cause such Subsidiary (other than an Insignificant Domestic Subsidiary) to execute and deliver to the Administrative Agent, with counterparts for each Bank, if a Domestic Subsidiary, a Domestic Subsidiary Guaranty or a supplement to thereto; and

                  (b) the Company shall within 30 days deliver, or cause to be delivered, to the Administrative Agent under a Pledge Agreement (or a supplement thereto updating the schedules to the Pledge Agreement), certificates (if any) representing all of the issued and outstanding shares of Capital Stock of such Subsidiary owned by the Company or by any Subsidiary of the Company, as the case may be, along with undated stock powers for such certificates, executed in blank, and take all other actions as may be necessary to give the Administrative Agent "control" (as defined in Article 8 of the New York Uniform Commercial
Code) of such securities in order to provide the Administrative Agent with a first priority, perfected security interest in such securities pursuant to the terms of a Pledge Agreement,

together, in each case, with such opinions, in form and substance and from counsel satisfactory to the Administrative Agent, as the Administrative Agent may reasonably require; provided, that notwithstanding the foregoing, neither the Company nor any Subsidiary of the Company shall be required to deliver in pledge pursuant to a Pledge Agreement in excess of 65% of the total combined voting power of all classes of Capital Stock of a Foreign Subsidiary entitled to vote. If requested by the

Administrative Agent in connection with the pledge of Capital Stock of a Foreign Subsidiary, the Company shall enter into such amendments or supplements to a Pledge Agreement (or enter into a separate pledge agreement) as may be reasonably requested by the Administrative Agent in order to ensure that the Administrative Agent shall have a valid and enforceable first priority pledge of such Capital Stock in compliance with applicable foreign law, including the right to vote the pledged Capital Stock, receive dividends and other distributions in respect of such Capital Stock and transfer such pledged Capital Stock, in each case upon the terms and conditions set forth therein.


                                  ARTICLE VII.

                               NEGATIVE COVENANTS

         So long as the Notes shall remain unpaid, any Bank shall have any Commitment hereunder, or the Swing Line Bank shall have any Swing Line Commitment hereunder, any Advance, any Term Loan, any Letter of Credit, or any Swing Line Loan remains outstanding or any other amount remains outstanding hereunder, unless the Required Banks otherwise consent in writing, the Company shall not and shall not permit its Subsidiaries to:

         SECTION 7.1. Investments. Make, or permit any of its Subsidiaries to make, any loan or advance to any Person or purchase or otherwise acquire, or permit any such Subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person, except, so long as no Incipient Default or Event of Default exists or would result therefrom: (a) direct obligations of the United States of America or its agencies with maturities of three years or less from the date of acquisition; (b) commercial paper rated at least "A-1" by the Standard & Poor's Ratings Group, a division of The McGraw-Hill Corporation ("S&P") or "P-1" by Moody's Investors Service, Inc.;
(c) time deposits, certificates of deposit and bankers acceptances with maturities of one year or less from the date of acquisition which are either fully insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation or are issued by (1) Brown Brothers Harriman & Co. (unless disapproved by the Administrative Agent) or (2) any commercial bank having capital and surplus of at least $500 million and whose long-term debt (or that of its holding company) is rated at least "A minus" by the S&P within the United States of America (including the off-shore deposit-taking branches or subsidiaries of such a bank); (d) time deposits, certificates of deposit and bankers acceptances, with maturities of one year or less from the date of acquisition, issued by any commercial bank within Canada, Japan, the European Community, or the country of domicile of the investing Subsidiary (including the off-shore deposit-taking branches or subsidiaries of such institutions), unless the Administrative Agent shall have notified the Company that a particular bank is not acceptable to it; (e) the Company's and each Subsidiary's capital investment in their respective Subsidiaries as they exist on the Signing Date (including the investment of ITI in its Subsidiaries and the investments by Subsidiaries of ITI in their Subsidiaries as of the Signing
Date), and capital investments as a result of the Merger, (f) subject to SECTIONS 6.14 and 7.6, additional capital investments in such Subsidiaries, or any additional Subsidiary the acquisition of which is permitted pursuant to
SECTION 7.5; (g) in the case of ITI Finance Corporation, secured loans and advances to dealers in accordance with usual and customary practices not to exceed $40,000,000 in the aggregate outstanding at any time; (h) subject to SECTIONS 6.14 and 7.6, loans and advances among the Borrowers and their Subsidiaries; (i) loans made to employees in the ordinary course of business for proper business purposes (including relocation loans) the aggregate principal amount of which does not exceed $1,000,000 at any time outstanding; (j) shares of investment companies, of the type commonly known as "money market" mutual funds, registered under the Investment Company Act of 1940; and (k) time deposits described in clause (k) of the definition of Permitted Liens. For purposes of this Section, demand deposits and pledges or deposits of the type described in clause (c) of the definition of Permitted Liens are not considered to be investments.

         SECTION 7.2. Restricted Payments. Declare or pay any dividend, purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such, whether in cash, assets or in obligations of the Company or any Subsidiary, or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock, or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock, or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of any Credit Party, except that, so long as no Incipient Default or Event of Default exists or would result therefrom: (a) the Company and any Subsidiary may declare and deliver dividends and make distributions payable solely in nonredeemable common stock of the Company or such Subsidiary, respectively; (b) so long as no Incipient Default or Event of Default exists or would result therefrom, any Subsidiary of the Company may declare and pay dividends to its stockholders, provided, that, if such Subsidiary is not wholly owned by the Company or another Subsidiary, such dividend shall be paid pro rata to all stockholders of such Subsidiary; and (c) so long as no Incipient Default or Event of Default exists or would result therefrom, the Company may declare and pay dividends so long as the aggregate amount of all dividends paid under (b) and (c) to Persons other than the Company and its Subsidiaries during any fiscal year does not exceed an amount equal to 50% of the Net Income of the

Company and its Subsidiaries, on a Consolidated basis, for prior fiscal year as reflected on the financial statements delivered pursuant to SECTION 6.8(a).

         SECTION 7.3. Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of (including by merger or consolidation but excluding by the Merger), or permit any of its Subsidiaries to sell, lease, assign, transfer or otherwise dispose of (including by merger or consolidation but excluding by the Merger), any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of such Subsidiaries, receivables and leasehold interests), except: (a) the sale of inventory in the ordinary course of business (including sales between Credit Parties and their Subsidiaries) and the sale in the ordinary course of business of receivables giving rise to Supra Indebtedness; (b) so long as no Incipient Default or Event of Default exists or would result therefrom and the Net Proceeds are applied as set forth in SECTION 2.6(d), the sale or other disposition of other assets resulting in Net Proceeds during any fiscal year not exceeding $20,000,000; (c) so long as no Incipient Default or Event of Default exists or would result therefrom and the Net Proceeds are applied as set forth in SECTION 2.6(D), the sale or other disposition of any asset of the Company or any Subsidiary of a the Company (1) subject to SECTION 7.6, to a Credit Party, or (2) subject to SECTIONS 6.14 and 7.6, to a Subsidiary of a Credit Party; and (d) so long as (i) no Incipient Default or Event of Default exists or would result therefrom, (ii) the Net Proceeds are applied as set forth in SECTION 2.6(d) to the extent provided therein, and (iii) the Net Proceeds from all such sales in any fiscal year do not exceed $20,000,000 and the aggregate Net Proceeds from all such sales during the term of this Agreement do not exceed $50,000,000, the sale or other disposition of any Subsidiary of the Company provided that prior to any such transaction generating Net Proceeds in excess of $10,000,000, the Company must deliver to the Banks a pro forma balance sheet as of the end of the Company's most recently completed fiscal quarter and a pro forma income statement for the period of four fiscal quarters then ended, together with appropriate schedules and calculations, demonstrating that no Incipient Default or Event of Default would have been caused by or would have resulted from any such transaction as of the end of the Company's most recently completed fiscal quarter. The pro forma balance sheet required above shall give effect to the transaction as if it had occurred on the last day of the Company's most recently completed fiscal quarter, and the pro forma income statement required above shall give effect to the transaction as if it had occurred at the beginning of the period of four fiscal quarters then ended. If any Credit Party shall sell or otherwise dispose of all or substantially all of its assets or all of the stock of another Credit Party (in either case to a Person not an Affiliate or Subsidiary of the Company) in a transaction permitted by this

Section or otherwise consented to by the Required Banks, the Credit Party that sells its assets or the Credit Party whose stock is sold shall be released from all its Obligations hereunder and under the Transaction Documents effective upon such sale, and each Bank will execute and deliver such instruments and documents as shall be reasonably required to confirm and effect such release.

         SECTION 7.4. Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of the Company, or permit any of its Subsidiaries to enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of the Company except that so long as no Incipient Default or Event of Default exists or would result therefrom, the following transactions are permitted: (a) transactions expressly permitted by other provisions of this Agreement; and (b) transactions in the ordinary course of and pursuant to the reasonable requirements of such Person's business and upon fair and reasonable terms no less favorable to such Person than would obtain in a comparable arm's length transaction with a Person not an Affiliate of the Company.

         SECTION 7.5. Mergers, Acquisitions, Etc. Acquire all or substantially all of the assets or the business of any Person, whether by purchase of stock or assets, merger, consolidation or otherwise (or enter into any agreement to do any of the foregoing), or permit any of its Subsidiaries to do so; except that, so long as no Incipient Default or Event of Default exists or would result therefrom:

                  (a) (i) the Merger shall be permitted and (ii) any Credit Party may merge with one or more other Credit Parties, any Credit Party may consolidate with one or more other Credit Parties or may merge or consolidate with one or more Subsidiaries of any Credit Party, and any Subsidiary of a Credit Party may merge or consolidate with one or more other Subsidiaries of a Credit Party, if, in any such case, (1) the resulting or surviving corporation (if not already a Credit Party) becomes a Credit Party in accordance with
SECTION 6.14 if required to do so by that Section, (2) if any of the constituent corporations to the transaction is a Domestic Subsidiary, the resulting or surviving corporation is a Domestic Credit Party or Domestic Subsidiary and (3) any merger or consolidation involving the Company shall result in the Company being the surviving corporation;

                  (b) any Credit Party may acquire assets from any other Credit Party or from any Subsidiary of any Credit Party, subject to SECTION 7.6;



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
                  (c) any Subsidiary of a Credit Party may acquire assets from any Credit Party or from any Subsidiary of a Credit Party, subject to SECTION 7.6; and

                  (d) subject to SECTION 6.14, any Credit Party or Subsidiary of any Credit Party may acquire all or substantially all of the assets or the business of any Person (other than a Credit Party or a Subsidiary of a Credit Party) if the aggregate amount expended (including Total Debt assumed or incurred in connection with the acquisition) by the Credit Parties and their Subsidiaries in making such acquisitions does not exceed $50,000,000 in any period of twelve consecutive months beginning on or after the Signing Date; provided, however that, prior to any acquisition in which the aggregate amount expended (including Total Debt assumed or incurred in connection with the acquisition) exceeds $20,000,000, the Company must deliver to the Banks a pro forma balance sheet as of the end of the Company's fiscal quarter ending prior to the date on which the acquisition is intended to be made, and a pro forma income statement for the prior four fiscal quarters then ended, together with appropriate schedules and calculations, demonstrating that no Incipient Default or Event of Default would be caused by or would result from any such acquisition as of the end of the Company's fiscal quarter ending prior to the date on which the acquisition is intended to be made. The pro forma balance sheet required above shall give effect to the acquisition as if it had occurred on the last day of the Company's fiscal quarter ending prior to the date on which the acquisition is intended to be made and without giving any effect to synergies resulting from the acquisition, and the pro forma income statement shall give effect to the acquisition as if it had occurred at the beginning of the period of four fiscal quarters then ended without giving effect to synergies resulting from the acquisition. Such balance sheet and income statement shall be reasonably satisfactory in form and substance to the Administrative Agent, provided that in the event Administrative Agent determines that such balance sheet and income statement are not satisfactory, the Administrative Agent shall set forth its objections to such balance sheet and income statement in a written notice delivered to the Company within five (5) Business Days after receipt of such balance sheet. Nothing contained in the foregoing proviso shall be deemed to or shall permit the Credit Parties to make acquisitions if the aggregate amount expended (including Total Debt assumed or incurred in connection with the acquisition) by the Borrowers and their Subsidiaries in making such acquisitions either individually or in the aggregate exceeds the basket set forth above.

         SECTION 7.6. Transactions with Foreign Borrowers. (a) Notwithstanding any other provision of this Agreement, no Credit Party will transfer, or permit any of its Subsidiaries to transfer, to any Foreign Credit Party or any Foreign Subsidiaries any of the capital stock or other equity interest in, or any of the assets of:

                           (1) the Domestic Borrower or any Domestic Subsidiary
of a Domestic Borrower; or

                           (2) any Foreign Subsidiary unless in the case of this
paragraph (2), the transferee and each Person of which it is a Subsidiary all are wholly-owned Subsidiaries of the Company at the time of the transfer (including transfers consisting of loans and advances).

This subsection, as it relates to transfers of assets (other than capital stock and equity interests) does not apply to (A) sales of inventory in the ordinary course of business, (B) sales of unneeded equipment and the like for fair value, or (C) transactions permitted under subsection (b).

                  (b) No Credit Party will make, or will permit any of its Subsidiaries to make, any loan or advance to or investment in any Foreign Credit Party or Foreign Subsidiary, except that any Credit Party of which such Foreign Credit Party or Foreign Subsidiary is a wholly-owned Subsidiary may make loans and advances to and investments in such Subsidiary in an aggregate amount which, when added to the total outstanding principal under the Revolving Credit (including the Dollar equivalent of any Revolving Credit Foreign Currency Tranche determined in accordance with SECTION 2.20) to all Foreign Borrowers, the Letter of Credit Liability of all Foreign Borrowers, does not exceed at any one time outstanding $30,000,000 lent, advanced and invested by all Credit Parties, to such Foreign Credit Parties or Foreign Subsidiaries, exclusive of the investment existing on the Signing Date.

         SECTION 7.7. Restrictive Agreements. Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of the Company or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets; provided that the foregoing shall not apply to (i) restrictions and conditions imposed by law or this Agreement, (ii) until the Merger Date, restrictions and conditions contained in instruments evidencing Indebtedness that will be repaid on the Initial Funding Date, (iii) usual and customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to such Subsidiary and such sale is permitted under this Agreement and (iv) restrictions and conditions relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness.

                                  ARTICLE VIII.

                                EVENTS OF DEFAULT

         SECTION 8.1. Events of Default. Any of the following events shall be an "Event of Default":

                  (a) the Borrowers shall: (1) fail to pay any installment of the principal of any Note as and when due and payable; or (2) fail to pay interest on any Note or any other amount due hereunder as and when due and payable;

                  (b) any representation or warranty made or deemed made by any of the Credit Parties in this Agreement or in any other Transaction Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Transaction Document shall prove to have been incorrect in any respect material to the Company and its Subsidiaries taken as a whole on or as of the date made or deemed made;

                  (c) any Credit Party shall fail to perform or observe any term, covenant or agreement contained in Article V, Article VII or SECTION 6.10;

                  (d) any Credit Party shall fail to perform or observe any term, covenant or agreement in any Transaction Document on its part to be performed or observed (other than the obligations specifically referred to elsewhere in this Section), and such failure shall continue for five consecutive days after notice from the Administrative Agent to the Company in the case of
SECTION 6.7, or, in any other case, 20 consecutive days after the earlier of (1) notice from the Administrative Agent to the Company, or (2) the time when a responsible officer of the Company otherwise obtains knowledge of such circumstance;

                  (e) the Company or any of its Subsidiaries shall fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any Material Indebtedness when required to be performed or observed (including any obligation to pay any lease payment, any installment of principal, interest or premium when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise)), after giving effect to any applicable grace or cure period, if the effect of such failure is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such Material Indebtedness (unless such failure shall be cured), whether or not such failure to perform or observe shall be waived by the holder of such Material Indebtedness (unless the effect of the waiver is to permanently terminate the right of such holder to accelerate the maturity thereof by reason of such failure, it being agreed that such a permanent waiver, if obtained after an

Event of Default as described above in this subsection (e), shall operate to cure such Event of Default); or any Material Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

                  (f) the Company or any of its Subsidiaries shall: (1) generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (2) make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (3) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (4) have any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 30 days or more; or shall be the subject of any proceeding under which its assets may be subject to seizure, forfeiture or divestiture; or (5) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (6) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more;

                  (g) one or more judgments, decrees or orders for the payment of money in excess of $5,000,000 in any one case or $5,000,000 in the aggregate (which are capable of being the subject of execution proceedings) shall be rendered against the Company or any of its Subsidiaries and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal;

                  (h) if any of the following events shall occur:

                           (1) any Accumulated Funding Deficiency, whether or
not waived, exists with respect to any Pension Plan;

                           (2) any Borrower or any member of its Controlled
Group fails to pay when due an amount which is payable by it to the PBGC or to a Defined Benefit Pension Plan under Title IV of ERISA;

                           (3) any Borrower or any member of its Controlled
Group withdraws from any Defined Benefit Pension Plan for which it was a substantial employer within the meaning of Section 4063(b) of ERISA or from any Multiemployer Plan;

                           (4) any proceeding is instituted by a fiduciary of
any Multiemployer Plan against any Borrower or any member of its Controlled Group to enforce Section 515 of ERISA and such proceeding is not dismissed within 90 days thereafter;

                           (5) any Prohibited Transaction occurs with respect to
any Plan;

                           (6) any Reportable Event, or any failure of
compliance required by SECTION 6.12, that the Administrative Agent reasonably determines in good faith creates a reasonable possibility of the termination by the PBGC of any Defined Benefit Pension Plan maintained by any Borrower or any member of its Controlled Group, or of the appointment by the appropriate United States District Court of a trustee to administer any such Plan has occurred and is continuing 90 days after written notice to such effect is given to the Borrowers by the Administrative Agent;

                           (7) the plan administrator of any Defined Benefit
Pension Plan maintained by any Borrower or any member of its Controlled Group files with the PBGC a notice of intention to terminate such Plan in a "distress termination" (as defined in Section 4041(c) of ERISA);

                           (8) the PBGC institutes proceedings to terminate any
Defined Benefit Pension Plan or to appoint a trustee to administer any such Plan and such proceedings remain undismissed or unstayed for ten Business Days;

                           (9) any Borrower or any member of its Controlled
Group is in default (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from its withdrawal (as defined in Section 4203 or Section 4205 of ERISA);

                           (10) the imposition of any tax under Section 4980B(a)
of the Code;

                           (11) the assessment by the Secretary of Labor of a
civil penalty under Section 502(c) of ERISA with respect to any Plan;

                           (12) any Borrower or any member of its Controlled
Group fails to comply with the provisions of ERISA and the Code with respect to any Plan both in form and in operation;

                           (13) the imposition of any tax under Section 4980 of
the Code;

                           (14) any unfunded liabilities exist with respect to
any unfunded and uninsured "employee welfare benefit plans" (as defined in Section 3(i) of ERISA) of such Borrower; or

                           (15) any Borrower adopts a Plan or any member of any
Borrower's Controlled Group adopts a Defined Benefit Pension Plan or any Borrower or any member of its Controlled Group becomes obligated to contribute to a Multiemployer Plan, other than those listed on Schedule 4;

and, in any such case, (A) the Administrative Agent reasonably determines that such event, together with all other such events or conditions at the time existing, would result in an Amount of Unfunded Benefit Liabilities or any tax, penalty, liability or other financial obligation, which, alone or in the aggregate, would have a Material Adverse Effect, or (B) such event, together with all other such events or conditions at the time existing, would result in a lien under ERISA against the assets of any Credit Party the amount of which lien would have a Material Adverse Effect;

                  (i) (1) the Berwind Family Members shall cease to directly or indirectly own, free and clear of all Liens, at least 51% of the voting securities and 51% of the equity securities of the Company or (2) except pursuant to the provisions of the Merger Agreement, during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the board of directors of the Company together with any new members of such board of directors whose elections by such board or board of directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the members of such board of directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the directors of the Company then in office;

                  (j) there shall occur any material adverse change in the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, which could reasonably be expected to cause the Credit Parties to fail to comply with any covenant contained in Article V; or

                  (k) any Lien purported to be created under any Transaction Document shall cease to be, or shall be asserted by any Credit Party not to be, a valid and perfected first priority Lien on the collateral purported to be granted thereunder or the SLC BV Guaranty or the Domestic Subsidiary Guaranty or any provision thereof shall cease to be in full force and effect as to any Guarantor, or any Guarantor or any Person acting on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations thereunder or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant thereto.

         SECTION 8.2. Remedies; Application of Collections. (a) If any Event of Default shall occur and be continuing, the Administrative Agent or the Syndication Agent, by notice to the Company, may and, at the request of the Required Banks, shall (1) declare the Commitments, the Term Loan Commitments and the Swing Line Commitments to be terminated, whereupon the Commitments and the Term Loan Commitments and the obligations of the Revolving Credit Banks to make the Advances, the obligations of the Term Loan Banks to make the Term Loans, the Swing Line Commitment and the obligations of the Swing Line Bank to make Swing Line Loans, and the obligation of each Issuing Bank to issue Letters of Credit and the Revolving Credit Banks to participate in any Letters of Credit thereafter issued shall forthwith terminate, (2) declare the outstanding principal of the Notes, all interest thereon and all other amounts payable under this Agreement and the Notes to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers, and/or (3) require the Borrowers to pledge cash collateral and deposit in the Letter of Credit Cash Collateral Account an amount equal to the amount of any Letter of Credit Liability; provided that, in the case of an Event of Default referred to in
SECTION 8.1(f), the Commitments, the Term Loan Commitments, the Swing Line Commitments, the obligations of the Revolving Credit Banks to make Advances, the obligations of the Term Loan Banks to make the Term Loans, the obligations of the Swing Line Bank to make Swing Line Loans, the obligations of each Issuing Bank to issue Letters of Credit and the Revolving Credit Banks to participate therein shall immediately terminate, and the Notes, all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable, all without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers. If any Event of Default shall occur and be continuing, the Banks shall also have the remedies provided elsewhere herein and in the other Transaction Documents and applicable law.

                  (b) The Administrative Agent shall apply funds collected by the Administrative Agent pursuant to this Agreement, first, to the payment of costs and expenses incurred by the Agents and the Banks in connection with such collection, including without limitation legal expenses; second, to the payment of all fees and all other Obligations other than principal or interest; third, to the payment of interest; fourth, to the Letter of Credit Cash Collateral Account in an amount equal to the then existing Letter of Credit Liability; fifth, pro rata to the payment of principal of the Loans.

                                   ARTICLE IX.

  THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT AND THE DOCUMENTATION AGENT;
                       RELATIONS AMONG BANKS AND BORROWERS

      SECTION 9.1. Appointment, Powers and Immunities of Agent. Each Bank hereby irrevocably appoints and authorizes each Agent to act as its agent hereunder and under any other Transaction Document with such powers as are specifically delegated to each Agent by the terms of this Agreement and any other Transaction Document, together with such other powers as are reasonably incidental thereto. No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and any other Transaction Document, and shall by reason of this Agreement be a trustee or other fiduciary for any Bank. No Agent shall be responsible to the Banks for any recitals, statements, representations or warranties made by any Borrower or any officer or official of any Borrower or any other Person contained in this Agreement or any other Transaction Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Transaction Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document or any other document or instrument referred to or provided for herein or therein, or for any failure by the Borrowers to perform any of their obligations hereunder or thereunder. Each Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Agent nor any of its respective directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Transaction Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. The Borrowers shall pay any fee agreed to by the Borrowers and any Agent with respect to such Agent's services hereunder. The Documentation Agent shall have no duties hereunder in such capacity and may, notwithstanding any provision hereof, resign such capacity at any time upon notice to the Company, the Syndication Agent and the Administrative Agent.

      SECTION 9.2. Reliance by Agent. Each Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent. Each Agent may deem and treat each Bank as the holder of the portion of the Loans made by it for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Syndication Agent and the Administrative Agent signed by such Bank shall have been furnished to the Syndication Agent and the

Administrative Agent but the Administrative Agent shall not be required to deal with any Person who has acquired a participation in the Loans from a Bank. As to any matters not expressly provided for by this Agreement or any other Transaction Document, each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of the Loans.

      SECTION 9.3. Defaults. No Agent shall be deemed to have knowledge of the occurrence of an Incipient Default or Event of Default (other than, with respect to the Administrative Agent only, the non-payment of principal of or interest on, or fees in respect of, the Loans to the extent the same is required to be paid to the Administrative Agent for the account of the Banks, and other than any Incipient Default or Event of Default disclosed in a Compliance Certificate) unless such Agent has received notice from a Bank or a Borrower specifying such Incipient Default or Event of Default and stating that such notice is a "Notice of Default." In the event that an Agent receives such a notice of the occurrence of an Incipient Default or Event of Default, such Agent shall give prompt notice thereof to the other Agent and the Banks (and shall give each Bank prompt notice of each such non-payment). Each Agent shall (subject to SECTION 9.8) take such action or refrain from taking such action with respect to such Incipient Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, subject to SECTION 10.1, unless and until such Agent shall have received such directions, such Agent may take such action, or refrain from taking such action, with respect to such Incipient Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that no Agent shall be required to take any such action which it determines to be contrary to law.

      SECTION 9.4. Rights of Each Agent as a Bank. With respect to its Commitment, its Term Loan Commitment, Swing Line Commitment, if any, and the Loans made by it, each Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as such Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include each Agent in its capacity as a Bank. Each Agent and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to (on an unsecured basis or on the security of a Permitted Lien), and generally engage in any kind of banking, trust or other business with, any Borrower (and any of its Subsidiaries or Affiliates) as if it were not acting as such Agent, and each Agent may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise, including without limitation, fees paid to the Agents on or prior to the Signing Date and fees paid pursuant to SECTIONS 2.16 and 2.17 without having to account for the same to the Banks, subject to the right of the Banks to receive their shares of the fees payable under SECTIONS 2.12, 2.13,
2.15 (to the extent set forth therein) and 2.18.

      SECTION 9.5. Indemnification of Each Agent. Each Bank agrees to indemnify each Agent (to the extent not reimbursed under SECTION 10.2 or under the applicable provisions of any other Transaction Document, but without limiting the obligations of the Borrowers under SECTION 10.2 or such provisions), ratably in accordance with its Pro Rata Share for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against any Agent in any way relating to or arising out of this Agreement, any other Transaction Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrowers are obligated to pay under SECTION 10.2 or under the applicable provisions of any other Transaction Document but excluding normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of such Agent, and provided further that no Bank shall be required to compensate an Agent for losses it has incurred solely in its capacity as a Bank hereunder and not as such Agent (such as such Bank's internal valuation of any Loan).

      SECTION 9.6. Documents. Each Agent will forward to each Bank, promptly after such Agent's receipt thereof, a copy of each report, notice or other document required by this Agreement or any other Transaction Document to be delivered to such Agent by the Borrowers.

      SECTION 9.7. Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of each Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Transaction Document. No Agent shall be required to keep itself informed as to the performance or observance by the Borrowers of this Agreement or any other Transaction Document or any other document referred to or provided for herein or therein or to inspect the properties or books of any Borrower or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by such Agent hereunder, no Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of any Borrower or any Subsidiary (or any of their Affiliates) which may come into the possession of such Agent or any of its Affiliates. No Agent shall be required to file this Agreement, any other Transaction Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Transaction Document or any document or instrument referred to herein or therein, to anyone.

      SECTION 9.8. Failure of Agent to Act. Except for action expressly required of an Agent hereunder, each Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under SECTION 9.5 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

      SECTION 9.9. Resignation of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, each Agent may resign at any time by giving written notice thereof to the Banks and the Company, provided that the other Banks shall be promptly notified thereof. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent reasonably acceptable to the Company. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 60 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint an interim successor Agent, which shall be a bank which has an office in Philadelphia, Pennsylvania, or New York, New York. Any interim successor Agent appointed under the preceding sentence may be replaced at any time by a successor Agent designated by the Required Banks and reasonably acceptable to the Company. The Required Banks or the retiring Agent, as the case may be, shall upon the appointment of a successor Agent promptly so notify the Borrowers and the other Banks. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of such retiring Agent, and such retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as an Agent, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as such Agent.

      SECTION 9.10. Amendments Concerning Agency Function. No Agent shall be bound by any waiver, amendment, supplement or modification of this Agreement or any other Transaction Document which affects its duties hereunder or thereunder unless it shall have given its prior written consent thereto.

      SECTION 9.11. Liability of Agent. No Agent shall have any liabilities or responsibilities to the Credit Parties on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of the Credit Parties to perform their obligations hereunder or under any other Transaction Document.

      SECTION 9.12. Transfer of Agency Function. Without the consent of any Credit Party or any Bank, each Agent may at any time or from time to time transfer its functions as such Agent hereunder to any of its offices wherever located, provided that such Agent shall promptly notify the Company and the Banks thereof.

      SECTION 9.13. Several Obligations and Rights of Banks. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loans on such date, but no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt.

      SECTION 9.14. Sharing of Payments Among Banks. If a Bank shall obtain payment of any principal of or interest on the Loans through the exercise of any right of set-off, banker's lien, counterclaim, or by any other means, it shall promptly purchase from the other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the interests of such Banks in the Loans, including without limitation, the Letter of Credit Liability and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such benefit) pro rata in accordance with the share of each in the Loans, including without limitation, the Letter of Credit Liability. To such end the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrowers agree that any Bank so purchasing a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation (or direct interest). Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness of the Borrowers to such Bank.

                                   ARTICLE X.

                                  MISCELLANEOUS

      SECTION 10.1. Amendments and Waivers. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, no amendment or waiver may be made without the written consent of all the Banks affected thereby which has the effect of
(a) postponing the maturity of any Loan (including any reimbursement obligation) or any principal payment due under any Loan or any interest payment due under any Loan, (b) reducing the interest rates on the Loans, (c) reducing the Borrowers' obligation to repay the principal of the Loans (including any reimbursement obligation), (d) reducing the Commitment Fee, Ticking Fee or Letter of Credit Fee, (e) changing the definition of "Required Banks," (f) modifying the first three sentences of this SECTION 10.1, (g) modifying SECTION 9.14, (h) releasing any Credit Party from its Obligations, except as provided in the last sentence of SECTION 7.3, (i) releasing all or substantially all of the collateral for the Loans, and (j) increasing the amount of the aggregate Commitments of the Revolving Credit Banks. No Bank's Commitment, Term Loan Commitment, Letter of Credit Commitment or Swing Line Commitment shall be increased or decreased without such Bank's written consent, except in connection with a reduction of the Commitments, Term Loan Commitments or Swing Line Commitments under SECTION 2.4, pursuant to a Cash Election Reduction Amount, or an assignment under SECTION 2.26 or SECTION 10.4. No failure on the part of any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      SECTION 10.2. Expenses. The Borrowers shall (a) reimburse the Administrative Agent and the Syndication Agent on demand for all reasonable costs, expenses, and charges (including, without limitation, fees and charges of external legal counsel for the Administrative Agent and the Syndication Agent) incurred by the Administrative Agent and the Syndication Agent in connection with the preparation or performance of this Agreement, the Notes, or any of the other Transaction Documents, or in connection with any amendment or waiver of any provision thereof, or consent thereto (whether or not any of the foregoing become effective), and (b) reimburse each Agent and each Bank on demand for all reasonable costs, expenses, and charges (including, without limitation, fees and charges of external legal counsel for such Agent or such Bank) incurred by such Agent or such Bank in connection with (i) any indemnification by the Banks hereunder, (ii) the enforcement of this Agreement, the Notes, or any other Transaction Document, (iii) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (iv) the occurrence or alleged occurrence of any Incipient Default or Event of Default.

      SECTION 10.3. Survival; Indemnification. (a) The obligations of the Borrowers under SECTIONS 2.11, 2.12, 2.13, 2.20, 6.9 and 10.2 shall survive the repayment of the Loans and the termination of the Commitments, the Term Loan Commitments and the Swing Line Commitments.

            (b) If after receipt of any payment of all or any part of the amounts outstanding hereunder or under the Notes, any Bank is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, or for any other reason, the Transaction Documents shall continue in full force and the Borrowers shall be liable, and shall indemnify and hold each Agent and the Banks harmless for, the amount of such payment surrendered and any fees and expenses incurred in enforcing this indemnity provision. The provisions of this Section shall be and remain effective notwithstanding any contrary action which may have been taken by any Agent or any Bank in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent's and the Banks' rights under the Transaction Documents and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section shall survive the termination of this Agreement and the other Transaction Documents.

            (c) The Borrowers shall indemnify and hold harmless each Agent, the Banks and their respective Affiliates, Subsidiaries, successors, assigns, officers, directors, shareholders, employees and agents from any and all liability, damages, costs, claims, losses, suits, actions, legal or administrative proceedings, interest, expenses and attorneys' fees (including any such fees and expenses incurred in enforcing this indemnity provision) incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by any Borrower of the proceeds of the Loans.

            (d) The Borrowers shall indemnify, defend and hold harmless each Agent and the Banks and their Subsidiaries, Affiliates, successors, assigns, partners, officers, employees, directors, shareholders, and agents ("Indemnified Parties"), from and against any and all liability, damages, costs, claims, losses, suits, actions, legal or administrative proceedings, interest, expenses, reasonable attorneys' fees (including any such fees and expenses incurred in enforcing this indemnity provision), and reasonable consultants' fees and expert witness fees, resulting from, arising out of or in any way connected with (1) any liability, Response, Removal or Remedial Actions or any third party claims relating to the Environmental Laws or the environmental condition of the Real Property; (2) the presence of any Hazardous Substance on, about, beneath or arising from any Real Property, (3) the failure of any Borrower, any Subsidiary, any past or present occupant, or any future occupant that controls, is controlled by, or is under common control with any Borrower, of any Real Property (whether owner, tenant, subtenant or any other occupant) to comply with the Environmental Laws; (4) the untruth or breach of any of the representations or warranties contained herein relating to the Environmental Laws; or (5) the imposition or recording of any Lien against any Real Property in connection with any Hazardous Substances on, about, beneath or arising from the Real Property or pursuant to any of the Environmental Laws, provided, however, that the Borrowers shall not be required to indemnify any Indemnified Party to the extent the liability resulted from or arose out of the gross negligence or willful or reckless act or omission of that Indemnified Party. The indemnities contained in this Section shall survive the discharge of the Transaction Documents, whether through full payment and performance of the Obligations or otherwise, including without limitation, the termination of the Commitment.

      SECTION 10.4. Assignment; Participations. This Agreement shall be binding upon, and shall inure to the benefit of, the Borrowers, each Agent, the Banks and their respective successors and assigns, except that no Borrower may assign or transfer its rights or obligations hereunder. Each Bank may assign, or sell participations in, all or any part of its Commitment, its Swing Line Commitment, if any, or of its ratable share of the Obligations to another bank or other entity. Each assignment shall be in the minimum amount of $5,000,000 and the proposed assignee shall be subject to the prior written approval of the Company (which approval shall not be unreasonably withheld or delayed) and the Agents (which approval shall not be unreasonably withheld or delayed) (except that no such consent shall be required in connection with an assignment or participation sold by a Bank to another bank controlled by such Bank or its holding company). In the event of an assignment or participation, (a) in the case of an assignment, the assignee shall become a signatory hereto, and upon notice thereof by the Bank to the Borrowers with a copy to the Syndication Agent and Administrative Agent, and upon payment to the Administrative Agent by the parties to the assignment a processing and recordation fee of $3,500, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as any other Bank hereunder; and (b) in the case of a participation, the participant shall have no rights under the Transaction Documents and all amounts payable by the Borrowers hereunder and under the other Transaction Documents shall be determined as if such Bank had not sold such participation. The agreement executed by such Bank in favor of the participant shall not give the participant the right to require such Bank to take or omit to take any action hereunder except action directly relating to (1) the extension of a payment date with respect to any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant, (2) increases in the amount of such participating bank's Commitment or Term Loan Commitment, or (3) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with such Bank. The Banks may furnish any information concerning the Credit Parties in the possession of the Banks from time to time to assignees and participants (including prospective assignees and participants); provided that the Banks shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information. In addition to the assignments and participations permitted under this SECTION 10.4, any Bank may assign and pledge all or any portion of its Loans and Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank without obtaining the Company's approval. No such sale or assignment shall release the selling or assigning Bank from its obligations hereunder.

      SECTION 10.5. Certain Determinations. Any determination hereunder concerning the materiality of an event, circumstance or condition, made by the Required Banks reasonably and in good faith, shall be conclusive on the Borrowers, provided that the Borrowers shall not be precluded from contesting whether the Required Banks acted reasonably and in good faith.

      SECTION 10.6. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be in writing and shall be given to each Agent, to the Banks and to the Company on behalf of the Credit Parties by overnight delivery service, addressed to such party at its address on the signature page of this Agreement. Notices shall be effective upon receipt.

      SECTION 10.7. Set-off. The Borrowers agree that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim the Banks may otherwise have, each Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of any Borrower at any of such Bank's offices, in Dollars or in any other currency (the Dollar equivalent of which shall be determined on the date of such set-off in accordance with SECTION 2.20, against any amount payable by the Borrowers to the Banks under this Agreement or the Notes which is not paid when due (regardless of whether such balances are then due to the Borrowers). For this purpose, each Bank is authorized to purchase moneys standing to the credit in such other currencies as may be necessary to effect such offset. In the event of any offset, a Bank shall promptly notify the Borrowers and the Administrative Agent thereof; provided that a Bank's failure to give such notice shall not affect the validity thereof. Any amount realized upon the exercise of any such right shall be treated as provided in SECTION 9.14. Payments by the Borrowers hereunder shall be made without set-off or counterclaim.

      SECTION 10.8. Jurisdiction; Immunities. (a) Each Borrower and each Bank hereby irrevocably submits to the jurisdiction of any Commonwealth of Pennsylvania or United States Federal court sitting in Philadelphia over any action or proceeding arising out of or relating to this Agreement, the Notes or other Transaction Documents, and each Borrower and each Bank hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Commonwealth of Pennsylvania or Federal court. Each Borrower and each Bank irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Borrower or such Bank at its address specified on the signature page of this Agreement. Each Borrower and each Bank agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Borrower and each Bank further waives any objection to venue in such state and any objection to an action or proceeding in such state on the basis of forum non conveniens. Each Borrower further agrees that any action or proceeding brought against any Agent or the Banks shall be brought only in the Commonwealth of Pennsylvania or United States Federal court sitting in Philadelphia County. THE BORROWERS, EACH AGENT AND THE BANKS WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THE CREDIT AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN.

            (b) Nothing in this Section shall affect the right of each Agent or the Banks to serve legal process in any other manner permitted by law or affect the right of each Agent or the Banks to bring any action or proceeding against any Borrower or its property in the courts of any other jurisdictions.

            (c) To the extent that any Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Transaction Documents.

      SECTION 10.9. Further Assurances. Each Borrower will, upon the Administrative Agent's request, execute and deliver to the Administrative Agent such further documents and statements, do and cause to be done, and pay the cost of such further acts or things as the Administrative Agent, in its sole discretion, may require to effect the transactions contemplated by this Agreement or to vest or confirm any right or remedy granted in this Agreement, including, without limitation, the matters covered by SECTION 6.14.

      SECTION 10.10. Table of Contents; Headings. Any table of contents and the headings and captions herein are for convenience only and shall not affect the interpretation or construction of this Agreement.

      SECTION 10.11. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

      SECTION 10.12. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

      SECTION 10.13. Integration. The Transaction Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

      SECTION 10.14. Governing Law. This Agreement and the other Transaction Documents shall be governed by, and interpreted and construed in accordance with, the law of the Commonwealth of Pennsylvania.

      SECTION 10.15. Appointment of the Company as Agent for the Borrowers. Each Borrower hereby irrevocably appoints and authorizes the Company to act as its agent hereunder and under any other Transaction Document with such powers as are specifically delegated to the Company in such capacity as agent for the Borrowers by the terms of this Agreement and any other Transaction Document, including, without limitation, the power to receive notice on behalf of all of the Borrowers, together with such other powers as are reasonably incidental thereto.

      SECTION 10.16. Borrowers' Obligations. (a) All obligations of the Borrowers hereunder and under the other Transaction

Documents are joint and several, except as set forth in SECTION 2.27 hereof.

            (b) The Borrowers are interdependent for their operational and financial needs, and they and the Banks intend that each Borrower be jointly and severally liable for each monetary obligation, warranty and covenant obligation arising under this Agreement, except as set forth in SECTION 2.27 hereof. The delivery of funds to any Borrower under this Agreement shall constitute valuable consideration and reasonably equivalent value to all Borrowers for the purpose of binding them and their assets on a joint and several basis for the obligations hereunder, except as set forth in SECTION 2.27 hereof. The Administrative Agent and the Syndication Agent may enforce this Agreement against any Borrower without first making demand upon or instituting collection proceedings against any other Borrower.

            (c) Subject to SECTION 2.27 hereof, the unconditional liability of each Borrower for the entire Obligations shall not be impaired by any event whatsoever, including, but not limited to, the merger, consolidation, dissolution, cessation of business or liquidation of any Credit Party; the financial decline or bankruptcy of any Credit Party; the failure of any other party to guarantee the Obligations or to provide collateral therefor; the Banks' compromise or settlement with or without release of any Credit Party; the Agent's release of any collateral for the Obligations, with or without notice to the Credit Parties; the Agent's or Banks' failure to file suit against any Credit Party (regardless of whether such Credit Party is becoming insolvent, is believed to be about to leave the state or jurisdiction or any other circumstance); an Agent's or Banks' failure to give any Credit Party notice of default; the unenforceability of the obligations against any Credit Party due to bankruptcy discharge, counterclaim or for any other reason; an Agent's or Banks' acceleration of the Obligations at any time; the extension, modification or renewal of the Obligations or any Transaction Document; an Agent's or Banks' failure to undertake or exercise diligence in collection efforts against any party or property; the termination of any relationship of any Credit Party with any other Credit Party, including, but not limited to, any relationship of commerce or ownership; any Credit Party's change of name or use of any name other than the name used to identify such Borrower in this Agreement; or any Borrower's use of the credit extended for any purpose whatsoever.

            (d) The Borrowers' respective rights of contribution, reimbursement, subrogation and any other rights among themselves are not impaired by this Agreement, except that each Borrower agrees not to seek payment directly or indirectly from another Borrower through a claim of indemnity, contribution, or otherwise with respect to the Obligations, until the Obligations have been repaid in full and the Commitments, the Term Loan Commitments and the Swing Line Commitments have terminated.

            (e) In any action or proceeding involving any state corporate law or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations hereunder of any Borrower (excluding the Company and its successors and assigns) would otherwise be held or be determined to be void, invalid or unenforceable on account of the amount of the Obligations, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Borrower, any Bank, Agent or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors determined in such action or proceeding.

      IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



SLC TECHNOLOGIES, INC.,                  Address and Fax No. for all of the
individually as a Borrower and           Borrowers:
as agent for the Borrowers               John Logan, Vice President-Finance and
                                         Chief Financial Officer
                                         SLC Technologies, Inc.
By /s/ John Logan                        1510 Tate Boulevard, S.E.
   ---------------------------
Name John Logan                          Hickory, North Carolina 28603
     -------------------------
Title CFO                                Fax:  (828) 322-4109
     -------------------------

                                         Address and Fax No. for each Bank




PNC BANK, NATIONAL ASSOCIATION,
individually, as an Issuing
Bank and as Administrative Agent

                                         1000 Westlakes Drive
By /s/ Amy T. Petersen                   Suite 200
   ---------------------------           Berwyn, Pennsylvania 19312
Name Amy T. Petersen                     Fax:  610 725-5799
     -------------------------
Title Vice President
      ------------------------           with a copy to:

                                         One PNC Plaza
                                         22nd Floor
                                         249 Fifth Avenue
                                         Pittsburgh, Pennsylvania 15222
                                         Attn: PNC Agency Services
                                         Fax:  412 762-8672

THE BANK OF NOVA SCOTIA,
individually, as an Issuing
Bank and as
Syndication Agent
                                         Corporate Banking
                                         One Liberty Plaza
By /s/ J. Alan Edwards                   New York, New York 10006
   ---------------------------           Fax:  212-225-5090
Name J. Alan Edwards                     Attn:  Philip Adsetts
     -------------------------
Title Authorized Signatory
      ------------------------

FIRST UNION NATIONAL BANK,
individually and as
Documentation Agent

                                         PA 5414
By /s/ Charles H. Dietrich               2240 Butler Pike
   ---------------------------           Plymouth Meeting, PA 19462
Name Charles H. Dietrich                 Attn:  Marianne B. Moorer, VP
     -------------------------           Fax:  610 941-3129
Title SVP
      ------------------------

THE CHASE MANHATTAN  BANK


By /s/ Wing Lee-Ong                      One Riverpoint Plaza, 2nd Floor
   ---------------------------           Newark, NY 07102
Name Wing Lee-Ong                        Attn: Wing Lee-Ong
     -------------------------           Fax: 973 353-6158
Title VP
     -------------------------

NATIONAL CITY BANK OF PENNSYLVANIA


By /s/ Richard D. Barnes                 20 Stanwix Street, Locator 25-192
   ---------------------------           Pittsburgh, PA 15222-4802
Name Richard D. Barnes                   Attn: Richard D. Barnes, VP
     -------------------------           Fax: 412 644-6224
Title Vice President
      ------------------------

SUN TRUST BANK, Atlanta


By /s/ W. David Wisdom                   711 Fifth Avenue, 16th Floor
   ---------------------------           New York, NY 10022
Name W. David Widsom                     Attn: Maria C. Mamilovich, Director
     -------------------------           Fax:  212 371-9386
Title Vice President
      ------------------------

THE BANK OF NEW YORK


By /s/ Walter C. Parelli
  ----------------------------           ---------------------
Name Walter C. Parelli
     -------------------------           ---------------------
Title Vice President
      ------------------------           ---------------------
                                         Fax:

BANK OF AMERICA, N.A.


By /s/ John W. Pocalyko                  335 Madison Avenue
   ---------------------------           5th Floor
Name John W. Pocalyko                    New York, NY 10017
     -------------------------           Attn: John Pocalyko, MD
Title Managing Director                  Fax:  212 503-7066
      ------------------------

SUMMIT BANK


By /s/ Peter J. Cahill                   301 Carnegie Center, 3rd Floor
   ---------------------------           Princeton, N.J. 08543
Name Peter J. Cahill                     Attn: Peter J. Cahill
     -------------------------           Fax:  609 987-3571
Title Managing Director
      ------------------------

COMERICA BANK


By /s/ Dan M. Roman                      U.S. Banking East
   ---------------------------           500 Woodward Avenue, 9th Floor MC 380
Name Dan M. Roman                        Detroit, MI 48275-3280
     -------------------------           Attn: Dan M. Roman, VP
Title Vice President                     Fax:  313 222-3330
      ------------------------

NORWEST BANK MINNESOTA, N.A.


By /s/ Thomas Goblirsch                  55 East Fifth Street
   ---------------------------           MAC #N9101-040
Name Thomas Goblirsch                    St Paul, MN 55101
     -------------------------           Fax:  651 205-8538
Title Vice President
      ------------------------

DEN DANSKE BANK AKTIESELSKAB

By /s/ Daniel F. Lenzo
   ---------------------------           280 Park Avenue
Name Daniel F. Lenzo                     4th Floor East Building
     -------------------------           New York, New York 10017
Title Vice President                     Fax: 212 599-2493
      ------------------------           Attn: Dan Lenzo, VP
By /s/ John A. O'Neill
   ---------------------------
Name John A. O'Neill
     -------------------------
Title Vice President
      ------------------------

ERSTE BANK DER
OESTERREICHISCHEN
SPARKASSEN
AG-NEW YORK

By /s/ Rima Terradista                   280 Park Avenue, 32nd Floor
   ---------------------------           West Building
Name Rima Terradista                     New York, NY 10017
     -------------------------           Attn: Rima Terradista
Title Vice President                     Fax:  212 984-5627
      ------------------------

                                   EXHIBIT 2.1

                                    THE LOANS


Bank                                                Commitment                Pro Rata
----                                                ----------                --------
                                                                                Share
                                                                                -----
The Revolving Credit*
------------------------------------------------------------------------------------------
PNC Bank, National Association                     $ 25,961,538.46             %0.11538462
------------------------------------------------------------------------------------------
The Bank of Nova Scotia                            $ 25,961,538.46             %0.11538462
------------------------------------------------------------------------------------------
First Union National Bank                          $ 24,230,769.23             %0.10769231
------------------------------------------------------------------------------------------
The Chase Manhattan Bank                           $ 17,307,692.31             %0.07692308
------------------------------------------------------------------------------------------
National City Bank of Pennsylvania                 $ 17,307,692.31             %0.07692308
------------------------------------------------------------------------------------------
Sun Trust Bank, Atlanta                            $ 17,307,692.31             %0.07692308
------------------------------------------------------------------------------------------
The Bank of New York                               $ 17,307,692.31             %0.07692308
------------------------------------------------------------------------------------------
Bank of America, N.A                               $ 17,307,692.31             %0.07692308
------------------------------------------------------------------------------------------
Summit Bank                                        $ 17,307,692.31             %0.07692308
------------------------------------------------------------------------------------------
Comerica Bank                                      $ 17,307,692.31             %0.07692308
------------------------------------------------------------------------------------------
Norwest Bank Minnesota, N.A                        $ 10,384,615.38             %0.04615385
------------------------------------------------------------------------------------------
Den Danske Bank Aktieselskab                       $ 10,384,615.38             %0.04615385
------------------------------------------------------------------------------------------
Erste Bank der oesterreichischen Sparkassen        $  6,923,076.92             %0.03076923
AG-New York
------------------------------------------------------------------------------------------

                                                   $   225,000,000                     100%
------------------------------------------------------------------------------------------

*     Subject to reduction by the Cash Election Reduction Amount




Term Loan Commitment*

-------------------------------------------------------------------------------------------
PNC Bank, National Association                     $11,538,461.54              %0.11538462
-------------------------------------------------------------------------------------------
The Bank of Nova Scotia                            $11,538,461.54              %0.11538462
-------------------------------------------------------------------------------------------
First Union National Bank                          $10,769,230.77              %0.10769231
-------------------------------------------------------------------------------------------
The Chase Manhattan Bank                           $ 7,692,307.69              %0.07692308
-------------------------------------------------------------------------------------------
National City Bank of Pennsylvania                 $ 7,692,307.69              %0.07692308
-------------------------------------------------------------------------------------------
Sun Trust Bank, Atlanta                            $ 7,692,307.69              %0.07692308
-------------------------------------------------------------------------------------------
The Bank of New York                               $ 7,692,307.69              %0.07692308
-------------------------------------------------------------------------------------------
Bank of America, N.A.                              $ 7,692,307.69              %0.07692308
-------------------------------------------------------------------------------------------
Summit Bank                                        $ 7,692,307.69              %0.07692308
-------------------------------------------------------------------------------------------
Comerica Bank                                      $ 7,692,307.69              %0.07692308
-------------------------------------------------------------------------------------------
Norwest Bank Minnesota, N.A.                       $ 4,615,384.62              %0.04615385
-------------------------------------------------------------------------------------------
Den Danske Bank Aktieselskab                       $ 4,615,384.62              %0.04615385
-------------------------------------------------------------------------------------------
Erste Bank der oesterreichischen                   $ 3,076,923.08              %0.03076923
Sparkassen AG-New York
-------------------------------------------------------------------------------------------

                                                   $  100,000,000                      100%
-------------------------------------------------------------------------------------------

*     Subject to reduction by the Cash Election Reduction Amount

The Swing Line


PNC Bank, National Association                    $ 10,000,000           100%
                                                  ============           ====
                                                  $ 10,000,000           100%

                                   EXHIBIT 2.3

                        FOREIGN CURRENCY LENDING OFFICES



First Union National Bank London
Branch
1 Bishops Gate
London, England EC2N 3AB
Phone No.:  011 44 171 621-1477
Fax No.:  011 44 171 929-0064